                                                                  [Filed pursuant to Rule 433]

                                    TERM SHEET SUPPLEMENT
                       FOR USE WITH BASE PROSPECTUS DATED MARCH 3, 2006

                               RESIDENTIAL ACCREDIT LOANS, INC.

                                          DEPOSITOR

                               RESIDENTIAL FUNDING CORPORATION

                                 SPONSOR AND MASTER SERVICER

                                          QO PROGRAM
                       MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                     (ISSUABLE IN SERIES)

THE TRUSTS

Each RALI trust, also referred to as the issuing entity, will be established to hold assets transferred to it by the depositor.  The assets of each trust will be specified in the prospectus supplement for the particular series of certificates and will generally consist of a pool of one- to four family residential first lien mortgage loans, which may be divided into two or more loan groups.  The mortgage loans will be master serviced by Residential
Funding Corporation.

THE CERTIFICATES

The depositor will sell the offered certificates of any series pursuant to a prospectus supplement and the related base prospectus.  The certificates will be issued in series, each having its own designation.  Each series will be issued in one or more classes of senior certificates and one or more classes of subordinated certificates.  Each class will evidence beneficial ownership of, and the right to a specified portion of future payments on, the mortgage loans and any other assets included in the related trust.  A term sheet may accompany this term sheet supplement for any series and may set forth additional information about the mortgage loans, the certificates and the trust for that series.

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YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-6 IN THIS TERM SHEET
SUPPLEMENT.
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THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS) WITH THE SEC
FOR THE OFFERING TO WHICH THIS COMMUNICATION  RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE
BASE  PROSPECTUS IN THAT  REGISTRATION  STATEMENT AND OTHER  DOCUMENTS THE DEPOSITOR HAS FILED
WITH THE SEC FOR MORE COMPLETE  INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING.  YOU MAY GET
THESE  DOCUMENTS  AT NO  CHARGE  BY  VISITING  EDGAR  ON THE  SEC  WEB  SITE  AT  WWW.SEC.GOV.
ALTERNATIVELY,  THE DEPOSITOR,  ANY  UNDERWRITER OR ANY DEALER  PARTICIPATING  IN THE OFFERING
WILL  ARRANGE  TO SEND YOU THE  PROSPECTUS  AT NO  CHARGE IF YOU  REQUEST  IT BY  CALLING  THE
TOLL-FREE NUMBER SET FORTH IN ANY TERM SHEET RELATED TO THE OFFERING.

                                         JUNE 1, 2006

THIS TERM SHEET  SUPPLEMENT IS NOT REQUIRED TO, AND DOES NOT,  CONTAIN ALL INFORMATION THAT IS
REQUIRED TO BE INCLUDED IN THE RELATED BASE  PROSPECTUS AND THE PROSPECTUS  SUPPLEMENT FOR ANY
SERIES.  THE  INFORMATION  IN THIS TERM  SHEET  SUPPLEMENT  IS  PRELIMINARY  AND IS SUBJECT TO
COMPLETION OR CHANGE.

THE  INFORMATION  IN THIS  TERM  SHEET  SUPPLEMENT,  IF  CONVEYED  PRIOR  TO THE  TIME OF YOUR
CONTRACTUAL  COMMITMENT TO PURCHASE ANY OF THE OFFERED  CERTIFICATES,  SUPERSEDES  INFORMATION
CONTAINED IN ANY PRIOR  SIMILAR TERM SHEET  SUPPLEMENT  AND ANY OTHER FREE WRITING  PROSPECTUS
RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET  SUPPLEMENT  AND ANY  RELATED  TERM SHEET FOR A SERIES IS NOT AN OFFER TO SELL
OR A  SOLICITATION  OF AN OFFER  TO BUY  THESE  SECURITIES  IN ANY  STATE  WHERE  SUCH  OFFER,
SOLICITATION OR SALE IS NOT PERMITTED.

THE  ATTORNEY  GENERAL  OF THE STATE OF NEW YORK HAS NOT PASSED ON OR  ENDORSED  THE MERITS OF
THIS OFFERING.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                    EUROPEAN ECONOMIC AREA

In relation to each Member  State of the  European  Economic  Area which has  implemented  the
Prospectus  Directive,  each referred to in this term sheet  supplement  as a Relevant  Member
State,  each  underwriter  will  represent  and agree that with effect from and  including the date on  which  the  Prospectus  Directive  is  implemented  in that  Relevant  Member  State, referred to in this term sheet  supplement  as the Relevant  Implementation  Date,  it has not
made and will not make an offer of  certificates  to the public in that Relevant  Member State prior to the  publication  of a  prospectus  in  relation to the  certificates  which has been approved by the  competent  authority in that  Relevant  Member  State or, where  appropriate, approved in another  Relevant  Member  State and notified to the  competent  authority in that
Relevant Member State,  all in accordance with the Prospectus  Directive,  except that it may,
with  effect  from  and  including  the  Relevant   Implementation  Date,  make  an  offer  of
certificates to the public in that Relevant Member State at any time:

(a)     to legal  entities  which are  authorized  or  regulated  to operate in the  financial markets or, if not so authorized or regulated,  whose  corporate  purpose is solely to invest in securities;

(b)     to any legal entity which has two or more of (1) an average of at least 250  employees during the last  financial  year;  (2) a total balance sheet of more than(euro)43,000,000 and (3) an annual net turnover of more than(euro)50,000,000,  as shown in its last annual or consolidated accounts; or

(c)     in any other  circumstances  which do not require the  publication  by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the  preceding  paragraph,  (i) "offer of  certificates  to the public" in relation to any  certificates  in any  Relevant  Member State means the  communication  in any form  and by any  means  of  sufficient  information  on  the  terms  of  the  offer  and  the certificates  to be offered so as to enable an investor  to decide to  purchase  or  subscribe the certificates,  as the same may be varied in that Member State by any measure  implementing the  Prospectus  Directive  in that  Member  State,  and  (ii)  "Prospectus  Directive"  means
Directive  2003/71/EC and includes any relevant  implementing  measure in each Relevant Member
State.

                                        UNITED KINGDOM

Each underwriter will represent and agree that:

(a)     it has only  communicated  or caused to be communicated  and will only  communicate or cause to be communicated an invitation or inducement to engage in investment  activity
        (within the meaning of Section 21 of the Financial  Services and Markets Act, referred to in this term sheet  supplement as FSMA) received by it in connection with the issue or sale of the  certificates in  circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)     it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF
    OFFERED CERTIFICATES, THIS TERM SHEET SUPPLEMENT AND THE RELATED BASE PROSPECTUS WITH
                        RESPECT TO ANY SERIES OF OFFERED CERTIFICATES

We provide  information to you about the offered  certificates  of any series in three or more separate documents that provide progressively more detail:

-       the related base prospectus,  dated March 3, 2006, which provides general information, some of which may not apply to your series of certificates;

-       this term  sheet  supplement,  which  provides  general  information  about  series of certificates  issued pursuant to the depositor's QO program,  some of which may not apply to the offered certificates of any series; and

-       one or more term sheets,  which describe terms applicable to the classes of the series of offered  certificates  described  therein and provides a description  of certain collateral  stipulations  regarding  the  mortgage  loans  and the  parties  to the transaction.

The  registration  statement  to  which  this  offering  relates  is  Commission  File  Number
333-131213.

The depositor's  principal  offices are located at 8400 Normandale Lake Boulevard,  Suite 250,
Minneapolis, Minnesota 55437 and its telephone number is (952) 857-7000.

THE  INFORMATION  IN THIS  TERM  SHEET  SUPPLEMENT,  IF  CONVEYED  PRIOR  TO THE  TIME OF YOUR
CONTRACTUAL  COMMITMENT TO PURCHASE ANY OF THE OFFERED  CERTIFICATES  OF A SERIES,  SUPERSEDES
ANY INFORMATION  CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO SUCH  CERTIFICATES.  THE
INFORMATION  IN THIS TERM SHEET  SUPPLEMENT  IS  PRELIMINARY,  AND IS SUBJECT TO COMPLETION OR
CHANGE.  THIS TERM SHEET  SUPPLEMENT  IS BEING  DELIVERED  TO YOU  SOLELY TO PROVIDE  YOU WITH
INFORMATION  ABOUT THE OFFERING OF THE CERTIFICATES  REFERRED TO IN THIS TERM SHEET SUPPLEMENT
AND TO SOLICIT AN OFFER TO PURCHASE  THE OFFERED  CERTIFICATES,  WHEN,  AS AND IF ISSUED.  ANY
SUCH  OFFER  TO  PURCHASE  MADE  BY YOU  WILL  NOT BE  ACCEPTED  AND  WILL  NOT  CONSTITUTE  A
CONTRACTUAL  COMMITMENT  BY YOU TO PURCHASE ANY OF THE  CERTIFICATES,  UNTIL WE HAVE  ACCEPTED
YOUR OFFER TO PURCHASE CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE  MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE
ISSUING  ENTITY IS NOT OBLIGATED TO ISSUE SUCH  CERTIFICATES  OR ANY SIMILAR  SECURITY AND THE
UNDERWRITER'S  OBLIGATION TO DELIVER SUCH  CERTIFICATES IS SUBJECT TO THE TERMS AND CONDITIONS
OF  THE  UNDERWRITING  AGREEMENT  WITH  THE  ISSUING  ENTITY  AND  THE  AVAILABILITY  OF  SUCH
CERTIFICATES  WHEN,  AS AND IF ISSUED BY THE ISSUING  ENTITY.  YOU ARE ADVISED  THAT THE TERMS
OF THE OFFERED  CERTIFICATES,  AND THE CHARACTERISTICS OF THE MORTGAGE LOAN POOL BACKING THEM,
MAY CHANGE (DUE,  AMONG OTHER THINGS,  TO THE  POSSIBILITY  THAT MORTGAGE  LOANS THAT COMPRISE
THE POOL MAY BECOME  DELINQUENT  OR  DEFAULTED  OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR
OR  DIFFERENT  MORTGAGE  LOANS  MAY BE ADDED TO THE  POOL,  AND  THAT ONE OR MORE  CLASSES  OF
CERTIFICATES  MAY BE  SPLIT,  COMBINED  OR  ELIMINATED),  AT ANY  TIME  PRIOR TO  ISSUANCE  OR
AVAILABILITY  OF A FINAL  PROSPECTUS.  YOU ARE  ADVISED  THAT  CERTIFICATES  MAY NOT BE ISSUED
THAT HAVE THE CHARACTERISTICS  DESCRIBED IN THESE MATERIALS.  THE UNDERWRITER'S  OBLIGATION TO
SELL SUCH  CERTIFICATES  TO YOU IS CONDITIONED ON THE MORTGAGE LOANS AND  CERTIFICATES  HAVING
THE  CHARACTERISTICS  DESCRIBED  IN THESE  MATERIALS.  IF FOR ANY  REASON THE  ISSUING  ENTITY
DOES NOT DELIVER SUCH  CERTIFICATES,  THE UNDERWRITER WILL NOTIFY YOU, AND NEITHER THE ISSUING
ENTITY NOR ANY  UNDERWRITER  WILL HAVE ANY  OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF
THE  CERTIFICATES  WHICH YOU HAVE  COMMITTED TO PURCHASE,  AND NONE OF THE ISSUING  ENTITY NOR
ANY  UNDERWRITER  WILL BE LIABLE FOR ANY COSTS OR DAMAGES  WHATSOEVER  ARISING FROM OR RELATED
TO SUCH NON-DELIVERY.

                      TABLE OF CONTENTS

                                           PAGE

RISK FACTORS...............................S-6
    Negative Amortization Loans and Deferred

    High LTV Loans Without Mortgage
        Insurance ........................S-12
    Risks Relating to Primary Mortgage

    Special Yield and  Prepayment

    Standard Hazard Insurance and Primary

    Excess Cash Flow and

CERTAIN YIELD AND PREPAYMENT CONSIDERATIONSS-51

    Realized Losses and Interest ShortfallsS-55

    Additional Yield Considerations
        Applicable Solely to the Residual

    Servicing and Other Compensation and
        Payment of Expenses               S-61

MATERIAL FEDERAL INCOME TAX CONSEQUENCES..S-65
    Special Tax Considerations Applicable
        to Residual Certificates .........S-68
    Tax Return Disclosure and Investor List

                                         RISK FACTORS

        The  offered  certificates  of  any  series  are  not  suitable  investments  for  all investors.  In particular,  you should not purchase any class of offered  certificates  unless you understand the prepayment, credit, liquidity and market risks associated with that class.

        The offered certificates are complex securities.  You should possess,  either alone or together  with an investment  advisor,  the  expertise  necessary to evaluate the  information contained  in this term sheet  supplement  and the related base  prospectus  in the context of your financial situation and tolerance for risk.

        The mortgage  loans  included in the trust  established  for any series may be divided into two or more loan groups.  The risks  associated  with an investment in different  classes of offered  certificates may be different as a result of the  characteristics  of the specific loan group to which the offered certificates relate.

        You  should  carefully  consider,   among  other  things,  the  following  factors  in
connection with the purchase of the offered certificates:

NEGATIVE AMORTIZATION
LOANS AND DEFERRED INTEREST

The yield on and weighted    The interest  rates on the mortgage  loans adjust monthly after an
average lives of the         initial  fixed rate period of generally one month or three months,
certificates will be         but  their  minimum  monthly   payments  adjust  less  frequently,
subject to negative          subject  to  maximum  interest  rates,  payments  caps  and  other
amortization on the          limitations.  The initial  interest  rates on most of the mortgage
mortgage loans               loans  are  lower  than  the  sum  of  the  index   applicable  at
                             origination  and the  related  gross  margin.  During a period  of rising  interest  rates,  particularly  prior to the first payment adjustment date, the amount of interest  accruing on the principal balance  of the  mortgage  loans  may  exceed  the  amount  of the minimum  monthly  payment.  As a result,  a portion of the accrued interest on any  mortgage  loan may not be paid.  That  portion of accrued interest will become deferred  interest that will be added to the principal balance of the related mortgage loan.

                             The amount of deferred interest,  if any, with respect to mortgage loans  for a given  month  will  reduce  the  amount  of  interest
                             collected  on  these   mortgage   loans  that  is  available   for
                             distributions  of  interest  on the  certificates.  Any final term sheet for a class of  certificates,  will set forth the  extent to which, if at all, the resulting reduction in interest  collections on the  mortgage  loans  will be offset,  in part or in whole,  by applying full and partial  principal  prepayments  received on the mortgage  loans to  interest  distributions  on the  certificates.
                             The final term  sheet for a class of  certificates  will  describe how net deferred  interest on the mortgage  loans will be deducted from the  interest  payable to the  certificates.  Allocations  of net  deferred  interest  could,  as a result,  affect the weighted average life of the affected class of  certificates.  If any final term sheet for a class of certificates  provides for the offset of net deferred interest with full and partial principal  prepayments received  on the  mortgage  loans,  then only the  amount by which full and partial  principal  prepayments  received on the mortgage loans  exceeds  the amount of deferred  interest  on the  mortgage loans, and other  unscheduled and scheduled  payments of principal
                             will  be   distributed   as  a  principal   distribution   on  the
                             certificates.  Any increase in the certificate  principal  balance of any class of certificates,  or any delay in the decrease of the certificate  principal  balance  of a class of  certificates,  may increase the period of time during which the  applicable  class of certificates  could absorb  realized losses on the mortgage loans.
                             We cannot  predict  the  extent to which  deferred  interest  will accrue on the mortgage  loans,  and therefore  cannot  predict the extent of the effect of the  allocation  of net deferred  interest on the certificates.
RISK OF LOSS

Underwriting standards may   Generally,   the  mortgage  loans  have  been   originated   using
affect risk of loss on the   underwriting   standards   that  are  less   stringent   than  the
mortgage loans.              underwriting   standards  applied  by  certain  other  first  lien
                             mortgage  loan  purchase  programs,  such as those of Fannie  Mae,
                             Freddie  Mac or the  depositor's  affiliate,  Residential  Funding
                             Mortgage  Securities I, Inc. Applying less stringent  underwriting standards  creates  additional  risks that losses on the  mortgage loans will be allocated to certificateholders.

                             Examples include the following:

                             o   mortgage  loans secured by non-owner  occupied  properties may present a  greater  risk that the  borrower  will stop  making
                                 monthly  payments  if  the  borrower's   financial   condition
                                 deteriorates;
                             o   mortgage  loans with  loan-to-value  ratios  greater  than 80%
                                 (i.e.,  the amount of the loan at  origination  is 80% or more of the value of the mortgaged  property) may increase the risk
                                 that  the  value  of  the  mortgaged   property  will  not  be
                                 sufficient to satisfy the mortgage loan upon foreclosure;
                             o   mortgage loans with loan-to-value  ratios of greater than 80%, which may be as high as 100% at origination,  with no mortgage insurance  may increase the  likelihood  that the value of the mortgaged  property  would not be  sufficient  to satisfy  the mortgage  loan  upon  foreclosure  unless  the  value  of  the mortgaged property increases;
                              O  mortgage loans made to borrowers who have high  debt-to-income ratios (i.e.,  the amount of debt service on the other debt of the borrower  represents a large portion of his or her income)
                                 may  result in a  deterioration  of the  borrower's  financial condition  that could make it  difficult  for the  borrower to continue to make mortgage payments; and
                              o  mortgage loans made to borrowers  whose income is not required to be  disclosed  or verified  may  increase the risk that the borrower's income is less than that represented.

                              Some of the  mortgage  loans with  loan-to-value  ratios over 80%
                              may be insured by primary  mortgage  insurance.  However,  if the insurer is unable to pay a claim,  the amount of loss incurred on those loans may be increased.

                              In  addition,  in  determining  loan-to-value  ratios for certain mortgage loans, the value of the related  mortgaged  property may be based on an appraisal  that is up to 24 months old if there is
                              a  supporting  broker's  price  opinion,   automated   valuation,
                              drive-by  appraisal or other  certification  of value. If such an appraisal does not reflect  current market values and such market values have declined,  the  likelihood  that proceeds from a sale of the  mortgaged  property  may be  insufficient  to  repay  the mortgage loan is increased.

                             See "The Trusts--Underwriting  Policies" and "Certain Legal Aspects
                             of Mortgage Loans and Contracts" in the related base prospectus.

The return on your           The  Servicemembers  Civil  Relief Act, as amended,  or the Relief
certificates could be        Act,  provides  relief  to  borrowers  who enter  active  military
reduced by shortfalls due    service  and to  borrowers  in  reserve  status  who are called to
to the Servicemembers        active  duty  after  the   origination  of  their  mortgage  loan.
Civil Relief Act.            Current or future  military  operations  of the United  States may increase  the  number  of  borrowers  who are in  active  military service,  including persons in reserve status who have been called or  will be  called  to  active  duty.  The  Relief  Act  provides generally  that a  borrower  who is  covered by the Relief Act may not be charged  interest  on a  mortgage  loan in excess of 6% per annum  during  the  period  of the  borrower's  active  duty.  Any resulting  interest  shortfalls are not required to be paid by the
                             borrower  at  any  future  time.  The  master   servicer  for  the
                             applicable  series of certificates will not be required to advance these shortfalls as delinquent  payments,  and the shortfalls will
                             not  be  covered  by  any  form  of  credit   enhancement  on  the
                             certificates of that series.  Interest  shortfalls on the mortgage loans included in the trust  established for any series due to the
                             application   of  the  Relief  Act  or  similar   legislation   or
                             regulations  will be  applied to reduce the  accrued  interest  on each  interest-bearing  class  of  certificates  related  to  that mortgage loan on a pro rata basis.

                             The  Relief  Act  also  limits  the  ability  of the  servicer  to foreclose  on a  mortgage  loan  during the  borrower's  period of active duty and, in some cases,  during an additional  three month period  thereafter.  As a result,  there may be delays in  payment and  increased  losses on the  mortgage  loans.  Those  delays and increased  losses on the mortgage  loans in any loan group will be borne  primarily  by the  class of  related  certificates  of that series with a  certificate  principal  balance  greater  than zero with the lowest payment priority.
                             We do not  know  how  many  mortgage  loans  have  been  or may be
                             affected  by  the   application  of  the  Relief  Act  or  similar
                             legislation or regulations.

                             See  the   definition  of  Accrued   Certificate   Interest  under
                             "Description of the  Certificates--Glossary  of Terms" in this term
                             sheet   supplement   and  "Certain   Legal   Aspects  of  Mortgage
                             Loans--Servicemembers   Civil  Relief  Act"  in  the  related  base
                             prospectus.

The return on your           Losses  on  mortgage  loans may  occur  due to a wide  variety  of
certificates may be          causes,  including  a decline in real  estate  values,  as well as
affected by losses on the    adverse  changes in a borrower's  financial  condition.  A decline
mortgage loans, which        in real estate values or economic conditions  nationally or in the
could occur due to a         regions  where  the  mortgaged  properties  are  concentrated  may
variety of causes.           increase the risk of losses on the mortgage loans.

The return on your           One risk of investing in mortgage-backed  securities is created by
certificates may be          any  concentration  of the  related  properties  in  one  or  more
particularly sensitive to    geographic  regions.  If the  regional  economy or housing  market
changes in real estate       weakens  in any  region  having  a  significant  concentration  of
markets in specific          properties   underlying  mortgage  loans  included  in  the  trust
regions.                     established for any series,  the mortgage loans in that region may experience  high  rates  of loss  and  delinquency,  resulting  in losses  to  holders  of the  related  series  of  certificates.  A region's  economic  condition and housing  market may be adversely affected by a variety of events,  including natural disasters such
                             as   earthquakes,   hurricanes,   floods  and   eruptions,   civil
                             disturbances  such as riots, by disruptions  such as ongoing power outages,  or  terrorist  actions  or  acts of  war.  The  economic impact  of any of those  events  may also be felt in areas  beyond the region  immediately  affected by the disaster or  disturbance.
                             The properties  underlying the mortgage loans included in any loan group may be  concentrated  in these regions.  This  concentration may  result in  greater  losses to  certificateholders  than those generally present for similar  mortgage-backed  securities without that concentration.

                             Several hurricanes, which struck Louisiana,  Alabama, Mississippi,
                             Texas and Florida  in recent months,  may have adversely  affected
                             mortgaged  properties  located in those  states.   Generally,  the
                             mortgage  pool  does  not  include   mortgage   loans  secured  by
                             mortgaged  properties located in the federal emergency  management agency ("FEMA") designated  individual assistance zones.  However,
                             FEMA-designated  individual assistance zones are subject to change from  time to time by FEMA and,  therefore,  no  assurance  can be given that the mortgage pool is free of mortgage  loans secured by
                             mortgaged  properties  located in those areas.   Further, mortgage
                             loans in the mortgage pool may be secured by mortgaged  properties
                             in FEMA-designated   public  assistance  areas,   which  also  may
                             include  mortgaged  properties in areas that were affected  by the
                             hurricanes.   Residential  Funding will make a representation  and
                             warranty that each mortgaged  property  underlying a mortgage loan included  in the  trust  established  for  any  series  is free of damage  and  in  good  repair  as of the  closing  date  for  that
                             series.   In the event  that a  mortgaged  property  underlying  a
                             mortgage loan included in the trust  established for any series is damaged as of the  closing  date for that  series and that  damage materially and  adversely affects the value of or the interests of the  holders of the  certificates  of that  series in the  related mortgage loan,  Residential Funding will be required to repurchase the related  mortgage  loan from the trust.  Any such  repurchases may shorten the  weighted  average  lives of the  certificates  of
                             that  series.   We will not know  how  many  mortgaged  properties
                             underlying the mortgage  loans  included in the trust  established
                             for  any  series  will  have  been  or  may  be  affected   by the
                             hurricanes  and  therefore  whether the payment  experience on any mortgage  loan  in the  mortgage  pool  for  that  series  will be affected.

Excess interest from the     The amount by which the aggregate stated principal  balance of the
mortgage loans may not       mortgage loans exceeds the aggregate class certificate  balance of
provide adequate credit      the classes of  certificates,  other than the Class SB and Class R
enhancement.                 Certificates,   is  called   "overcollateralization."   Except  as
                             provided   a   final   term   sheet,    the   initial   level   of
                             overcollateralization  (that is, the  overcollateralization on the closing  date) is expected to  approximately  equal to the initial
                             level  of  overcollateralization   required  by  the  pooling  and
                             servicing  agreement.  The  mortgage  loans are expected to accrue more  interest  than is needed to pay  interest  on the classes of certificates  because the weighted  average  interest  rate on the mortgage loans is expected to be higher than the weighted  average pass-through  rate  on  such  classes  of  certificates  plus  the weighted  average expense fee rate. In the event that the level of overcollateralization  is reduced,  such "excess interest" will be used to make  additional  principal  payments  on the  classes  of
                             certificates   to  the  extent   described   in  this  term  sheet
                             supplement.  Overcollateralization  is intended to provide limited
                             protection  to  the  holders  of  the  offered   certificates   by
                             absorbing  losses from  liquidated  mortgage  loans.  However,  we cannot  assure you that enough  excess  interest will be generated
                             on  the  mortgage   loans  to  maintain  the  required   level  of
                             overcollateralization.

                             The excess  interest  available on any  distribution  date will be affected by the actual amount of interest  received,  collected or advanced in respect of the  mortgage  loans for that  distribution date,  the amount of deferred  interest for those  mortgage  loans and,  if so  provided  in any  final  term  sheet  for a class  of certificates,  the amount of  principal  collections  available to offset the deferred  interest.  Such amount will be  influenced by changes in the weighted  average of the mortgage  rates  resulting from  prepayments  and  liquidations of the mortgage loans as well as from adjustments of the mortgage rates.  The pass-through  rate of each  class of  interest-bearing  certificates  is subject to a net rate cap  which  generally  is based on the  weighted  average adjusted  net  mortgage  rates of the  mortgage  loans,  as may be adjusted as described in a final term sheet.  If the  pass-through rate on one or more classes is limited by the  applicable net rate cap,  it  may be  necessary  to  apply  all  or a  portion  of the
                             interest   funds   available   to   distribute   interest  at  the
                             pass-through rates for such classes of certificates.  As a result, interest may be unavailable for any other purpose.
                             If   the   protection   afforded   by   overcollateralization   is
                             insufficient,  then the holders of the offered  certificates could experience a loss on their investment.

The value of your            If the  performance  of the mortgage  loans  included in the trust
certificates may be          established for any series is substantially  worse than assumed by
reduced if losses are        the  rating  agencies  rating  any class of  certificates  of that
higher than expected.        series,  the  ratings  of any class of those  certificates  may be lowered in the  future.  This would  probably  reduce the value of those  certificates.  None of the depositor,  the master  servicer nor any other entity will have any  obligation to  supplement  any credit  enhancement,  or to take any other  action to maintain any rating of the certificates.

LIMITED OBLIGATIONS

Payments on the mortgage     The certificates  offered in each series will represent  interests
loans are the sole source    only in the trust  established for that series.  The  certificates
of payments on your          do not  represent an ownership  interest in or  obligation  of the
certificates.                depositor,  the master  servicer  or any of their  affiliates.  If proceeds from the assets of the trust  established  for any series of certificates  are not sufficient to make all payments  provided for under the pooling and  servicing  agreement  for that  series, investors  will have no  recourse  to the  depositor,  the  master servicer or any other entity, and will incur losses.

LIQUIDITY RISKS

You may have to hold your    A secondary  market for your  certificates  may not develop.  Even
certificates to maturity     if a secondary market does develop,  it may not continue or it may
if their marketability is    be illiquid.  Neither the  underwriters for the related series nor
limited.                     any other  person  will have any  obligation  to make a  secondary market  in your  certificates,  and you have no  right to  request redemption  of your  certificates.  Illiquidity  means you may not be able  to find a buyer  to buy  your  securities  readily  or at
                             prices  that  will   enable  you  to  realize  a  desired   yield.
                             Illiquidity  can have a severe  adverse effect on the market value of your certificates.

A transfer of master         Any class of  offered  certificates  may  experience  illiquidity,
servicing in the event of    although  generally  illiquidity  is more likely for classes  that
a master servicer default    are especially  sensitive to  prepayment,  credit or interest rate
may increase the risk of     risk,  or  that  have  been  structured  to  meet  the  investment
payment application errors   requirements of limited categories of investors.
                             If the  master  servicer  defaults  in its  obligations  under the pooling  and  servicing  agreement,  the master  servicing  of the mortgage  loans may be  transferred to the trustee or an alternate master  servicer,  as described  under "The Pooling and  Servicing
                             Agreement - Rights  Upon Event of  Default"  in the  related  base prospectus.  In the event of such a transfer  of master  servicing there may be an  increased  risk of errors  in  applying  payments from  borrowers or in  transmitting  information  and funds to the successor master servicer.

HIGH LTV LOANS WITHOUT
MORTGAGE INSURANCE

The mortgage pool includes   Some of the  mortgage  loans may have an LTV ratio at  origination
certain loans that may be    in excess  of 80% but may not be  insured  by a  primary  mortgage
subject to a higher risk     insurance  policy.  Although primary mortgage  insurance policy is
of loss                      generally  required for mortgage loans with an LTV ratio in excess of 80%, no such  insurance  was required for these loans under the applicable  underwriting  criteria.  The likelihood that the value of the  related  mortgaged  property  would not be  sufficient  to satisfy the mortgage  loan upon  foreclosure  is greater for these types of loans,  resulting in a higher  likelihood  of losses with respect to these types of loans.

RISKS RELATING TO PRIMARY
MORTGAGE INSURERS
You may incur losses if a    Some of the  mortgage  loans may have an LTV ratio at  origination
primary mortgage insurer     in  excess  of  80%  and  may be  insured  by a  primary  mortgage
fails to make payments       insurance  policy.  If such a  mortgage  loan  were  subject  to a
under a primary mortgage     foreclosure and the value of the related  mortgaged  property were
insurance policy             not  sufficient to satisfy the mortgage  loan,  payments under the primary  mortgage  insurance policy would be required to avoid any losses,  or to reduce the losses on, such a mortgage  loan. If the insurer is unable or  refuses  to pay a claim,  the amount of such losses would be  allocated to holders of the related  certificates as realized losses.
RISKS RELATING TO
COOPERATIVE LOANS

Cooperative loans have       Some of the  mortgage  loans may not be secured  directly  by real
certain characteristics      property  but may be  cooperative  loans.  A  cooperative  loan is
that may increase the risk   secured  by a  first  lien on  shares  issued  by the  cooperative
of loss                      corporation  that owns the related  apartment  building and on the
                             related   proprietary  lease  or  occupancy   agreement   granting
                             exclusive   rights  to  occupy  a   specific   unit   within   the
                             cooperative.  Cooperative loans have certain  characteristics that may increase the likelihood of losses.

                             The   proprietary   lease  or  occupancy   agreement   securing  a
                             cooperative  loan is  subordinate,  in most cases,  to any blanket mortgage on the related  cooperative  apartment building or on the underlying  land.  If  the  cooperative  is  unable  to  meet  the payment obligations (i) arising under an underlying mortgage,  the mortgagee  holding an underlying  mortgage could foreclose on that mortgage and  terminate  all  subordinate  proprietary  leases and occupancy  agreements  or (ii) arising  under its land lease,  the holder  of the  landlord's  interest  under the land  lease  could terminate it and all subordinate  proprietary leases and occupancy agreements.

                             Additionally,  the proprietary lease or occupancy agreement may be terminated  and the  cooperative  shares may be  cancelled  by the cooperative if the tenant-stockholder  fails to pay maintenance or other  obligations  or charges owed by the  tenant-stockholder.  A default by the  tenant-stockholder  under the proprietary lease or occupancy  agreement  will usually  constitute a default under the
                             security     agreement     between     the    lender    and    the
                             tenant-stockholder.   In  the  event  of  a  foreclosure  under  a
                             cooperative  loan,  the  mortgagee  will  be  subject  to  certain restrictions  on its ability to transfer  the  collateral  and the use of proceeds from any sale of collateral.

                             See "Certain  Legal  Aspects of Mortgage  Loans and  Contracts--The
                             Mortgage Loans--Cooperative Loans" in the related base prospectus.
BANKRUPTCY RISKS

Bankruptcy proceedings       The transfer of the mortgage loans from any  applicable  seller to
could delay or reduce        the  depositor  will be  intended by the parties to be and will be
distributions on the         documented  as a sale.  However,  if any  seller  were  to  become
certificates.                bankrupt,  a trustee in bankruptcy could attempt to recharacterize the sale of the  applicable  mortgage  loans as a loan  secured by those mortgage  loans or to consolidate  those mortgage loans with the assets of that  seller.  Any such  attempt  could  result in a delay in or
                             reduction of  collections  on the mortgage  loans  included in the trust  established  for any series  available to make  payments on the certificates of that series.

The Bankruptcy of a          If a  borrower  becomes  subject  to a  bankruptcy  proceeding,  a
Borrower May Increase the    bankruptcy  court  may  require  modifications  of the  terms of a
Risk of Loss on a Mortgage   mortgage  loan without a permanent  forgiveness  of the  principal
Loan.                        amount  of  the  mortgage   loan.   Modifications   have  included
                             reducing the amount of each monthly payment,  changing the rate of interest and  altering  the  repayment  schedule.  In addition,  a court having federal  bankruptcy  jurisdiction may permit a debtor to cure a monetary  default  relating  to a  mortgage  loan on the debtor's  residence  by  paying  arrearages  within  a  reasonable
                             period  and  reinstating   the  original   mortgage  loan  payment
                             schedule,  even though the lender  accelerated  the mortgage  loan and  final  judgment  of  foreclosure  had been  entered  in state
                             court.  In  addition,   under  the  federal  bankruptcy  law,  all
                             actions  against  a  borrower  and  the  borrower's  property  are automatically stayed upon the filing of a bankruptcy petition.

SPECIAL YIELD AND
PREPAYMENT
CONSIDERATIONS

 The yield on your           The yield to  maturity  on each class of offered  certificates  of
 certificates will vary      any series will depend on a variety of factors, including:
 depending on the rate of
 prepayments.                o       the rate and timing of principal  payments on the mortgage loans in the related  loan group  included in the trust
                                        established  for that  series,  including  prepayments,
                                        net deferred  interest on the related  mortgage  loans,
                                        defaults  and  liquidations,  and  repurchases  due  to
                                        breaches of representations or warranties;

                             o       the  allocation  of  principal  payments  on the  mortgage loans in the  related  loan  group  among  the  various
                                        classes  of  offered  certificates   included  in  that
                                        series;

                             o       realized  losses and interest  shortfalls  on the mortgage loans in the related loan group;

                             o       the pass-through rate for that class; and

                             o       the purchase price of that class.

                             As used in this term sheet  supplement,  references to the related
                             (or words of similar  effect) loan group will mean, in the case of a series with  multiple  loan groups,  the loan group from which a class of certificates will receive  distributions of principal and interest,  and,  in the case of a series with a single loan group, the mortgage pool.

                             The rate of  prepayments  is one of the most  important  and least predictable of these factors.

                             No  assurances  are given that the  mortgage  loans will prepay at any particular rate.

 The rate of prepayments on  In general,  if you purchase a certificate  at a price higher than
 the mortgage loans will     its  outstanding   certificate  principal  balance  and  principal
 vary depending on future    distributions  on your  certificate  occur faster than you assumed
 market conditions and       at the  time of  purchase,  your  yield  will be  lower  than  you
 other factors.              anticipated.  Conversely,  if  you  purchase  a  certificate  at a price lower than its  outstanding  certificate  principal  balance and principal  distributions  on that class occur more slowly than you  assumed  at the time of  purchase,  your  yield will be lower than you anticipated.

                             Since  mortgagors,  in most cases, can prepay their mortgage loans at any time,  the rate and timing of  principal  distributions  on the offered  certificates  are highly  uncertain and are dependent upon  a  wide  variety  of  factors,  including  general  economic
                             conditions,   interest  rates,  the  availability  of  alternative
                             financing  and   homeowner   mobility.   Generally,   when  market
                             interest  rates  increase,  borrowers  are less  likely  to prepay their  mortgage  loans.  This could  result in a slower  return of principal  to you at a time  when  you  might  have  been  able to reinvest  your  funds  at a  higher  rate  of  interest  than  the pass-through  rate on your  class of  certificates.  On the  other
                             hand,  when  market   interest  rates   decrease,   borrowers  are
                             generally more likely to prepay their mortgage  loans.  This could result in a faster  return of  principal to you at a time when you might not be able to reinvest  your funds at an  interest  rate as high as the pass-through rate on your class of certificates.

                             Refinancing programs,  which may involve soliciting all or some of the  mortgagors to refinance  their mortgage  loans,  may increase the rate of prepayments on the mortgage loans.  These  refinancing programs may be offered by the master  servicer,  any subservicer, the  depositor or their  affiliates,  and may include  streamlined documentation  programs as well as programs under which a mortgage
                             loan  is  modified  to  reduce  the  interest  rate.   Streamlined
                             documentation  programs involve less  verification of underwriting information than traditional documentation programs.

                             See  "Description of the Mortgage Pool - The Program" and "Certain
                             Yield  and   Prepayment   Considerations"   in  this  term   sheet
                             supplement  and "Maturity and  Prepayment  Considerations"  in the
                             related base prospectus.

                             The mortgages or  assignments  of mortgage for all or a portion of the  mortgage  loans  included  in the trust  established  for any series may have been or may be  recorded  in the name of  Mortgage
                             Electronic  Registration Systems, Inc., or MERS, solely as nominee for the  originator  and its  successors  and assigns.  Subsequent assignments  of  those  mortgages  are  registered  electronically through  the  MERS(R)System.  However,  if MERS  discontinues  the
                             MERS(R)System and it becomes  necessary to record an  assignment of the  mortgage  to the  trustee  for any  series,  then any related expenses  shall be paid by the  related  trust and will reduce the
                             amount   available  to  pay  principal  of  and  interest  on  the
                             certificates  included in that series with  certificate  principal balances greater than zero with the lowest payment priorities.

                             The  recording  of  mortgages  in the name of MERS is a relatively new practice in the mortgage  lending  industry.  Public recording officers and others in the mortgage industry may have limited,  if any,  experience  with  lenders  seeking to  foreclose  mortgages, assignments  of  which  are  registered  with  MERS.  Accordingly,
                             delays  and  additional  costs  in  commencing,   prosecuting  and
                             completing  foreclosure  proceedings  and  conducting  foreclosure sales of the mortgaged  properties could result.  Those delays and
                             additional   costs  could  in  turn  delay  the   distribution  of
                             liquidation  proceeds to holders of the related  certificates  and increase the amount of losses on the mortgage loans.

                             For  additional  information  regarding MERS and the MERS(R)System,
The recording of mortgages   see "Description of the Mortgage  Pool--General" and "Certain Yield
in the name of MERS may      and Prepayment  Considerations"  in this term sheet supplement and
affect the yield on the      "Description of the  Certificates--Assignment of Mortgage Loans" in
certificates.                the related base prospectus.

                             The offered  certificates  of each class included in a series will
The yield on your            have different yield  considerations  and different  sensitivities
certificates will be         to the rate and timing of principal  distributions.  The following
affected by the specific     is a general  discussion of yield  considerations  and  prepayment
terms that apply to that     sensitivities  of some of the categories of certificates  that may
class, discussed below.      be included in any series.

                             See "Certain  Yield and  Prepayment  Considerations"  in this term sheet supplement.

 Class A Certificates        The Class A  Certificates  of any series,  other than any interest only  certificates,  may be  subject  to  various  priorities  for payment of  principal.  Distributions  of principal on the Class A
                             Certificates  of any series  entitled to  principal  distributions with an earlier  priority of payment will be affected by the rates of prepayment of the related  mortgage  loans early in the life of the related loan group.  Those classes of Class A Certificates  of any  series  entitled  to  principal  distributions  with a  later priority of payment  will be  affected by the rates of  prepayment of the related  mortgage loans  experienced  both before and after the commencement of principal  distributions on those classes, and will be more  likely  to be  affected  by  losses  on the  related mortgage  loans not covered by any applicable  credit  enhancement since these  classes will be  outstanding  for a longer  period of time.

 Class X Certificates        Investors  in the Class X  Certificates,  if any,  of any  series, should be aware that the yields on the Class X  Certificates  will be  extremely  sensitive  to the  rate  and  timing  of  principal payments  on the  mortgage  loans  included  in the  related  loan group,  and that rate may  fluctuate  significantly  over time.  A faster than  expected  rate of principal  payments on the mortgage loans  included  in the  related  loan  group will have an adverse effect on the yields to investors in the Class X Certificates  and could  result in their  failure  to fully  recover  their  initial investments.

                             The  yield  to  maturity  on the  Class  X  Certificates  will  be
                             particularly   sensitive  to  the  level  of  prepayments  on  the
                             mortgage  loans included in the related loan group with higher net mortgage rates.  As and to the extent  described in any final term sheet  for a class of  Certificates,  interest  may  accrue on the
                             Class X Certificates  at a pass-through  rate related to, for each distribution  date, the excess, if any, of the weighted average of the net mortgage  rates on the mortgage  loans in the related loan group  over an index  plus an  applicable  margin or the  weighted average of the  pass-through  rates on another class or classes of certificates.  Therefore,  if mortgage interest rates decline, the higher  interest  rate  mortgage  loans  are  more  likely  to  be refinanced, and, therefore,  prepayments in full on these mortgage loans  are more  likely  to  occur.  Increases  in any  applicable index may increase the weighted average  pass-through  rate on the other  certificates to which the pass-through  rate on the Class X
                             Certificates is related,  or may directly reduce the  pass-through rate on the Class X Certificates.  If for any  distribution  date, the  weighted  average of the net  mortgage  rates on the mortgage loans in the  related  loan group is equal to, or less  than,  the related index plus the  applicable  margin which serves as the cap on the rate for the Class X Certificates,  or the weighted average of  the  pass-through  rates  on the  certificates  to  which  the pass-through  rate on the Class X  Certificates  is  related,  the
                             Class X Certificates  will receive no distributions of interest on that distribution date.

                             See  "Description of the  Certificates--Principal  Distributions on
                             the Senior Certificates" in this term sheet supplement.

 The yields on the floating  The interest rate on any class of floating rate  certificates will
 rate certificates may be    vary  in  accordance  with  an  applicable  interest  rate  index.
 affected by changes in      Therefore,  the yield to investors  on any class of floating  rate
 interest rates.             certificates  will be extremely  sensitive to  fluctuations of the applicable  interest rate index.  In addition,  the mortgage rates on the  mortgage  loans may be based on an index that is different from  that of the  mortgage  loans,  which  may rise or fall  more slowly or  quickly,  or may move in an opposite  direction  to the index  applicable to the mortgage  loans.  We cannot assure you as to the level, rate or timing of changes in any index.

 Certificates with a         The  pass-through  rates on one or more classes of certificates of
 pass-through rate subject   any series may be subject to a cap equal to the  weighted  average
 to a cap                    of the net mortgage rates on the related  mortgage  loans, in some cases  adjusted to an actual over 360-day  rate,  or the lesser of the  weighted  average of the net  mortgage  rates on the  related mortgage  loans,  in some cases adjusted to an actual over 360-day rate,  and a fixed rate per annum.  Therefore,  the  prepayment of the related  mortgage loans with higher  mortgage rates may result in lower pass-through rates on those classes of certificates.

                             Investors in those  classes of  certificates  should be aware that the mortgage  rates on  adjustable-rate  mortgage loans may adjust at  different  times based on the  related  index,  and  sometimes after a fixed  interest  rate period.  Consequently,  the weighted average net mortgage rate on the related adjustable-rate  mortgage loans,  if any, during the related due period will be sensitive to
                             fluctuations   in  the  levels  of  the  related  indices  on  the
                             adjustable-rate  mortgage  loans,  and may be less  than  interest that would accrue on those classes of  certificates in the absence of the  applicable  cap on their  pass-through  rate.  In a rising interest  rate  environment,  those  classes of  certificates  may receive  interest  at the  applicable  cap rate  for a  protracted period of time.

Interest Only Certificates   A class of interest only certificates  included in any series will not be  entitled  to  principal  distributions  and  will  receive interest  distributions  based on a notional amount,  which may be based on all or a portion of the certificate  principal balance of one or  more  classes  of  certificates  included  in the  related series.  Investors  in  a  class  of  interest  only  certificates should be aware  that the yield on that  class  will be  extremely sensitive  to the rate and  timing of  principal  payments  on the related  class or  classes  of  certificates,  and  that  rate may fluctuate  significantly  over time. A faster than  expected  rate
                             of  principal   payments  on  the  related  class  or  classes  of
                             certificates   will  have  an  adverse  effect  on  the  yield  to
                             investors  in a class of  interest  only  certificates  and  could
                             result  in  their   failure  to  fully   recover   their   initial
                             investments.

 Senior Support              Investors in a class of senior support  certificates of any series
 Certificates                should be aware  that all or a portion  of losses on the  mortgage loans in the related loan group included in the trust  established for  that  series  otherwise  allocable  to the  related  class or classes of super  senior  certificates  will be  allocated to that class of senior  support  certificates  as and to the  extent  set forth in the final  term  sheet for that  series.  Therefore,  the yield to  maturity  on that class of senior  support  certificates will be extremely  sensitive to losses otherwise  allocable to the related class or classes of super senior certificates.

Subordinated Certificates    The  yield  to  investors   in  any  class  of  the   subordinated
                             certificates  of any  series  will be  sensitive  to the  rate and timing of losses on the mortgage  loans in all related loan groups for  any  series,  if  those  losses  are  not  covered  by a more subordinate class of the subordinated certificates.

                             It is not  expected  that a class  of  subordinated  certificates, other than any class of senior support certificates,  will receive any  distributions  of principal  payments until the  distribution
                             date  set  forth  in  the  final   term   sheet  for  a  class  of
                             certificates.  On or after that date, all or a  disproportionately large portion of principal  prepayments  on the mortgage  loans in
                             each  loan  group  may  be   allocated   to  the  related   senior
                             certificates as described in this term sheet supplement,  and none or a disproportionately  small portion of principal prepayments on the  mortgage  loans in each loan group may be paid to the holders of the subordinated  certificates,  other than any class of senior support certificates.

                             As a  result,  the  weighted  average  lives  of the  subordinated certificates may be longer than would otherwise be the case.
                             See   "Summary--Credit   Enhancement--Allocation   of  Losses"   and
                             "Description   of   the    Certificates--Allocation    of   Losses;
                             Subordination" in this term sheet supplement.

 Certificates entitled to    As set forth in any final term sheet for a class of  certificates,
 prepayment charges          the holders of certain  certificates may be entitled to prepayment charges  collected in respect of the mortgage loans.  The yield to maturity of those  certificates will depend on the rate and timing of receipt of prepayment  charges on the mortgage loans, which are difficult to predict and which may  fluctuate  significantly  over time.  Generally,  each prepayment charge only remains  applicable with  respect to such  mortgage  loan for the limited time periods specified in the terms of such mortgage  loan. In addition,  under
                             certain   instances  the  payment  of  any  otherwise   applicable
                             prepayment charge may be waived by the master servicer.  Investors should  conduct  their own  analysis of the effect,  if any,  that rate and timing of payment of prepayment  charges, or decisions by the master  servicer with respect to waiver  thereof,  may have on the  performance  of those  certificates  entitled  to  prepayment charges.  There can be no  assurance as to the timing or amount of collections  of  prepayment  charges or the  effect of  prepayment charges  on  the  rate  of  prepayments  on  the  mortgage  loans.
                             further,  some state laws  restrict the  imposition  of prepayment charges even when the  mortgage  loans  expressly  provide for the collection  of  those  charges.  It is  possible  that  prepayment charges and late fees may not be collected  even on mortgage loans that  provide  for the  payment of these  charges.  In that event, these  amounts  will  not be  available  for  distribution  on the certificates entitled to prepayment charges.

                             See  "Description  of the  Mortgage  Pool - General"  and "Certain
                             Yield  and   Prepayment   Considerations"   in  this  term   sheet
                             supplement  and  "Certain  Legal  Aspects  of  Mortgage  Loans and
                             Contracts--Default  Interest and  Limitations  on  Prepayments"  in
                             the related base prospectus.

                             As set forth in any final term sheet for a class of  certificates, the holders of certain  certificates  may benefit from a series of interest  rate  cap  payments  pursuant  to  a  yield  maintenance agreement.  The  purpose of a yield  maintenance  agreement  is to partially  mitigate  the  risk  to the  investors  in the  related certificates  that the  pass-through  rate on  their  certificates will be lower than the index plus the related margin.

                             However,  the  amount  payable  to those  investors  under a yield maintenance  agreement will be based on a notional amount equal to the  lesser of the  aggregate  certificate  principal  balance  of related  certificates and an amount determined based on an assumed rate  of  prepayments  on  the  mortgage  loans.  Accordingly,  if prepayments  occur at a  slower  rate  than  assumed,  the  amount payable on the yield  maintenance  agreement will be less than the amount of interest that would accrue on those  certificates at the excess of the index over a certain  rate per annum as set forth in the final term sheet for such  class.  In  addition,  if the index exceeds  a certain  rate per annum as set forth in the final  term sheet for such class of  certificates,  no additional  amounts are payable  under  the yield  maintenance  agreement.  Any  amount by which the amount paid by the yield maintenance  agreement provider is less than the  difference  between  the index plus the  related margin  and a rate set  forth in the  final  term  sheet  for such class of certificates  will not be payable from any source on that distribution date or any future distribution date.

                             Furthermore,  investors under the yield maintenance  agreement are
Certificates related to      subject to the risk that the yield maintenance  agreement provider
any yield maintenance        will default on all or a portion of its payment  obligations under
agreement                    the yield maintenance agreement.
                             The  yield  to  investors  in the  Class  M  Certificates  will be sensitive  to the  rate  and  timing  of  losses  on  the  related mortgage  loans,  to the extent not covered by excess cash flow or overcollateralization.  Losses,  other than  specified  amounts of certain types of losses  described in this term sheet  supplement,
                             to   the   extent   not   covered   by   excess   cash   flow   or
                             overcollateralization  will be allocated  to the most  subordinate class of Class M Certificates outstanding.

                             See  "Description  of the  Certificates--Allocation  of  Losses" in
Class M Certificates         this term sheet supplement.

                                        ISSUING ENTITY

        The depositor  will  establish a trust with respect to each series on the closing date for that series,  under a series supplement,  dated as of the cut-off date for that series, to the standard terms of pooling and servicing  agreement,  dated as of March 1, 2006,  among the depositor,  the master servicer and the trustee together with the series supplement,  referred to herein as the pooling and  servicing  agreement.  The pooling and  servicing  agreement  is governed  by the laws of the State of New  York.  On the  closing  date for each  series,  the depositor  will deposit  into the trust a pool of mortgage  loans that in the  aggregate  will constitute  a  mortgage  pool,  secured  by  first  liens on one- to  four-family  residential properties  with  terms to  maturity  of not more  than 40  years.  The  mortgage  pool may be divided  into two or more loan  groups.  The trust will not have any  additional  equity.  The pooling and  servicing  agreement  for each series will  authorize the trust to engage only in selling the  certificates in exchange for the mortgage loans included in that trust,  entering into and  performing  its  obligations  under the pooling  and  servicing  agreement  for that series,  activities necessary,  suitable or convenient to such actions and other activities as
may  be  required  in  connection  with  the   conservation  of  the  trust  fund  and  making
distributions to certificateholders of that series.

        The pooling and servicing  agreement  will provide that the  depositor  assigns to the trustee for the benefit of the  certificateholders  without recourse all the right,  title and interest  of the  depositor  in and  to the  mortgage  loans.  Furthermore,  the  pooling  and servicing  agreement  will state  that,  although it is intended  that the  conveyance  by the depositor to the trustee of the mortgage  loans be construed as a sale,  the conveyance of the mortgage  loans  shall  also be  deemed to be a grant by the  depositor  to the  trustee  of a security interest in the mortgage loans and related collateral.

        Some  capitalized  terms used in this term sheet  supplement  have the meanings  given below  under  "Description  of the  Certificates--Glossary  of  Terms" or in the  related  base prospectus under "Glossary."

                                 SPONSOR AND MASTER SERVICER

        Residential Funding  Corporation,  a Delaware  corporation,  buys residential mortgage loans  under  several  loan  purchase  programs  from  mortgage  loan  originators  or sellers nationwide,  including affiliates,  that meet its seller/servicer eligibility requirements and services  mortgage  loans  for its  own  account  and for  others.  See  "The  Trusts--Mortgage
Collateral  Sellers" and  "--Qualifications  of Sellers" in the related base  prospectus  for a general  description  of  applicable  seller/servicer  eligibility  requirements.  Residential
Funding  Corporation's  principal  executive  offices  are  located  at 8400  Normandale  Lake
Boulevard,  Suite 250,  Minneapolis,  Minnesota 55437. Its telephone number is (952) 857-7000.
Residential Funding  Corporation  conducts operations from its headquarters in Minneapolis and from offices located  primarily in California,  Texas,  Maryland,  Pennsylvania  and New York.
Residential Funding Corporation  finances its operations  primarily through its securitization program.

        Residential  Funding  Corporation  was founded in 1982 and began  operations  in 1986, acquiring,  servicing  and  securitizing  residential  jumbo  mortgage  loans secured by first liens on one- to four-family  residential  properties.  General Motors Acceptance  Corporation purchased  Residential Funding  Corporation in 1990. In 1995,  Residential Funding Corporation
expanded its  business to include  "Alt-A"  first lien  mortgage  loans,  such as the mortgage loans described in the related base  prospectus.  Residential  Funding  Corporation also began to acquire and  service  both  closed-end  and  revolving  loans  secured by second  liens and subprime loans in 1995.

        The following  tables set forth the  aggregate  principal  amount of publicly  offered securitizations  of mortgage loans sponsored by Residential  Funding  Corporation for the past five years and for the three  months  ended March 31, 2006.  Residential  Funding  Corporation sponsored  approximately  $23.9 billion and $2.4 billion in initial aggregate principal amount of  mortgage-backed  securities in the 2001 calendar year backed by first lien mortgage  loans and junior lien  mortgage  loans,  respectively.  Residential  Funding  Corporation  sponsored approximately  $52.1  billion  and $2.4  billion  in  initial  aggregate  principal  amount of mortgage-backed  securities in the 2005 calendar year backed by first lien mortgage  loans and junior lien mortgage loans,  respectively.  The  percentages  shown with respect to years 2001 through  2005  under  "Percentage  Change  from  Prior  Year"  represent  the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                                  Sponsor Securitization Experience

First Lien Mortgage Loans

                                                                                                                               Three Months
 Volume by Principal Balance         2001               2002              2003               2004               2005           Ended 3/31/06

Prime Mortgages(1)              $16,387,846,100    $16,177,753,813   $18,964,072,062    $11,953,278,792    $24,149,038,614    $7,135,030,878

Non-Prime Mortgages(2)         $  7,566,949,253    $15,475,700,554   $27,931,235,627    $24,408,531,445    $27,928,496,334    $8,748,631,665

Total                           $23,954,795,353    $31,653,454,367   $46,895,307,689    $36,361,810,237    $52,077,534,948    $15,883,662,543

Prime Mortgages(1)                        68.41%            51.11%             40.44%             32.87%             46.37%             44.92%

Non-Prime Mortgages(2)                    31.59%            48.89%             59.56%             67.13%             53.63%             55.08%

Total                                    100.00%           100.00%            100.00%            100.00%            100.00%            100.00%

   Percentage Change from
        Prior Year(3)

Prime Mortgages(1)                        98.71%           (1.28)%             17.22%           (36.97)%            102.03%                  -

Non-Prime Mortgages(2)                     2.60%           104.52%             80.48%           (12.61)%             14.42%                  -

Total Volume                              53.34%            32.14%             48.15%           (22.46)%             43.22%                  -

--------------------------------------------------------------------------------------------------------------------------------------

Junior Lien Mortgage Loans

                                                                                                                               Three Months
 Volume by Principal Balance         2001               2002              2003               2004               2005           Ended 3/31/06

Prime Mortgages(1)             $  2,438,519,235      2,875,005,049  $  3,207,008,585   $  2,085,015,925   $  2,409,506,573     $1,129,885,236

Non-Prime Mortgages(2)                        -                  -                 -                  -                  -                  -

Total                          $  2,438,519,235      2,875,005,049  $  3,207,008,585   $  2,085,015,925   $  2,409,506,573     $1,129,885,236

Prime Mortgages(1)                       100.00%           100.00%            100.00%            100.00%            100.00%            100.00%

Non-Prime Mortgages(2)                     0.00%             0.00%              0.00%              0.00%              0.00%            100.00%

   Percentage Change from
        Prior Year(3)

Prime Mortgages(1)                      (12.07)%           17.90%            11.55%             (34.99)%             15.56%                  -

Non-Prime Mortgages(2)                         -            -                 -                        -                  -                  -

Total Volume                            (12.07)%           17.90%            11.55%             (34.99)%             15.56%                  -

======================================================================================================================================

First Lien Mortgage Loans

                                                                                                                                Three Months
  Volume by Number of Loans          2001               2002               2003               2004               2005           Ended 3/31/06

Prime Mortgages(1)                     57,758             68,077             86,166             55,773             91,631             26,911

Non-Prime Mortgages(2)                 71,443            136,789            200,446            170,696            173,796             51,369

Total                                 129,201            204,866            286,612            226,469            265,427             78,280

Prime Mortgages(1)                      44.70%             33.23%             30.06%             24.63%             34.52%             34.38%

Non-Prime Mortgages(2)                  55.30%             66.77%             69.94%             75.37%             65.48%             65.62%

Total                                  100.00%            100.00%            100.00%            100.00%            100.00%            100.00%

   Percentage Change from
        Prior Year(3)

Prime Mortgages(1)                        56.78%           17.87%             26.57%             (35.27)%             64.29%                  -

Non-Prime Mortgages(2)                   (5.21)%           91.47%             46.54%             (14.84)%              1.82%                  -

Total                                     15.14%           58.56%             39.90%             (20.98)%             17.20%                  -

--------------------------------------------------------------------------------------------------------------------------------------

Junior Lien Mortgage Loans

            Volume by                                                                                                           Three Months
         Number of Loans                 2001               2002              2003              2004              2005         Ended 3/31/06

Prime Mortgages(1)                         62,952             73,188            84,962            51,614            53,071            23,376

Non-Prime Mortgages(2)                          -                  -                 -                 -                 -                 -

Total                                      62,952             73,188            84,962            51,614            53,071            23,376

Prime Mortgages(1)                         100.00%            100.00%           100.00%           100.00%           100.00%           100.00%

Non-Prime Mortgages(2)                       0.00%              0.00%             0.00%             0.00%             0.00%           100.00%

     Percentage Change from
          Prior Year(3)

Prime Mortgages(1)                          (16.49)%           16.26%            16.09%           (39.25)%             2.82%                 -

Non-Prime Mortgages(2)                             -            -                 -                      -                 -                 -

Total                                       (16.49)%           16.26%            16.09%           (39.25)%             2.82%                 -

_________________________
(1)   Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity
Revolving Credit Line Loan Junior Lien programs.
(2)   Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)   Represents year to year growth or decline as a percentage of the prior year's volume.

======================================================================================================================================

        The  following  tables set forth the annual  average  outstanding  principal  balance, calculated as of year end or quarter end, as  applicable,  of mortgage  loans master  serviced by  Residential  Funding  Corporation  for the past five years and for the three  months ended
March  31,  2006,  and  the  annual  average  number  of  such  loans  for  the  same  period.
Residential  Funding  Corporation  was the master  servicer  of a  residential  mortgage  loan portfolio of  approximately  $67.8 billion and $3.5 billion in average  outstanding  principal amount  during the 2001  calendar  year  backed by first lien  mortgage  loans and junior lien mortgage loans,  respectively.  Residential  Funding  Corporation was the master servicer of a residential  mortgage  loan  portfolio  of  approximately  $101.9  billion and $5.5 billion in average  outstanding  principal  during the 2005  calendar  year backed by first lien mortgage loans and junior lien mortgage loans,  respectively.  The percentages  shown under "Percentage
Change  from  Prior  Year"  for  years  2001  through  2005  represent  the  ratio of  (a) the difference between the current and prior year volume over (b) the prior year volume.

                                                 Master Servicer Servicing Experience

First Lien Mortgage Loans

      Volume by Average                                                                                                         Three Months
Outstanding Principal Balance        2001               2002               2003               2004               2005           Ended 3/31/06

Prime Mortgages(1)              $51,374,446,489    $43,282,264,857    $33,749,084,171    $32,453,682,854      47,935,800,813    $49,891,968,825

Non-Prime Mortgages(2)          $16,429,992,363    $24,910,565,613    $39,334,697,127    $50,509,138,736      53,938,083,312    $53,393,985,646

Total                           $67,804,438,852    $68,192,830,470    $73,083,781,298    $82,962,821,591    $101,873,884,125   $103,290,954,471

Prime Mortgages(1)                        75.77%             63.47%             46.18%             39.12%             47.05%             48.30%

Non-Prime Mortgages(2)                    24.23%             36.53%             53.82%             60.88%             52.95%             51.70%

Total                                    100.00%            100.00%            100.00%            100.00%            100.00%            100.00%

   Percentage Change from
        Prior Year(3)

Prime Mortgages(1)                     (3.91)%            (15.75)%           (22.03)%           (3.84)%            47.71%              -

Non-Prime Mortgages(2)                 27.94%              51.62%             57.90%            28.41%              6.79%              -

Total Based on Average
      Outstanding Principal
      Balance                           2.26%               0.57%              7.17%            13.52%             22.79%              -

--------------------------------------------------------------------------------------------------------------------------------------

Junior Lien Mortgage Loans

 Volume by Average Outstanding                                                                                                   Three Months
       Principal Balance                2001              2002               2003               2004              2005          Ended 3/31/06

Prime Mortgages(1)                 $3,512,887,567    $4,102,615,571     $4,365,319,862     $5,135,640,057     $5,476,133,777     $8,808,218,189

Non-Prime Mortgages(2)                          0                 0                  0                  0                  0                  0

Total                              $3,512,887,567    $4,102,615,571     $4,365,319,862     $5,135,640,057     $5,476,133,777     $8,808,218,189

Prime Mortgages(1)                         100.00%            100.00%            100.00%           100.00%            100.00%           100.00%

Non-Prime Mortgages(2)                       0.00%              0.00%              0.00%             0.00%              0.00%           100.00%

     Percentage Change from
         Prior Year(3)

Prime Mortgages(1)                        13.85%             16.79%              6.40%            17.65%             6.63%              -

Non-Prime Mortgages(2)                     -                  -                  -                 -                 -                  -

Total Based on Average                                                                                                         ================
      Outstanding Principal
      Balance                             13.85%             16.79%              6.40%            17.65%             6.63%              -

First Lien Mortgage Loans

       Volume by Average                                                                                                         Three Months
        Number of Loans                 2001              2002               2003               2004              2005          Ended 3/31/06

Prime Mortgages(1)                       237,946           202,938            168,654            156,745           201,903            204,389

Non-Prime Mortgages(2)                   168,058           242,625            341,863            414,639           411,550            397,515

Total                                    406,004           445,563            510,517            571,384           613,453            601,904

Prime Mortgages(1)                         58.61%            45.55%             33.04%             27.43%            32.91%             33.96%

Non-Prime Mortgages(2)                     41.39%            54.45%             66.96%             72.57%            67.09%             66.04%

Total                                     100.00%           100.00%            100.00%            100.00%           100.00%            100.00%

     Percentage Change from
         Prior Year(3)

Prime Mortgages(1)                        (6.59)%           (14.71)%           (16.89)%           (7.06)%           28.81%              -

Non-Prime Mortgages(2)                    28.76%             44.37%             40.90%            21.29%            (0.74)%             -

Total Based on Average
      Number of Loans                      5.39%              9.74%             14.58%            11.92%             7.36%              -

--------------------------------------------------------------------------------------------------------------------------------------

Junior  Lien Mortgage Loans

   Volume by Percentage of                                                                                                   Three Months
   Average Number of Loans            2001              2002              2003               2004              2005         Ended 3/31/06

Prime Mortgages(1)                     104,044           118,773           127,833            147,647           143,713           225,163

Non-Prime Mortgages(2)                       -                 -                 -                  -                 -                 -

Total                                  104,044           118,773           127,833            147,647           143,713           225,163

Prime Mortgages(1)                      100.00%           100.00%           100.00%            100.00%           100.00%           100.00%

Non-Prime Mortgages(2)                    0.00%             0.00%             0.00%              0.00%             0.00%           100.00%

    Percentage Change from
        Prior Year(3)

Prime Mortgages(1)                      22.78%             14.16%             7.63%            15.50%            (2.66)%            -

Non-Prime Mortgages(2)                   -                  -                 -                 -                 -                 -

Total Based on Average
      Number of Loans                   22.78%             14.16%             7.63%            15.50%            (2.66)%            -

_______________________
(1)   Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity
Revolving Credit Line Loan Junior Lien programs.
(2)   Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)   Represents year to year growth or decline as a percentage of the prior year's volume.

======================================================================================================================================

        Residential  Funding  Corporation's  overall  procedures for originating and acquiring mortgage loans are described  under  "Description  of the Mortgage Pool - The Program" in this term sheet supplement.  Residential Funding  Corporation's  material role and responsibilities in this  transaction,  including  as  master  servicer,  are  described  in the  related  base prospectus  under "The Trusts -  Qualification  of Sellers" and "The Trusts -  Repurchases  of
Mortgage  Collateral"  and  in  this  term  sheet  supplement  under  "Pooling  and  Servicing
Agreement - The Master Servicer and Subservicers -Master Servicer."

        Residential  Funding  Corporation's  wholly-owned  subsidiary,  Homecomings  Financial
Network,  Inc.,  or  Homecomings,  originated  and  sold to  Residential  Funding  Corporation certain  of the  mortgage  loans  included  in the  mortgage  pool.  See  "Affiliations  Among
Transaction  Parties,"  "Description  of the  Mortgage  Pool -  Originators"  and "Pooling and
Servicing Agreement - The Master Servicer and Subservicers" in this term sheet supplement.

                            AFFILIATIONS AMONG TRANSACTION PARTIES

        The diagram below illustrates the various relationships among the affiliated transaction parties.
Microsoft Word 11.0.6568;

                                                   -------------------------------
                                                      General Motors Corporation
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                                   -------------------------------
                                                      General Motors Acceptance
                                                             Corporation
                                                                (GMAC)
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                                   -------------------------------
                                                   Residential Capital Corporation
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                         ---------------------------------------------------
                                                                 | |
                                                                 | |
                                   ------------------------------- --------------------------------
                                   Residential Funding Corporation Residential Accredit Loans, Inc.
                                   (Sponsor and Master Servicer)               (Depositor)
                                   ------------------------------- --------------------------------
                                                                  |
                                                                  |
                                                   -------------------------------
                                                    Homecomings Financial Network
                                                            (Subservicer)
                                                   -------------------------------

                               DESCRIPTION OF THE MORTGAGE POOL

GENERAL

        The mortgage pool will consist of payment-option,  adjustable-rate mortgage loans with a negative  amortization  feature,  divided into one or more loan groups.  The mortgage  loans are  secured  by first  liens on fee  simple or  leasehold  interests  in one- to  four-family residential properties.

        All of the mortgage loans included in the trust  established  for any series have been or will be  purchased  by the  depositor  through its  affiliate,  Residential  Funding,  from unaffiliated  sellers as  described  in this term sheet  supplement  and in the  related  base prospectus,  or from HomeComings  Financial  Network,  Inc., a wholly-owned  subsidiary of the master servicer, or other affiliated sellers.

        The  mortgage  loans  included  in the  trust  for any  series  will be  selected  for inclusion in the mortgage pool from among  mortgage  loans  purchased in  connection  with the
Expanded  Criteria  Program  described  below based on the  sponsor's  assessment  of investor preferences and rating agency criteria.

        The depositor and Residential  Funding will make certain limited  representations  and warranties  regarding the mortgage loans included in the trust  established  for any series as of the date of issuance of the  certificates  of that series.  The depositor  and  Residential
Funding will be required to  repurchase  or  substitute  for any mortgage loan included in the related  mortgage  pool as to  which a  breach  of its  representations  and  warranties  with respect to that  mortgage loan occurs,  if such breach  materially  and adversely  affects the interests  of  the  certificateholders  of  that  series  in  any  of  those  mortgage  loans.
Residential  Funding will not assign to the  depositor,  and  consequently  the depositor will
not  assign  to  the  trustee  for  the  benefit  of  the   certificateholders,   any  of  the
representations  and  warranties  made by the  mortgage  collateral  sellers  or the  right to require the related  mortgage  collateral  seller to  repurchase  any such  mortgage loan if a
breach  of  any  of  its  representations  and  warranties  occurs.   Accordingly,   the  only
representations   and   warranties   regarding  the  mortgage  loans  included  in  the  trust
established  for any series  that will be made for the  benefit of the  certificateholders  of that series will be the limited  representations  and warranties  made by Residential  Funding and the depositor described in this paragraph.  See "The  Trusts--Representations  with Respect to Mortgage Collateral" in the related base prospectus.

LOAN GROUPS

       As more fully  described  in any final term sheet for that series,  the mortgage  loans included  in the trust  established  for any series  will be divided  into two or more  groups based on the certain payment, maturity, geographical or other characteristics.

        Each loan group of any series will be assigned a numerical  designation,  such as loan group I and loan group II, and the mortgage loans  included  therein may be referred to as the group I loans and the group II loans, respectively.

        Payments  received  on  the  mortgage  loans  included  in  any  loan  group  will  be distributed  to the  classes of related  offered  certificates,  as more fully  described  any final term sheet for that class and this term sheet supplement.

        As used in this term sheet supplement,  references to the related (or words of similar effect)  loan  group  will  mean  the  loan  group  or loan  groups  from  which  a  class  of certificates  will receive  distributions  of principal  and interest,  and  references to the related (or words of similar  effect)  mortgage loans will mean the mortgage loans in the loan group or loan  groups  from  which a class  of  certificates  will  receive  distributions  of principal and interest.

        The  original  mortgages  for  some  of the  mortgage  loans  included  in  the  trust established  for any series have been, or in the future may be, at the sole  discretion of the master servicer,  recorded in the name of Mortgage Electronic  Registration Systems,  Inc., or
MERS,  solely as nominee for the originator  and its  successors  and assigns,  and subsequent assignments of those  mortgages have been, or in the future may be, at the sole  discretion of the  master  servicer,  registered  electronically  through  the MERS(R)System.  In some other cases,  the  original  mortgage  was or may be recorded in the name of the  originator  of the mortgage loan,  record ownership was or will be later assigned to MERS,  solely as nominee for the owner of the mortgage  loan,  and  subsequent  assignments of the mortgage were, or in the future  may be, at the sole  discretion  of the  master  servicer,  registered  electronically through  the MERS(R)System.  With  respect to each of these  mortgage  loans,  MERS  serves as mortgagee  of record on the  mortgage  solely as a nominee in an  administrative  capacity  on behalf of the trustee,  and does not have any interest in the mortgage  loan.  For  additional information  regarding the  recording of mortgages in the name of MERS see "Certain  Yield and
Prepayment  Considerations--General"  in this term sheet  supplement  and  "Description  of the
Certificates--Assignment of Mortgage Loans" in the related base prospectus.

        A certain  percentage of the mortgage  loans in any loan group may provide for payment of a prepayment  charge.  With respect to some of these mortgage loans, the prepayment  charge provisions  provide  for  payment of a  prepayment  charge for  partial  prepayments  and full prepayments  made within a certain period  following the origination of that mortgage loan, in an  amount  not to exceed  the  maximum  amount  permitted  by state  law.  The  amount of the applicable  prepayment  charge,  to the extent  permitted under applicable law, is as provided in the related  mortgage  note.  Applicable  law may impose  limitations  on the amount of the prepayment charge or render such prepayment charge unenforceable.  In addition,  under certain circumstances  the master  servicer may waive a prepayment  charge.  To the extent provided in a final  term  sheet  for a class  of  certificates,  the  holders  of a  specified  class  of certificates  may be entitled to all prepayment  charges  received on the mortgage  loans.  In any event,  these amounts will not be available for  distribution  on any of the other offered certificates.  See  "Description  of  Certificates  -  Prepayment  Charges" in this term sheet supplement  and "Certain Legal Aspects of Mortgage  Loans and  Contracts--Default  Interest and
Limitations on Prepayments" in the related base prospectus.

        In  connection  with  mortgage  loans  secured  by  a  leasehold  interest,   if  any,
Residential  Funding shall have  represented to the depositor  that,  among other things:  the use of  leasehold  estates for  residential  properties  is an  accepted  practice in the area
where  the  related  mortgaged  property  is  located;   residential  property  in  such  area
consisting of leasehold estates is readily  marketable;  the lease is recorded and no party is in any way in breach of any  provision  of such  lease;  the  leasehold  is in full  force and effect and is not subject to any prior lien or  encumbrance  by which the  leasehold  could be terminated or subject to any charge or penalty;  and the remaining  term of the lease does not terminate less than ten years after the maturity date of such mortgage loan.

        A portion  of the  mortgage  loans  included  in any loan  group for any series may be subject  to the  Homeownership  and  Equity  Protection  Act of 1994,  as  amended,  as of the closing date for that series,  and none of the mortgage  loans  included in any loan group for any series will be loans that,  under  applicable  state or local law in effect at the time of origination  of the loan,  are  referred to as (1) "high cost" or  "covered"  loans or (2) any other  similar  designation  if the law  imposes  greater  restrictions  or  additional  legal liability for  residential  mortgage loans with high interest  rates,  points and/or fees. See
"Certain  Legal Aspects of Mortgage  Loans--The  Mortgage  Loans--Homeownership  Act and Similar
State Laws" in the related base prospectus.

        A portion of the  mortgage  loans  included in any loan group for any series may be 30 days or more  delinquent  in payment of  principal  and  interest.  For a  description  of the methodology  used to categorize  mortgage loans as delinquent,  see Static Pool Information in this term sheet supplement.

        A portion  of the  mortgage  loans  included  in any loan  group for any series may be
Buy-Down Mortgage Loans or mortgage loans that have been made to an international borrower.

        A portion of the mortgage  loans may be balloon loans that do not fully  amortize,  if at all, providing for a substantial principal payment due at maturity.

        Certain of the stipulations on the  characteristics  of the mortgage loans included in the trust  established for any series may be  stipulations  regarding the Credit Scores of the related  mortgagors.  Credit Scores are obtained by many mortgage  lenders in connection  with mortgage  loan  applications  to help  assess a  borrower's  credit-worthiness.  In  addition,
Credit  Scores may be obtained by  Residential  Funding  after the  origination  of a mortgage loan if the seller does not  provide to  Residential  Funding a Credit  Score.  Credit  Scores
are obtained from credit reports provided by various credit reporting  organizations,  each of which may employ  differing  computer models and  methodologies.  The Credit Score is designed to assess a borrower's  credit history at a single point in time, using objective  information
currently  on  file  for  the  borrower  at  a  particular   credit  reporting   organization.
Information  utilized  to create a Credit  Score may  include,  among  other  things,  payment history,  delinquencies  on accounts,  levels of  outstanding  indebtedness,  length of credit history,  types of credit, and bankruptcy  experience.  Credit Scores range from approximately
350 to  approximately  840, with higher scores  indicating an individual with a more favorable credit  history  compared  to an  individual  with a lower  score.  However,  a  Credit  Score purports only to be a measurement  of the relative  degree of risk a borrower  represents to a lender,  i.e., a borrower with a higher score is  statistically  expected to be less likely to default in payment than a borrower  with a lower score.  In addition,  it should be noted that
Credit  Scores  were  developed  to  indicate a level of default  probability  over a two-year period,  which  does  not  correspond  to the life of a  mortgage  loan.  Furthermore,  Credit
Scores were not developed  specifically  for use in connection  with mortgage  loans,  but for consumer loans in general,  and assess only the borrower's past credit history.  Therefore,  a
Credit Score does not take into  consideration  the  differences  between  mortgage  loans and consumer loans generally,  or the specific  characteristics  of the related mortgage loan, for example,  the LTV ratio,  the  collateral  for the mortgage loan, or the debt to income ratio.
There can be no  assurance  that the  Credit  Scores  of the  mortgagors  will be an  accurate predictor  of the  likelihood  of  repayment  of the  mortgage  loans  included  in the  trust established  for any  series  or that  any  mortgagor's  Credit  Score  would  not be lower if obtained as of the date of issuance of a class of certificates.

        A portion of the mortgage loans included in the trust  established  for any series may provide for payment of a prepayment  charge for partial  prepayments  and prepayments in full, other than a prepayment  occurring  upon the sale of property  securing a mortgage  loan.  The prepayment  charge  generally  applies to prepayments  made within up to five years  following the  origination  of such  mortgage  loan.  The amount of the  prepayment  charge is generally equal to six months'  advance  interest on the amount of the  prepayment  that,  when added to all other amounts prepaid during the  twelve-month  period  immediately  preceding the date of prepayment,  exceeds  twenty  percent (20%) of the original  principal  amount of the mortgage loan.  Prepayment  charges  received on the mortgage loans  included in the trust  established for any series will not be available for  distribution  on the  certificates  included in that series.  See "Certain Yield and Prepayment  Considerations"  in this term sheet supplement and
"Certain   Legal  Aspects  of  the  Mortgage   Loans--Default   Interest  and   Limitations  on
Prepayments" in the related base prospectus.

MORTGAGE RATE ADJUSTMENT

        The interest rates on the mortgage loans adjust  monthly,  generally  after an initial fixed rate period of one month or three  months.  The  mortgage  rate for each  mortgage  loan will be adjusted to equal the sum of the index  applicable  to that  mortgage loan and a fixed percentage  amount,  or note  margin,  for the  mortgage  loan,  subject to  rounding  and the limitations  set forth in the  related  mortgage  note and as  described  in this  term  sheet supplement.

        Each of the mortgage loans will have an initial  minimum  monthly  payment based on an amount that would fully  amortize the  mortgage  loan over a 30 or 40 year term at the initial mortgage  rate in  effect on the  mortgage  loan.  The  initial  mortgage  rate in effect on a mortgage loan  generally  will be lower,  and may be  significantly  lower,  than the mortgage rate that would have been in effect  based on the  related  index and note  margin.  While the interest rate on each mortgage loan will adjust  monthly,  the minimum monthly payment on each mortgage loan  generally will adjust less  frequently,  beginning on the due date of the month following  the month in which the  adjustment  date occurs,  to equal the amount  necessary to pay  interest at the  then-applicable  mortgage  rate and to fully  amortize  the  outstanding stated  principal  balance of each mortgage loan over its remaining  term to stated  maturity, subject to a payment  adjustment cap specified in the related  mortgage loan.  Generally,  the monthly payment adjusts  annually and the payment  adjustment cap on each mortgage loan limits the amount by which the monthly  payment can increase on any annual  payment  adjustment  date to 7.5% per annum.

        No mortgage  loan will have a mortgage  rate that  exceeds the maximum  mortgage  rate
specified  in  the  related   mortgage  note,  or  the  maximum  mortgage  rate.  Due  to  the application  of the maximum  mortgage  rates,  the mortgage  rate on each  mortgage  loan,  as adjusted on any mortgage rate  adjustment  date, may be less than the sum of the index and the gross  margin.  Each  mortgage  loan  will  have a  minimum  mortgage  rate  equal to the rate specified in the related mortgage note or if no minimum rate is specified, the note margin.

        Unless the related index  declines  after  origination of a mortgage loan, the related mortgage rate will generally  increase on the first  adjustment date following  origination of the mortgage  loan.  The  repayment of the mortgage  loans will be dependent on the ability of the mortgagors to make larger  monthly  payments  following  adjustments of the mortgage rate.
Mortgage  loans that have the same initial  mortgage  rate may not always bear interest at the same mortgage rate because these mortgage loans may have different  adjustment  dates, and the mortgage rates therefore may reflect  different  related index values,  note margins,  maximum mortgage rates and minimum mortgage rates.

        Because the mortgage  rates on the mortgage  loans adjust at a different time than the monthly  payments  thereon  and the  payment  caps may limit the  amount by which the  monthly payments  may  adjust,  the  amount of a monthly  payment  may be more or less than the amount necessary  to fully  amortize  the  principal  balance  of the  mortgage  loans  over its then remaining  term at the  applicable  mortgage  rate.  Accordingly,  the  mortgage  loans may be subject to reduced  amortization  (if the monthly  payment due on a due date is  sufficient to pay interest  accrued during the related  interest  accrual period at the applicable  mortgage rate  but is not  sufficient  to  reduce  principal  in  accordance  with a  fully  amortizing schedule);  negative  amortization  (if interest  accrued during the related  interest accrual period at the  applicable  mortgage  rate is greater  the entire  monthly  payment  due on the related due date);  or accelerated  amortization  (if the monthly payment due on a due date is greater  than the  amount  necessary  to pay  interest  accrued  during the  related  interest accrual period at the applicable  mortgage rate and to reduce  principal in accordance  with a fully  amortizing  schedule).  In the event of negative  amortization,  the amount of interest that is not covered by the monthly payment,  or deferred  interest,  is added to the principal balance of such  mortgage  loan and, if such  deferred  interest  is not offset by  subsequent accelerated  amortization,  it may result in a final  lump sum  payment  at  maturity  greater than, and potentially  substantially  greater than, the monthly payment due on the immediately preceding due date.

        Generally the unpaid principal  balance of a mortgage loan may not be increased due to deferred  interest above 110% or 115% of the original  principal  amount of the mortgage loan.
On any day on which the amount of deferred  interest would cause the unpaid principal  balance of a mortgage  loan to exceed that  amount,  the monthly  payment will be adjusted to equal an amount that would fully  amortize the mortgage  loan over the  remaining  term of the mortgage loan at the current  mortgage  rate. In addition,  generally on the fifth  payment  adjustment date and on each fifth payment  adjustment date  thereafter,  the payment  adjustment cap will not apply and the  monthly  payment  will be  adjusted  to equal an amount  that  would  fully amortize  the  mortgage  loan over the  remaining  term of the  mortgage  loan at the  current mortgage rate.

        Generally,  on each  payment date after the initial  fixed rate  period,  the servicer will  present to each  borrower  three  payment  options in addition  to the  minimum  monthly payment  described  above.  Those  payment  options will include (i)  interest  only,  (ii) an amount that will fully  amortize the  mortgage  loan over the  remaining  term of the mortgage loan at the current  mortgage  rate, and (iii) an amount that will fully amortize the mortgage loan over a period of 15 years  from the first  payment  date at the  current  mortgage  rate.
Those  payment  options  will only be  available  to the  borrower if they are higher than the minimum monthly payment described above.

STATIC POOL INFORMATION

        Current  static pool data with  respect to  mortgage  loans  serviced  by  Residential
Funding is available on the  internet at  www.gmacrfcstaticpool.com  (the "Static Pool Data").
Information  presented  under "RALI" as the  issuer/shelf  and "QO" as the series will include information  regarding  prior  securitizations  of  mortgage  loans  that are  similar  to the mortgage loans included in the mortgage pool for any series,  based on  underwriting  criteria and credit  quality,  and that  information  is referred to in this term sheet  supplement  as
Static Pool Data.  Static  Pool Data that  relates to periods  prior to January 1, 2006,  will
not  form  part  of  this  term  sheet  supplement,   the  accompanying  prospectus,   or  the
registration statement relating to the offered certificates.

        As used in the Static Pool Data, a loan is  considered to be "30 to 59 days" or "30 or more days"  delinquent  when a payment due on any due date  remains  unpaid as of the close of business on the last business day  immediately  prior to the next following  monthly due date.
The  determination  as to whether a loan falls into this  category  is made as of the close of business on the last  business day of each month.  Grace  periods and partial  payments do not affect these determinations.

        From time to time, the master  servicer or a subservicer  will modify a mortgage loan,
recasting   monthly  payments  for  delinquent   borrowers  who  have  experienced   financial
difficulties.  Generally  such  borrowers  make payments  under the modified terms for a trial period,  before the modifications  become final.  During any such trial period,  delinquencies are  reported  based on the  mortgage  loan's  original  payment  terms.  The trial  period is designed to evaluate  both a borrower's  desire to remain in the  mortgaged  property  and, in some cases,  a  borrower's  capacity to pay a higher  monthly  payment  obligation.  The trial period  generally may extend to up to six months  before a  modification  is  finalized.  Once the  modifications  become  final  delinquencies  are reported  based on the  modified  terms.
Generally if a borrower fails to make payments  during a trial period,  the mortgage loan goes into  foreclosure.  Historically,  the master  servicer has not modified a material  number of mortgage loans in any pool.  Furthermore,  the rating agencies rating the certificates  impose certain limitations on the ability of the master servicer to modify loans.

        Charge  offs are taken  only  when the  master  servicer  has  determined  that it has received all payments or cash  recoveries  which the master  servicer  reasonably  and in good faith expects to be finally recoverable with respect to any mortgage loan.

        There can be no assurance that the delinquency  and  foreclosure  experience set forth in the Static Pool Data will be  representative  of the results that may be  experienced  with respect to the mortgage loans included in the trust established for any series.

STANDARD HAZARD INSURANCE AND PRIMARY MORTGAGE INSURANCE

        Subject  to limited  exceptions,  each of the  mortgage  loans  included  in the trust established  for any series  will be  required  to be covered by a standard  hazard  insurance policy,  which is referred to as a primary hazard insurance  policy.  In addition,  subject to limited  exceptions,  and to the  best  of  the  depositor's  knowledge,  each  mortgage  loan included in the trust  established  for any series with an LTV ratio at  origination in excess of 80% will be insured by a primary  mortgage  insurance  policy,  which is  referred  to as a primary  insurance  policy,  covering  at least 35% of the  balance  of the  mortgage  loan at origination  if the LTV ratio is between  100.00% and  95.01%,  at least 30% of the balance of the mortgage loan at origination  if the LTV ratio is between 95.00% and 90.01%,  at least 25%
of the balance of the  mortgage  loan at  origination  if the LTV ratio is between  90.00% and
85.01%,  and at least 12% of the balance of the mortgage loan at  origination if the LTV ratio is between 85.00% and 80.01%.

        The primary  insurers  for the  mortgage  loans  included in the trust for each series will have a claims paying ability  acceptable,  as of the cut-off date for that series, to the rating  agencies  that have been  requested  to rate the  related  certificates;  however,  no assurance as to the actual  ability of any of the primary  insurers to pay claims can be given by the  depositor,  the  issuing  entity  or the  underwriters.  See  "Insurance  Policies  on
Mortgage Loans or Contracts" in the related base prospectus.

THE PROGRAM

        General.  Residential  Funding,  under its Expanded Criteria Program,  or the program, purchases  mortgage  loans that may not  qualify for other first  mortgage  purchase  programs such as those run by Fannie Mae or Freddie Mac or by  Residential  Funding in connection  with securities issued by the depositor's  affiliate,  Residential  Funding Mortgage  Securities I,
Inc.  However,  a portion of the  mortgage  loans under the  program may also  qualify for the
Fannie Mae or Freddie  Mac  programs.  Examples  of  mortgage  loans that may not  qualify for such  programs  include  negative  amortization  loans,  mortgage  loans  secured by non-owner occupied  properties,  mortgage  loans made to  borrowers  whose  income is not required to be provided  or  verified,  mortgage  loans  with  high LTV  ratios  or  mortgage  loans  made to borrowers  whose ratios of debt service on the mortgage  loan to income and total debt service on  borrowings  to  income  are  higher  than  for  those  other  programs.  Borrowers  may be international  borrowers.  The mortgage  loans also include  mortgage loans secured by parcels of land that are smaller or larger than the average for these types of loans,  mortgage  loans with higher LTV ratios than in those other  programs,  and mortgage loans with LTV ratios over
80% that do not require primary  mortgage  insurance.  See "--Program  Underwriting  Standards"
below.  The inclusion of those mortgage  loans may present  certain risks that are not present in those other  programs.  The program is  administered  by  Residential  Funding on behalf of the depositor.

        Qualifications  of Program  Sellers.  Each Expanded  Criteria  Program Seller has been selected by Residential  Funding on the basis of criteria  described in Residential  Funding's
Expanded  Criteria  Seller  Guide,  or the Seller  Guide.  See "The  Trusts--Qualifications  of
Sellers" in the related base prospectus.

        Program  Underwriting  Standards.  In accordance  with the Seller Guide,  the Expanded
Criteria  Program  Seller is  required  to review an  application  designed  to provide to the original  lender  pertinent  credit  information  concerning  the  mortgagor.  As  part of the description  of the  mortgagor's  financial  condition,  each mortgagor is required to furnish information,  which may have been supplied  solely in the  application,  regarding its assets, liabilities,  income (except as described below),  credit history and employment history,  and to furnish an  authorization  to apply for a credit  report which  summarizes  the  borrower's credit history with local  merchants and lenders and any record of  bankruptcy.  The mortgagor may also be required to authorize  verifications of deposits at financial  institutions  where the mortgagor had demand or savings accounts.  In the case of non-owner  occupied  properties, income derived from the mortgaged  property may be considered for underwriting  purposes.  For mortgaged property  consisting of a vacation or second home,  generally no income derived from the property is considered for underwriting purposes.

        Based on the data provided in the application and certain verifications,  if required, a  determination  is made by the  original  lender that the  mortgagor's  monthly  income,  if required  to be  stated,  will be  sufficient  to enable  the  mortgagor  to meet its  monthly obligations  on the  mortgage  loan and other  expenses  related  to the  property,  including property  taxes,  utility  costs,  standard  hazard  insurance  and other  fixed  obligations.
Generally,  scheduled  payments  on a  mortgage  loan  during  the first year of its term plus taxes and insurance and all scheduled  payments on obligations  that extend beyond ten months, including  those  mentioned  above  and  other  fixed  obligations,  must  equal no more  than specified  percentages of the prospective  mortgagor's  gross income.  The originator may also consider the amount of liquid assets available to the mortgagor after origination.

        Certain of the mortgage loans have been originated  under "reduced  documentation"  or
"no stated  income"  programs,  which  require less  documentation  and  verification  than do
traditional  "full  documentation"  programs.   Generally,  under  a  "reduced  documentation"
program,  no  verification  of a mortgagor's  stated  income is undertaken by the  originator.
Under a "no stated income" program,  certain borrowers with acceptable  payment histories will not be  required  to provide  any  information  regarding  income  and no other  investigation regarding the borrower's income will be undertaken.  Under a "no income/no asset" program,  no verification  of a  mortgagor's  income  or  assets  is  undertaken  by  the  originator.  The underwriting  for those mortgage  loans may be based  primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

        The  adequacy  of the  mortgaged  property as security  for  repayment  of the related mortgage loan generally is determined by an appraisal in accordance  with appraisal  procedure guidelines  described in the Seller Guide.  Appraisers may be staff appraisers employed by the originator.  The appraisal  procedure  guidelines  generally require the appraiser or an agent on its behalf to  personally  inspect the  property  and to verify  whether the property is in good  condition  and  that  construction,  if  new,  has  been  substantially  completed.  The appraiser  is  required  to consider a market  data  analysis  of recent  sales of  comparable properties  and,  when deemed  applicable,  an  analysis  based on income  generated  from the property,  or  replacement  cost  analysis  based  on the  current  cost  of  constructing  or purchasing a similar property.  In certain instances,  the LTV ratio is based on the appraised value as  indicated on a review  appraisal  conducted  by the  mortgage  collateral  seller or originator.

        Prior to assigning the mortgage loans to the depositor,  Residential Funding will have reviewed the underwriting  information  provided by the mortgage  collateral  sellers for most of the mortgage loans and, in those cases,  determined  that the mortgage loans were generally originated  in  accordance  with or in a manner  generally  consistent  with the  underwriting standards  described in the Seller Guide.  With regard to a material portion of these mortgage loans, this review of underwriting  information by Residential  Funding was performed using an
automated   underwriting  system.  Any  determination   described  above  using  an  automated
underwriting  system  will only be based on the  information  entered  into the system and the
information   the   system   is   programmed   to   review.   See   "The   Trusts--Underwriting
Policies--Automated Underwriting" in the related base prospectus.

        Because of the program  criteria  and  underwriting  standards  described  above,  the mortgage  loans  may  experience  greater  rates of  delinquency,  foreclosure  and loss  than mortgage loans required to satisfy more stringent underwriting standards.

        Billing and Payment  Procedures.  The majority of the mortgage  loans require  monthly payments  to be made no later  than  either  the 1st or 15th day of each  month,  with a grace period.  The  applicable  servicer  sends  monthly  invoices  to  borrowers.  In  some  cases, borrowers  are provided  with coupon  books  annually,  and no invoices  are sent  separately.
Borrowers may elect for monthly  payments to be deducted  automatically  from deposit accounts and may make  payments  by various  means,  including  online  transfers,  phone  payment  and
Western  Union quick  check,  although  an  additional  fee may be charged  for these  payment methods.  Borrowers  may also  elect  to pay one half of each  monthly  payment  amount  every other week, in order to accelerate the amortization of their loans.

UNDERWRITING STANDARDS

        All of the mortgage loans in the mortgage pool were  originated in accordance with the underwriting  criteria of  Residential  Funding  described  under "--The  Program" in this term sheet  supplement.  Residential  Funding will review each  mortgage loan for  compliance  with its  underwriting  standards  prior to purchase as described  under "The Trusts - Underwriting
Policies - Automated Underwriting" in the related base prospectus.

        The applicable  underwriting standards include a set of specific criteria by which the underwriting  evaluation is made.  However,  the  application  of the  underwriting  standards does not imply that each specific  criterion was satisfied  individually.  Rather,  a mortgage loan will be  considered  to be  originated  in  accordance  with the  underwriting  standards described  above if, based on an overall  qualitative  evaluation,  the loan is in substantial compliance with the  underwriting  standards.  For example,  a mortgage loan may be considered to comply  with the  underwriting  standards  described  above,  even if one or more  specific criteria  included  in the  underwriting  standards  were  not  satisfied,  if  other  factors positively compensated for the criteria that were not satisfied.

ADDITIONAL INFORMATION

        Prior to the issuance of the offered  certificates,  Residential  Funding  Corporation may remove  mortgage  loans from the  mortgage  pool as a result of  incomplete  or  defective documentation,  or  if  it  determines  that  the  mortgage  loan  does  not  satisfy  certain characteristics.  Residential  Funding  Corporation  may also add a  limited  number  of other mortgage  loans to the  mortgage  pool prior to the  issuance of the offered  certificates  in substitution for removed loans.

        A  current  report  on Form  8-K  will  be  available  to  purchasers  of the  offered certificates  and will be filed by the  issuing  entity,  in its own name,  together  with the pooling and servicing  agreement,  with the Securities and Exchange  Commission within fifteen days after the initial issuance of the offered certificates.

                               DESCRIPTION OF THE CERTIFICATES

GENERAL

        The trust will issue  certificates  pursuant to the pooling and  servicing  agreement.
The  certificates  consist of certain publicly offered classes of certificates as reflected in any final term sheet for a class of  certificates,  which are referred to  collectively as the offered  certificates,  and one or more  classes,  if any,  of Class B,  Class SB,  Class R or
Class P  Certificates  which  are  not  publicly  offered.  The  various  classes  of  Class A
Certificates  are referred to collectively  as the Class A  Certificates.  The various classes of Class X  Certificates,  if any, are referred to  collectively  as the Class X Certificates.
The  various  classes  of Class A  Certificates  and  Class X  Certificates  are  referred  to collectively  as the  Senior  Certificates.  The  various  class of Class M  Certificates  are referred to  collectively  as the Class M  Certificates.  Those classes of  certificates  that have a  pass-through  rate  based on an  index,  such as LIBOR,  plus a  related  pass-through margin are  referred  to  collectively  as  Adjustable  Rate  Certificates.  Those  classes of certificates  that have a  pass-through  rate based on LIBOR are  collectively  referred to as the LIBOR  Certificates.  See  "Glossary" in the related base  prospectus  for the meanings of capitalized terms and acronyms not otherwise defined in this term sheet supplement.

        The  Senior  Certificates  of  each  group  will  be  will  be  assigned  a  numerical designation,  such as Class I-A and Class  II-A,  or Class 1A or Class 2A, to denote the group to  which  the  certificates  below.  The  Senior  Certificates  of each  group  will  receive payments on the  mortgage  loans in the related loan group,  except as is otherwise  set forth in this term sheet supplement.

        The certificates of any series will evidence the entire beneficial  ownership interest in the related trust.  For any series the related trust will consist of:

o       the mortgage loans;

o       the cash  deposited in respect of the mortgage  loans in the Custodial  Account and in the Certificate Account and belonging to the trust;

o       property  acquired by foreclosure  of the mortgage loans  transferred to that trust or deed in lieu of foreclosure;

o       any applicable primary insurance policies and standard hazard insurance policies;

o       a Basis Risk Shortfall Reserve Fund, if applicable;

o       a yield maintenance agreement, if applicable; and

o       all proceeds of any of the foregoing.

        As used in this term sheet supplement,  references to the related (or words of similar effect) loan group will mean,  in the case of a series with  multiple  loan  groups,  the loan group  from  which a class  of  certificates  will  receive  distributions  of  principal  and interest, and, in the case of a series with a single loan group, the mortgage pool.

        The offered certificates  identified in the final term sheet will be available only in book-entry  form  through  facilities  of The  Depository  Trust  Company,  or  DTC,  and  are
collectively referred to as the DTC registered certificates.

        The DTC  registered  certificates  of any series  will be  represented  by one or more certificates  registered  in the name of Cede & Co.,  as the  nominee  of DTC.  No  beneficial owner will be entitled to receive a certificate  of any class in fully  registered  form, or a definitive  certificate,  except as described in this term sheet supplement under "--Book-Entry
Registration  of  Certain of the  Offered  Certificates--Definitive  Certificates."  Unless and
until  definitive  certificates  are  issued  for the DTC  registered  certificates  under the limited circumstances described in this term sheet supplement:

o       all  references to actions by  certificateholders  with respect to the DTC  registered certificates  shall refer to actions taken by DTC upon instructions from its participants;
    and

o       all references in this term sheet supplement to  distributions,  notices,  reports and statements to  certificateholders  with respect to the DTC registered  certificates  shall refer to  distributions,  notices,  reports  and  statements  to DTC or Cede & Co., as the registered  holder of the DTC  registered  certificates,  for  distribution  to beneficial owners by DTC in accordance with DTC procedures.

GLOSSARY OF TERMS

        The  following  terms are given the  meanings  shown below to help  describe  the cash flows on the certificates for any series:

        ACCRUED CERTIFICATE  INTEREST-- With respect to any class of offered  certificates and any  distribution  date,  an amount  equal to interest  accrued  during the  related  Interest
Accrual Period on its Certificate  Principal  Balance or Notional Amount  immediately prior to that  distribution date at the related  Pass-Through  Rate for that  distribution  date, less,
(x) certain  interest  shortfalls,  including  Relief Act  Shortfalls,  on the mortgage  loans described  below,  and (y), if and to the extent described in any final term sheet for a class of certificates,  any Net Deferred  Interest  allocated to such class of offered  certificates in the manner described in the final term sheet.

Accrued  Certificate  Interest on the offered  certificates  will be reduced by any Prepayment
Interest  Shortfall  for the related  loan group  included in the trust  established  for that series to the  extent  not  covered by the master  servicer  as  described  in this term sheet supplement under "Description of the  Certificates--Interest  Distributions."  Further, Accrued
Certificate  Interest on a class of offered  certificates will also be reduced by the interest portions of Realized Losses allocated to that class of certificates  through  subordination as described in "--Allocation of Losses" below.

Prepayment  Interest  Shortfalls  and Relief Act  Shortfalls  will be allocated to the offered certificates,  on a pro rata basis, on the basis of Accrued  Certificate  Interest  payable on that distribution date absent those reductions.

        ADVANCE-- As to any mortgage  loan and any  distribution  date, an amount equal to the scheduled  payment of principal  and interest on that mortgage loan due during the related Due
Period which was not received as of the close of business on the  business day  preceding  the related determination date.

        AGGREGATE  ADJUSTED STATED PRINCIPAL  BALANCE--With  respect to any distribution  date, the  excess  of the  aggregate  Stated  Principal  Balance  of all  mortgage  loans  over  the
Principal Remittance Amount for such distribution date.

        AVAILABLE  DISTRIBUTION  AMOUNT--With  respect to any distribution date and any series, and as  determined  separately  for each loan  group as  applicable,  an  amount  equal to the aggregate of:

o       the  aggregate  amount of  scheduled  payments on the mortgage  loans  included in the related  loan group due during the  related  Due Period and  received  on or prior to the related  determination  date,  after  deduction of the related  master  servicing fees and any subservicing  fees, which are collectively  referred to as the servicing fees;

o       all  unscheduled  payments on the mortgage  loans  included in the related loan group,
         including   mortgagor   prepayments,   Insurance  Proceeds,   Liquidation   Proceeds,
         Subsequent  Recoveries and proceeds from repurchases of and  substitutions  for these mortgage  loans  occurring  during the  preceding  calendar  month or, in the case of mortgagor prepayments in full, during the related Prepayment Period; and

o       all  Advances  on the  mortgage  loans  included  in related  loan group made for that distribution date, in each case net of amounts  reimbursable  therefrom to the master servicer and any subservicer.

        In addition to the foregoing amounts,  with respect to unscheduled  collections on the mortgage  loans included in the trust  established  for that series,  not including  mortgagor prepayments,  the master  servicer  may elect to treat such amounts as included in the related
Available  Distribution  Amount for the distribution date in the month of receipt,  but is not
obligated  to  do  so.  As  described  in  this  term  sheet  supplement   under   "--Principal
Distributions on the Senior  Certificates,"  any amount with respect to which such election is made  shall be treated  as having  been  received  on the last day of the  preceding  calendar month for the purposes of calculating  the amount of principal and interest  distributions  to any class of certificates.  With respect to any distribution  date, the determination  date is the second business day prior to that distribution date.

        BASIS RISK SHORTFALL--With  respect to any class of certificates other than the Class X
Certificates,  if any,  and any  distribution  date on which the  related  Net WAC Cap Rate is used to determine  the  Pass-Through  Rate of that class of  certificates,  an amount equal to the excess of (x) Accrued  Certificate  Interest for that class  calculated at a rate equal to the  applicable  index plus the related  Margin,  provided that this amount is no greater than
Accrued  Certificate  Interest on that class at a rate  specified in the final term sheet with respect to such class of certificates,  over (y) Accrued  Certificate  Interest for that class calculated using the related Net WAC Cap Rate.

        BASIS RISK SHORTFALL  CARRY-FORWARD  AMOUNT--With  respect to any Class of certificates and any  distribution  date, an amount equal to the amount of the related Basis Risk Shortfall on that class on that  distribution  date,  plus any unpaid  Basis Risk  Shortfall  from prior distribution  dates,  plus interest thereon to the extent not previously paid from Excess Cash
Flow or, if  applicable,  a yield  maintenance  agreement,  at a rate equal to the  applicable index plus the related  Margin;  provided  that this rate is no greater than a rate  specified in the final term sheet with respect to such class of certificates.

        BASIS  RISK  SHORTFALL  RESERVE  FUND--If  and to the  extent set forth in a final term sheet for a class of  certificates,  a reserve  fund to be  established  by the  depositor  as described such term sheet.

        CAPITALIZATION  REIMBURSEMENT  AMOUNT--With  respect to any distribution  date and each loan group any series,  the amount of Advances or  Servicing  Advances  that were added to the outstanding  principal  balance of the mortgage  loans in that loan group during the preceding calendar  month and  reimbursed  to the master  servicer  or  subservicer  on or prior to such distribution  date  for,  plus  the  related  Capitalization  Reimbursement  Shortfall  Amount remaining  unreimbursed  from  any  prior  distribution  date  and  reimbursed  to the  master servicer or  subservicer  on or prior to such  distribution  date for that series.  The master servicer or  subservicer  will be entitled to be  reimbursed  for these  amounts only from the principal collections on the mortgage loans in that loan group.

        CAPITALIZATION  REIMBURSEMENT SHORTFALL AMOUNT-- With respect to any distribution date and each loan group of any  series,  the  amount,  if any,  by which the amount of Advances or
Servicing  Advances  that were added to the  principal  balance of the mortgage  loans in that loan group during the preceding  calendar  month  exceeds the amount of principal  payments on
the  mortgage  loans  in  the  related  mortgage  pool  included  in  the  related   Available
Distribution Amount for that series or distribution date.

        CERTIFICATE GROUP--With respect to each loan group, the related Senior Certificates.

        CERTIFICATE  PRINCIPAL  BALANCE-- With  respect to any class of  offered  certificates and any date of determination,  an amount equal to its initial certificate  principal balance, reduced by the  aggregate of (a) all amounts  allocable to  principal  previously  distributed with  respect  to  that  class  of  certificates  and (b) any  reductions  in its  Certificate
Principal  Balance  in  connection  with the  allocation  of  Realized  Losses  in the  manner described in this term sheet supplement,  and,  increased by (c) if and to the extent provided in any final  term sheet for a class of  certificates,  the  amount of Net  Deferred  Interest allocated to such class of  certificates;  provided  that,  with  respect to any  Distribution
Date,  the  Certificate   Principal   Balances  of  the  Class  A  Certificates  and  Class  M
Certificates,  beginning with the class of certificates with the highest payment priority,  to which a Realized Loss was previously  allocated and remains  unreimbursed will be increased to the extent of Realized  Losses  previously  allocated  thereto and remaining  unreimbursed  in each  case  pursuant  to any  of  the  distributions  described  in  "--Excess  Cash  Flow  and
Overcollateralization"  below,  but  only to the  extent  of  Subsequent  Recoveries  received during  the  previous  calendar  month  remaining  after  giving  effect to the  distributions described  in  clause  first of  "--Excess  Cash  Flow and  Overcollateralization"  below.  The initial  Certificate  Principal  Balance of the Class SB  Certificates is equal to the excess, if any, of (a) the initial  aggregate Stated Principal  Balance of the mortgage loans over (b)
the initial aggregate Certificate Principal Balance of the offered certificates.

        CLASS A  INTEREST  DISTRIBUTION  PRIORITY-- Except to the extent provided in any final term sheet for a class of  certificates,  with respect to each class of  Class A  Certificates and any distribution  date, the amount available for payment of Accrued  Certificate  Interest thereon  for that  distribution  date plus  Accrued  Certificate  Interest  thereon  remaining unpaid from any prior distribution date, in the amounts and priority as follows:

o       first, concurrently,  to each Certificate Group, from the Class A Interest  Remittance
               Amount relating to such Certificate Group, on a pro rata basis;

o       second,  concurrently,  to each Certificate  Group from the remaining Class A Interest
               Remittance Amount for any non-related  Certificate  Groups, pro rata, as needed after  taking  into  account  any  distributions  in respect of interest on the
               Class A Certificates made in first above;

o       third,  concurrently,  from the Principal Remittance Amount related to a Loan Group to the related  Certificate  Group on a pro rata basis,  after taking into account any  distributions in respect of interest on the Class A  Certificates  made in first and second above; and

o       fourth,  concurrently,  from the remaining  Principal  Remittance  Amount related to a
               Loan Group to any  non-related  Certificate  Groups,  pro rata, as needed after taking  into  account any  distributions  in respect of interest on the Class A
               Certificates made in first, second and third above.

        CLASS A INTEREST  REMITTANCE  AMOUNT--With  respect to any  distribution  date, and any
Certificate  Group,  the portion of the Available  Distribution  Amount for that  distribution date  attributable to interest  received or advanced with respect to the mortgage loans in the related Loan Group.

        CLASS A PRINCIPAL DISTRIBUTION  AMOUNT--With respect to any distribution date (i) prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that distribution date, the Principal  Distribution  Amount for that distribution date or (ii)
on or after the  Stepdown  Date if a  Trigger  Event is not in  effect  for that  distribution date, the lesser of:

(a)     the Principal Distribution Amount for that distribution date; and

(b)     the excess, if any, of (A) the aggregate  Certificate Principal Balance of the Class A
      Certificates  immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable  Subordination  Percentage and (2) the Aggregate  Adjusted
      Stated Principal  Balance and (y) the excess of the Aggregate  Adjusted Stated Principal
      Balance, over the Overcollateralization Floor.

        CLASS M PERCENTAGE --With  respect to each class of the Class M  Certificates  for any series and any distribution  date, a percentage equal to the Certificate  Principal Balance of the  related  class  of  Class  M  Certificates  of  that  series  immediately  prior  to that distribution  date divided by the aggregate  Stated  Principal  Balance of all of the mortgage loans  immediately  prior to that  distribution  date,  but in no event  will such  percentage exceed 100%.

        CLASS M PRINCIPAL  DISTRIBUTION  AMOUNT--With respect to any distribution date and each class of Class M  Certificates  (i) prior to the  Stepdown  Date or on or after  the  Stepdown
Date if a Trigger  Event is in effect for that  distribution  date,  the  remaining  Principal
Distribution  Amount for that  distribution  date after  distribution of the Class A Principal
Distribution  Amount and the Class M Principal  Distribution  Amount with respect to any class of Class M Certificates  with a higher payment  priority or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

(a)     the  remaining  Principal   Distribution  Amount  for  that  distribution  date  after distribution  of the Class A Principal  Distribution  Amount and the Class M Principal
        Distribution  Amount  for any  class of  Class M  Certificates  with a higher  payment priority; and

(b)     the excess, if any, of (A) the sum of (1) the aggregate  Certificate Principal Balance of the  Class A  Certificates  and any  Class M  Certificates  with a  higher  payment priority (after taking into account the payment of the Class A Principal  Distribution
        Amount  and the Class M  Principal  Distribution  Amount  for such  classes of Class M
        Certificates for that distribution date) and (2) the Certificate  Principal Balance of such class of Class M Certificates  immediately  prior to that  distribution date over
        (B) the lesser of (x) the product of (1) the applicable  Subordination  Percentage and
        (2) the  Aggregate  Adjusted  Stated  Principal  Balance  and (y)  the  excess  of the
        Aggregate Adjusted Stated Principal Balance, over the Overcollateralization Floor.

        CREDIT  SUPPORT  DEPLETION DATE-- The first  distribution  date on which the aggregate
Certificate Principal Balance of the Class M Certificates has been reduced to zero.

        DEFERRED  INTEREST -- The  amount  of  interest  which is  deferred  and  added to the principal  balance of a mortgage  loan due to the negative  amortization  feature as described in this term sheet supplement.

        DUE DATE--With  respect  to any  distribution  date and any  mortgage  loan,  the date during the related Due Period on which scheduled payments are due.

        DUE PERIOD-- With respect to any  distribution  date,  the calendar month in which the distribution date occurs.

        ELIGIBLE  MASTER  SERVICING  COMPENSATION--With  respect to any  distribution  date, an amount equal to the lesser of (a)  one-twelfth  of 0.125% of the Stated  Principal  Balance as of that  distribution  date and (b) the sum of the master  servicing fee payable to the master servicer in respect of its master  servicing  activities and  reinvestment  income received by the master servicer on amounts payable with respect to that distribution date.

        EXCESS CASH FLOW--With respect to any distribution  date, an amount equal to the sum of
(a) the excess of (i) the Available  Distribution  Amount for that distribution date over (ii)
the sum of (A) the  Interest  Distribution  Amount  for  that  distribution  date  and (B) the
Principal  Remittance  Amount for that  distribution date to the extent applied to the payment
of  principal  on  the  offered   certificates   on  that   distribution   date  and  (b)  the
Overcollateralization Reduction Amount, if any, for that distribution date.

        EXCESS  OVERCOLLATERALIZATION  AMOUNT--With  respect  to  any  distribution  date,  the excess,  if any,  of the  Overcollateralization  Amount  on that  distribution  date  over the
Required Overcollateralization Amount for that distribution date.

        EXPENSE FEE  RATE--With  respect to any  mortgage  loan,  the rates at which the master servicing and subservicing fees are paid.

        FINAL  DISPOSITION-- With respect to a defaulted  mortgage  loan, a Final  Disposition is deemed to have occurred upon a  determination  by the master  servicer that it has received all Insurance Proceeds,  Liquidation  Proceeds and other payments or cash recoveries which the master servicer  reasonably and in good faith expects to be finally  recoverable  with respect to the mortgage loan.

               GROUP NET WAC RATE-- Except as  defined  in any final term sheet for a class of certificates,  with respect to any  distribution  date and loan group, the weighted average of the Net Mortgage  Rates of the  mortgage  loans in the related loan group as of the end of the calendar month immediately preceding the month in which such distribution date occurs.

        GROUP PRINCIPAL  DISTRIBUTION  AMOUNT--On any distribution  date, the Class A Principal
Distribution  Amount for that  distribution  date  multiplied by a fraction,  the numerator of which is the portion of the Principal  Allocation  Amount  related to such loan group for that distribution  date and the denominator of which is the Principal  Allocation Amount for all of the mortgage loans for that distribution date.

        INTEREST  ACCRUAL  PERIOD-- With  respect to any class of LIBOR  Certificates  and any distribution  date, the period  commencing on the prior  distribution date (or, in the case of the first  distribution  date, the closing date) and ending on the day  immediately  preceding that  distribution  date, and with respect to MTA  Certificates  and any other Adjustable Rate
Certificates,  as  specified  in the  final  term  sheet  with  respect  to any such  class of certificates.  With  respect to any other class of  certificates  and any  distribution  date,
the   calendar   month   preceding   the  month  in  which  the   distribution   date  occurs.
Notwithstanding  the foregoing,  the  distributions of interest on any  distribution  date for all classes of  certificates  will reflect  interest  accrued,  and receipts for that interest accrued,  on the mortgage  loans for the preceding  calendar  month,  as may be reduced by any
Prepayment  Interest  Shortfall and other  shortfalls in collections of interest to the extent described in this term sheet supplement.

        INTEREST  DISTRIBUTION  AMOUNT--With  respect to any distribution  date and the offered certificates,  the  aggregate  amount of Accrued  Certificate  Interest for that  distribution date plus any  Accrued  Certificate  Interest  remaining  unpaid  from any prior  distribution
date,   together  with  interest  thereon  at  the  Pass-Through   Rate  in  effect  for  that
distribution  date,  in each case to the extent  distributed  to the  holders  of the  offered certificates as described under "--Interest Distributions."

        LIBOR   CERTIFICATES-- Any  class  of  Adjustable  Rate  Certificates  for  which  the pass-through rate is based on a LIBOR index.

        MTA  CERTIFICATES --  Any  class  of  Adjustable  Rate   Certificates  for  which  the
pass-through rate is based on the MTA index.

        MTA  DETERMINATION  DATE-- For each Interest Accrual Period,  the date on which MTA is determined for any class of Adjustable Rate Certificates for which the index is MTA.

        NET DEFERRED  INTEREST-- On any distribution  date,  Deferred Interest that accrued on the  related  mortgage  loans  during  the  related  Due  Period,  less,  if and to the extent described in any final term sheet any offsets to Deferred  Interests from  prepayments in full and partial  prepayments,  or other principal  collections  available to be distributed on the certificates on that distribution date.

        NET MORTGAGE  RATE--With  respect to any mortgage loan, the mortgage rate thereon minus the Expense Fee Rate.

        NET  WAC CAP  RATE-- Except  as  defined  in any  final  term  sheet  for a  class  of certificates,  with respect to any  distribution  date and loan group, the weighted average of the Net Mortgage  Rates of the  mortgage  loans in the related loan group as of the end of the calendar  month  immediately  preceding  the month in which  such  distribution  date  occurs, weighted on the basis of the Stated  Principal  Balance of each mortgage loan,  minus,  if and to the extent  described in any final term sheet,  the product of (a) the aggregate  amount of
Accrued  Certificate  Interest payable to the Class X Certificates for such  Distribution Date and (b) a fraction,  (x) the numerator of which is 12 and (y) the  denominator of which is the aggregate Stated  Principal  Balance of all of the mortgage loans as of the due date occurring in the month preceding the month of such  distribution  date (after giving effect to principal prepayments  in the prepayment  period related to that prior due date) as may be adjusted,  as described  in the final  term  sheet  with  respect  to a class of  certificates  that  accrue interest on an actual/360 day basis.

        NOTIONAL  AMOUNT--As of any date of determination,  the Notional Amount of any class of
Notional  Certificates  is equal to the aggregate  Certificate  Principal  Balance (or portion thereof) of the related  class or classes of  certificates  described  in the final term sheet immediately  prior to that date.  Reference to a Notional  Amount is solely for convenience in specific  calculations  and  does  not  represent  the  right  to  receive  any  distributions allocable to principal.

        NOTIONAL  CERTIFICATES-- Any class of  certificates  for which  interest  accrues on a
Notional Amount based on the aggregate  Certificate  Principal Balance of the another class of certificates.

        OPTIONAL  TERMINATION  DATE-- The  distribution  date on which  the  aggregate  Stated
Principal  Balance of the  mortgage  loans then held by the trust fund is less than 10% of the aggregate  Stated  Principal  Balance  of the  mortgage  loans as of the  Cut-off  Date  after deducting payments of principal due during the month of the Cut-off Date.

        OVERCOLLATERALIZATION  AMOUNT--With  respect to any distribution  date, the excess,  if any,  of (i)  the  excess  of the  Aggregate  Adjusted  Stated  Principal  Balance  as of that distribution  date over the  principal  portion of Realized  Losses  incurred on the  mortgage loans for the preceding calendar month over (ii) the aggregate  Certificate  Principal Balance of the  certificates  (other than the Class SB Certificates  and Class R  Certificates)  as of
such  date,  after  taking  into  account  distributions  in  respect  of  principal  on  that distribution  date of the Principal  Remittance  Amount and the Excess  Cashflow  allocated to
cover  the  principal   portion  of  any  Realized   Losses  incurred  with  respect  to  that
distribution date as described under "--Excess Cash Flow and Overcollateralization" below.

        OVERCOLLATERALIZATION  INCREASE  AMOUNT--With  respect  to any  distribution  date,  an amount  equal  to the  lesser  of (i) the  Excess  Cash  Flow  available  for  payment  of the
Overcollateralization  Increase Amount for that  distribution date as described under "--Excess
Cash Flow and  Overcollateralization"  below, if any, and (ii) the excess,  if any, of (x) the
Required   Overcollateralization   Amount   for   that   distribution   date   over   (y)  the
Overcollateralization Amount for that distribution date.

        OVERCOLLATERALIZATION  FLOOR-- As set  forth in the  final  term  sheet for a class of certificates.

        OVERCOLLATERALIZATION  REDUCTION  AMOUNT--With  respect  to any  distribution  date for which the Excess  Overcollateralization  Amount is greater  than zero,  an amount equal to the lesser of (i) the  Excess  Overcollateralization  Amount for that  distribution  date and (ii)
the Principal Remittance Amount for that distribution date.

        PASS-THROUGH  MARGIN-- The fixed percentage for any class of certificates,  which when added to the related index, determines the pass-through rate for such class of certificates.

        PRINCIPAL  ALLOCATION  AMOUNT-- With respect to any distribution  date, the sum of (a)
the Principal  Remittance Amount for that  distribution  date, (b) any Realized Losses covered by amounts  included in clause (iv) of the  definition  of Principal  Distribution  Amount and
(c) the aggregate  amount of the principal  portion of Realized  Losses on the mortgage  loans in the calendar month preceding that  distribution  date, to the extent covered by Excess Cash
Flow included in clause (v) of the  definition  of Principal  Distribution  Amount;  provided, however,  that on any distribution  date on which there is (i)  insufficient  Excess Cash Flow to cover all unpaid  Realized  Losses on the mortgage loans  described in clause (b) above, in determining any Group  Principal  Distribution  Amount,  Excess Cash Flow will be allocated to the Class A Certificates,  pro rata, based on the principal  portion of unpaid Realized Losses from prior  distribution  dates on the related  mortgage loans, and (ii)  insufficient  Excess
Cash Flow to cover all Realized  Losses on the mortgage  loans  described in clause (c) above, in determining any Group Principal  Distribution  Amount, the Excess Cash Flow remaining after the allocation  described in clause (b) or (i) above, as applicable,  will be allocated to the
Class A  Certificates,  pro rata,  based on the principal  portion of Realized Losses incurred during the calendar month preceding that distribution date on the related mortgage loans.

        PRINCIPAL DISTRIBUTION  AMOUNT--Except as may be provided in any final term sheet for a class of  certificates,  with respect to any  distribution  date, the lesser of (a) the excess of (i) the Available  Distribution  Amount over (ii) the Interest  Distribution Amount and (b)
the sum of the following:

               (i)    the principal  portion of all scheduled monthly payments on the mortgage loans received or advanced with respect to the related due period;

               (ii)   the  principal  portion of all  proceeds of the  repurchase  of mortgage
        loans,  or,  in  the  case  of  a  substitution,   amounts  representing  a  principal
        adjustment,  as required by the pooling and servicing  agreement  during the preceding calendar month;

               (iii)  except,  if  so  provided  in  any  final  term  sheet  for a  class  of certificates,  to the  extent  applied  to offset  Deferred  Interest,  the  principal portion of all other  unscheduled  collections  received on the mortgage  loans during the preceding  calendar month other than  Subsequent  Recoveries,  including,  without limitation,  Insurance Proceeds,  Liquidation  Proceeds and full and partial Principal
        Prepayments  made by the respective  mortgagors,  to the extent not distributed in the preceding month or, in the case of Principal  Prepayments in full,  during the related
        Prepayment Period;

               (iv)   the lesser of (a) the Excess  Cash Flow for that  distribution  date and
        (b) the  principal  portion of any Realized  Losses  incurred,  or deemed to have been incurred,  on any mortgage  loans in the calendar month  preceding  that  distribution date to the  extent  covered  by  Excess  Cash  Flow  for  that  distribution  date as described under "--Excess Cash Flow and Overcollateralization" below;

               (v)    the lesser of (a) the Excess Cash Flow for that  distribution  date,  to the extent not used pursuant to clause (iv) above on such  distribution  date, and (b)
        the  principal  portion  of any  Realized  Losses  allocated  to any class of  offered certificates on a prior  distribution date and remaining unpaid, to the extent covered by Subsequent  Recoveries for that  distribution date as described under "--Excess Cash
        Flow and Overcollateralization" below; and

               (vi)   the lesser of (a) the Excess Cash Flow for that  distribution  date,  to the extent not used pursuant to clauses (iv) and (v) above on such distribution  date, and (b) the amount of any Overcollateralization  Increase Amount for that distribution date;

               minus

               (vii)  the  amount  of any  Overcollateralization  Reduction  Amount  for  that distribution date; and

               (viii) any related Capitalization Reimbursement Amount.

        In no event will the Principal  Distribution  Amount on any distribution  date be less than zero or greater  than the  aggregate  outstanding  Certificate  Principal  Balance of the offered certificates.

        PRINCIPAL  REMITTANCE  AMOUNT--With  respect to any  distribution  date, the sum of the amounts  described  in clauses  (b)(i),  (b)(ii) and (b)(iii) of the  definition  of Principal
Distribution Amount for that distribution date.

        RECORD  DATE-- With  respect to any  distribution  date,  the last day of the  related
Interest Accrual Period.

        REQUIRED  OVERCOLLATERALIZATION  AMOUNT-- As set forth in the final  term  sheet for a class  of  certificates;  provided  that  the  Required  Overcollateralization  Amount  may be reduced  so long as  written  confirmation  is  obtained  from  each  rating  agency  that the reduction  will not  reduce the  ratings  assigned  to the Class A  Certificates  and  Class M
Certificates  by that  rating  agency  below  the  lower of the  then-current  ratings  or the ratings assigned to those certificates as of the closing date by that rating agency.

        SENIOR  ENHANCEMENT  PERCENTAGE--With  respect to any distribution date, the percentage obtained by dividing (x) the sum of (i) the  aggregate  Certificate  Principal  Balance of the
Class M  Certificates  and Class B  Certificates,  if any, and (ii) the  Overcollateralization
Amount,  in each case prior to the distribution of the Principal  Distribution  Amount on such
distribution   date,  by  (y)  the  Aggregate   Adjusted  Stated  Principal  Balance  on  that
distribution date.

        SEQUENTIAL  TRIGGER EVENT - If and to the extent  provided in any final term sheet for a class  of  certificates,  a  Sequential  Trigger  Event is in  effect  with  respect  to any distribution  date if,  prior to a  specified  distribution  date,  the  aggregate  amount  of
Realized  Losses  on the  mortgage  loans as a  percentage  of the  initial  aggregate  Stated
Principal  Balance as of the cut-off date exceeds the  applicable  amount as set forth in such final term sheet, or if, after the specified distribution date, a Trigger Event is in effect.

        SIXTY-PLUS  DELINQUENCY  PERCENTAGE--With  respect to any distribution date on or after the Stepdown Date, the arithmetic  average,  for each of the three  distribution  dates ending with such  distribution  date,  of the fraction,  expressed as a percentage,  equal to (x) the aggregate Stated  Principal  Balance of the mortgage loans that are 60 or more days delinquent in payment of principal and interest for that distribution  date,  including mortgage loans in foreclosure  and  REO,  over (y) the  Aggregate  Adjusted  Stated  Principal  Balance  for the
immediately preceding distribution date.

        STATED  PRINCIPAL   BALANCE-- With  respect  to  any  mortgage  loan  and  as  of  any distribution  date,  (a) the sum of (i) the principal  balance  thereof as of the cut-off date after  payment of all scheduled  principal  payments due during the month of the cut-off date,
(ii) any  amount  by which  the  outstanding  principal  balance  thereof  has been  increased pursuant to a servicing  modification and (iii) any amount by which the outstanding  principal balance  thereof  has been  increased  for  Deferred  Interest  pursuant  to the  terms of the related  mortgage  note on or prior to the  distribution  date,  minus  (b) the sum of (i) the aggregate  of the  principal  portion of the  scheduled  monthly  payments due with respect to that  mortgage  loan  during  each due period  commencing  on the first due  period  after the cut-off date and ending with the due period  related to the previous  distribution  date which were  received or with respect to which an advance was made,  (ii) all  principal  prepayments with respect to such mortgage loan and all  Liquidation  Proceeds and Insurance  Proceeds,  to
the extent  applied by the master  servicer as  recoveries  of  principal,  in each case which were distributed on any previous  distribution  date, and (iii) any Realized Loss allocated to the trust with respect to that mortgage loan for any previous distribution date.

        STEPDOWN  DATE--The  earlier  to  occur  of (a)  the  distribution  date on  which  the aggregate  Certificate  Principal Balance of the Class A Certificates has been reduced to zero and (b) the  distribution  date  which is the later to occur of (i) the  distribution  date as set  forth  in  the  final  term  sheet  for a  class  of  certificates  and  (ii)  the  first distribution  date on which the Senior  Enhancement  Percentage  is equal to or  greater  than percentage set forth in such final term sheet.

        SUBORDINATE  COMPONENT - With  respect to each loan group and any  distribution  date, the  aggregate  Stated  Principal  Balance of the  mortgage  loans in that loan group for that distribution  date minus the aggregate  Certificate  Principal  Balance of the related  Senior
Certificates immediately prior to that distribution date.

        SUBORDINATION  PERCENTAGE--With  respect  to each class of  offered  certificates,  the respective  approximate  percentage  set  forth  in  the  final  term  sheet  for a  class  of certificates.

        SUBSEQUENT  RECOVERIES--Subsequent  recoveries,  net  of  reimbursable  expenses,  with respect  to  mortgage  loans  that have been  previously  liquidated  and that  resulted  in a
Realized Loss.

        TRIGGER  EVENT--A Trigger Event is in effect with respect to any  distribution  date on or after the  Stepdown  Date if either  (a) the  Sixty-Plus  Delinquency  Percentage  for that distribution  date exceeds the  percentage of the Senior  Enhancement  Percentage as set forth in the final  term sheet for a class of  certificates  for that  distribution  date or (b) the aggregate  amount of Realized  Losses on the  mortgage  loans as a  percentage  of the initial aggregate  Stated  Principal  Balance of the mortgage loans as of the cut-off date exceeds the applicable amount set forth in the final term sheet for a class of certificates.

MULTIPLE LOAN GROUP STRUCTURE

        The  mortgage  loans in the trust may be  divided  into one or more  loan  groups,  as described  above  under  "Description  of the  Mortgage  Pool."  Distributions  on the Class A
Certificates  and Class X Certificates,  if any, will be based  primarily on amounts  received or advanced  with  respect to the  related  loan  group.  However,  the Excess Cash Flow for a loan group will be  available  to pay amounts  related to the  following  for the  non-related loan group in the order of priority set forth below and as further  described  under  "--Excess
Cash Flow and Overcollateralization" below:

               o      current Realized Losses;

               o      overcollateralization;

               o      Prepayment Interest Shortfalls;

               o      Basis Risk Shortfalls;

               o      current period Relief Act Shortfalls; and

               o      the  principal  portion  of any  Realized  Losses  previously  allocated thereto that remain unreimbursed.

INTEREST DISTRIBUTIONS

        Interest  distributions  will be as  described  in any final term sheet for a class of certificates.  Except as  provided  in any final  term sheet for a class of  certificates,  on each  distribution  date,  holders of the Class A Certificates  and Class X  Certificates,  if
any,  will  be  entitled  to  receive  interest   distributions  from  the  related  Available
Distribution  Amount,  in the order of  priority  described  in the final  term  sheet,  in an amount equal to the Accrued  Certificate  Interest thereon for that distribution date plus any
Accrued  Certificate  Interest,  together  with interest  thereon at the related  Pass-Through
Rate, remaining unpaid from any prior distribution date.

        To the extent  provided in any final term sheet for a class of  certificates,  holders of any class of certificates  intended to be the beneficiary of a yield maintenance  agreement will also be entitled to receive  payments,  if any, made  pursuant to such yield  maintenance agreement.

        Except as  provided  in any final  term  sheet  for a class of  certificates,  on each distribution  date,  holders of each class of the Class M  Certificates  will be  entitled  to receive  interest  distributions  in an amount  equal to the Accrued  Certificate  Interest on
such  class,  plus  any  Accrued   Certificate   Interest  remaining  unpaid  from  any  prior
distribution  date,  together with interest thereon at the related  Pass-Through  Rate, to the extent of the Available  Distribution  Amount remaining after distributions of interest to the
Class A Certificates and  distributions of interest to any class of Class M Certificates  with a higher payment priority.

      As described in the definition of "Accrued  Certificate  Interest," Accrued  Certificate
Interest on each class of  certificates  of any series is subject to reduction in the event of specified  interest  shortfalls on the mortgage  loans in the related  mortgage pool allocable thereto.

      Prepayment  Interest  Shortfalls will result because  interest on prepayments in full is paid by the  related  mortgagor  only to the date of  prepayment,  and  because no interest is distributed  on  prepayments  in part, as these  prepayments in part are applied to reduce the outstanding  principal  balance of the related  mortgage loans as of the Due Date in the month of prepayment.

        With respect to any distribution date, any Prepayment  Interest  Shortfalls during the preceding  calendar month will be offset by the master servicer,  but only to the extent these
Prepayment  Interest Shortfalls do not exceed Eligible Master Servicing  Compensation.  On any
distribution  date,   Eligible  Master  Servicing   Compensation  will  be  applied  to  cover
Prepayment Interest Shortfalls.

        Prepayment  Interest  Shortfalls  relating to the mortgage loans which are not covered as  described  above  and  Relief  Act  Shortfalls  relating  to the  mortgage  loans  will be allocated to the related offered  certificates,  on a pro rata basis, based upon the amount of
Accrued  Certificate  Interest  that would have  accrued on these  certificates  absent  these shortfalls, in each case in reduction of Accrued Certificate Interest thereon.

        Any interest shortfalls resulting from the failure of the yield maintenance  agreement provider to make payments  pursuant to the yield  maintenance  agreement,  if any, will not be unpaid Accrued  Certificate  Interest and will not be paid from any source on any distribution date.

        The ratings assigned to the offered  certificates do not address the likelihood of the receipt  of any  amounts  in  respect  of  any  Prepayment  Interest  Shortfalls,  Basis  Risk
Shortfall  Carry-Forward  Amounts  or  Relief  Act  Shortfalls.  See  "--Excess  Cash  Flow and
Overcollateralization" below.

BASIS RISK SHORTFALL RESERVE FUND

        If and to the extent  provided for in a final term sheet for a class of  certificates, on the  closing  date,  the  depositor  will  cause,  on behalf of the trust,  an amount to be deposited with the trustee for deposit in the Basis Risk  Shortfall  Reserve Fund,  which,  to the extent  provided  for,  will be an amount  estimated to equal the amount of any  potential shortfall  of interest,  on those  classes of  certificates  identified  as being  entitled to such, on the initial  distribution  date due to the fact that certain mortgage loans are still in their  initial  fixed-rate  period and the Net WAC Rate will be less than LIBOR or MTA plus the  related  Pass-Through  Margin,  as the case may be,  on such  distribution  date.  To the extent any such class of  certificates  entitled  to the  benefit of the Basis Risk  Shortfall
Reserve  Fund  has a  shortfall  of  interest  on the  initial  distribution  date  due to the application  of the Net WAC Rate,  amounts  will be  withdrawn  from the Basis Risk  Shortfall
Reserve Fund and paid class of certificates on the initial  distribution  date.  Except as may be  provided  in  a  final  term  sheet  for  a  class  of  certificates,  after  the  initial distribution  date,  the Basis  Risk  Shortfall  Reserve  Fund will be closed  and  amounts on deposit therein will be distributed to the underwriter or its designee.

DETERMINATION OF LIBOR

        LIBOR for any class of LIBOR  Certificates  and any  Interest  Accrual  Period will be determined as described in the three succeeding paragraphs.

        LIBOR shall be  established  by the trustee for each Interest  Accrual  Period.  LIBOR will equal the rate for United  States  dollar  deposits  for one month  which  appears on the
Telerate Screen Page 3750 of the Moneyline  Telerate  Capital Markets Report as of 11:00 A.M.,
London  time,  on the  second  LIBOR  business  day prior to the  first  day of that  Interest
Accrual  Period,  or the LIBOR  rate  adjustment  date.  Telerate  Screen  Page 3750 means the display  designated  as page 3750 on the  Telerate  Service or any other  page as may  replace page 3750 on that service for the purpose of  displaying  London  interbank  offered  rates of major  banks.  If the rate does not appear on that page or any other page as may replace  that page  on that  service,  or if the  service  is no  longer  offered,  any  other  service  for displaying  LIBOR or comparable  rates that may be selected by the trustee after  consultation with the master servicer, the rate will be the reference bank rate.

        The  reference  bank  rate  will be  determined  on the  basis  of the  rates at which deposits  in U.S.  Dollars  are  offered by the  reference  banks,  which shall be three major banks that are  engaged  in  transactions  in the London  interbank  market,  selected  by the trustee  after  consultation  with the  master  servicer.  The  reference  bank  rate  will be determined as of 11:00 A.M.,  London time, on the day that is one LIBOR  business day prior to the immediately  preceding  distribution  date to prime banks in the London  interbank  market for a period  of one  month  in  amounts  approximately  equal  to the  aggregate  Certificate
Principal Balance of the LIBOR  Certificates  then  outstanding.  The trustee will request the principal  London  office of each of the  reference  banks to provide a quotation of its rate.
If at  least  two  quotations  are  provided,  the  rate  will be the  arithmetic  mean of the quotations.  If on that date fewer than two  quotations  are provided as  requested,  the rate will be the  arithmetic  mean of the rates quoted by one or more major banks in New York City, selected by the trustee after  consultation  with the master  servicer,  as of 11:00 A.M., New
York City  time,  on that date for  loans in U.S.  Dollars  to  leading  European  banks for a period of one month in amounts  approximately  equal to the  aggregate  Certificate  Principal
Balance of the LIBOR  Certificates  then  outstanding.  If no quotations can be obtained,  the rate  will be  LIBOR  for the  prior  distribution  date;  provided  however,  if,  under  the priorities listed  previously in this paragraph,  LIBOR for a distribution date would be based on LIBOR for the previous  distribution date for the third consecutive  distribution date, the trustee shall, after consultation with the master servicer,  select an alternative  comparable index over  which the  trustee  has no  control,  used for  determining  one-month  Eurodollar lending rates that is calculated  and published or otherwise  made available by an independent party.  LIBOR  business  day means any day other than (i) a Saturday or a Sunday or (ii) a day on which  banking  institutions  in the city of London,  England are required or authorized by law to be closed.

        The  establishment  of LIBOR  by the  trustee  and the  master  servicer's  subsequent calculation of the pass-through  rates  applicable to the LIBOR  Certificates for the relevant
Interest Accrual Period, in the absence of manifest error, will be final and binding.

DETERMINATION OF MTA

        MTA for any Interest Accrual Period will be determined as described below.

        MTA shall be established  by the trustee for each Interest  Accrual  Period.  MTA is a per annum  rate  equal to the  twelve-month  moving  average  monthly  yield on United  States
Treasury  securities  adjusted to a constant  maturity of one year as published by the Federal
Reserve Board in statistical  Release No. H.15(519),  or the Release,  determined by averaging the monthly yield for the most recent twelve  months.  The MTA used for each Interest  Accrual
Period  will be the most  recent MTA figure  available  as of the  related  MTA  Determination
Date.  If MTA is no longer available, the new index for the MTA Certificates will be LIBOR.

        The  establishment  of  MTA  by the  trustee  and  the  master  servicer's  subsequent calculation of the  pass-through  rates  applicable to the MTA  Certificates  for the relevant
Interest Accrual Period, in the absence of manifest error, will be final and binding.

PREPAYMENT CHARGES

        To the extent set forth in a final term sheet for a class of certificates,  a class of certificates  for any  series  may be  entitled  to  receive  on each  distribution  date  any prepayment  charges payable in connection with certain  principal  prepayments on the mortgage loans,  unless  such  prepayment  charges  are waived as further  described  below and are not otherwise required to be paid by the master servicer.

        The amount available for  distribution to the holders of a class of  certificates,  if any,  entitled to the  prepayment  charges on any  distribution  date in respect of prepayment charges is  determined  by the amount of  prepayment  charges  paid by the  mortgagors  or the master  servicer in connection  with  principal  prepayments  on the mortgage loans during the prepayment period applicable for such distribution date.

        Generally,  each  prepayment  charge is only  applicable to certain  prepayments  on a mortgage loan and only remains  applicable  with respect to such mortgage loan for the limited time periods specified in the terms of such prepayment  charge.  In addition,  some state laws restrict the imposition of prepayment  charges even when the mortgage loans expressly  provide for the  collection of those  charges.  It is possible that  prepayment  charges and late fees may not be collected  even on mortgage  loans that  provide for the payment of these  charges.
In  that  event,  these  amounts  will  not  be  available  for  distribution  on a  class  of certificates  entitled to prepayment  charges.  See "Certain  Legal Aspects of Mortgage  Loans
and   Contracts--Default   Interest  and  Limitations  on  Prepayments"  in  the  related  base prospectus.

        Pursuant  to the  pooling  and  servicing  agreement,  if a class of  certificates  is entitled to  prepayment  charges,  the master  servicer is not permitted to waive (or permit a servicer to waive) any prepayment  charge unless:  (i) the  enforceability  thereof shall have been  limited by  bankruptcy,  insolvency,  moratorium,  receivership  and other  similar laws relating to creditors'  rights  generally,  (ii) the  enforcement  thereof is illegal,  or any local,  state or federal  agency  has  threatened  legal  action if the  prepayment  charge is enforced,  (iii) the  collectability  thereof shall have been limited due to  acceleration  in connection  with a foreclosure  or other  involuntary  payment or (iv) such waiver is standard and  customary in servicing  similar  mortgage  loans and relates to a default or a reasonably foreseeable  default and would, in the reasonable  judgment of the master  servicer,  maximize recovery of total  proceeds  taking into account the value of such  prepayment  charge and the related  mortgage loan. The master  servicer is not permitted to waive a prepayment  charge in connection  with a  refinancing  of a  mortgage  loan that is not  related  to a default  or a reasonably  foreseeable  default.  A  prepayment  charge  may  only be  waived  by the  master servicer pursuant to the standards described above.

        Investors  should note that in certain  instances,  the amount of a prepayment  charge might not be charged to the  mortgagor.  If the master  servicer is not allowed or required to waive (or permit the servicer to waive) the  prepayment  charge,  the amount is required to be remitted by the master  servicer;  otherwise the master  servicer will not have any obligation to make any payments  from its own funds in respect of prepayment  charges.  See "Risk Factors
-   Certificates   entitled  to  prepayment   charges"  and  "Certain   Yield  and  Prepayment
Considerations" herein."

PRINCIPAL DISTRIBUTIONS

        Principal  distributions  will be as  described in any final term sheet for a class of certificates.  Except  as  provided  in any  final  term  sheet  for a class of  certificates, holders  of each  class of the  Class A  Certificates  will be  entitled  to  receive  on each distribution  date,  to  the  extent  of the  portion  of the  Available  Distribution  Amount remaining  after the Interest  Distribution  Amount is distributed and in the manner set forth
below,  a  distribution   allocable  to  principal   equal  to  the  related  Group  Principal
Distribution  Amount.  Except as provided in any final term sheet for a class of certificates, each Group  Principal  Distribution  Amount will be distributed to each class of related Class
A  Certificates,  on a pro  rata  basis,  in  accordance  with  their  respective  Certificate
Principal  Balances,  until the aggregate  Certificate  Principal Balance of each class of the
Class A Certificates has been reduced to zero.

        Except as  provided  in any final term sheet for a class of  certificates,  holders of each class of the Class M  Certificates  will be  entitled  to  receive  on each  distribution date, to the extent of the portion of the Available  Distribution  Amount  remaining after the sum of the Interest  Distribution  Amount, the Class A Principal  Distribution  Amount and the
Class M  Principal  Distribution  Amount  for any class of Class M  Certificates  with a lower numerical class designation has been distributed,  the related Class M Principal  Distribution
Amount,  in  reduction  of  the  Certificate  Principal  Balance  of  that  class,  until  the
Certificate Principal Balance of that class has been reduced to zero.

EXCESS CASH FLOW AND OVERCOLLATERALIZATION

        Excess Cash Flow will be applied on any  distribution  date as  described in any final term  sheet for a class of  certificates.  Except as  provided  in any final  term sheet for a class of  certificates,  the  pooling and  servicing  agreement  will  require  that,  on each distribution  date,  the Excess  Cash Flow,  if any,  be applied on any  distribution  date as follows:

o       first,  as part  of the  Principal  Distribution  Amount,  the  principal  portion  of
               Realized  Losses  previously  allocated  to reduce  the  Certificate  Principal
               Balance of any class of Class A, Class M or Class B  Certificates,  if any, and
               remaining  unreimbursed,  but only to the extent of Subsequent  Recoveries  for that distribution date;

o       second, as part of the related Principal  Distribution  Amount,  the principal portion of Realized  Losses  incurred on the mortgage loans for the preceding  calendar month;

o       third,  to pay to the  holders  of the Class A, Class M and Class B  Certificates,  if
               any,  the  Overcollateralization  Increase  Amount  as  part  of the  Principal
               Distribution Amount;

o       fourth,  to pay the holders of the Class A, Class M and Class B Certificates,  if any,
               the amount of any Prepayment  Interest  Shortfalls  allocated  thereto for that distribution date, on a pro rata basis based on Prepayment  Interest Shortfalls allocated  thereto to the  extent not  covered  by  Eligible  Master  Servicing
               Compensation;

o       fifth,  to pay to the  holders  of the Class A, Class M and Class B  Certificates,  if
               any,  pro  rata,  based on unpaid  Prepayment  Interest  Shortfalls  previously allocated thereto,  any Prepayment  Interest  Shortfalls  remaining unpaid from prior distribution dates together with interest thereon;

o       sixth,  to pay the holders of the Class A, Class M and Class B  Certificates,  if any,
               the  amount  of  any  Relief  Act   Shortfalls   allocated   thereto  for  that
               distribution  date,  on a pro rata basis  based on the  Relief  Act  Shortfalls allocated thereto on that distribution date;

o       seventh, to pay the holders of the Class A Certificates,  pro rata, and then the Class
               M  Certificates  and Class B  Certificates,  if any, in order of priority,  the principal  portion of any Realized  Losses  previously  allocated  thereto that remain unreimbursed;

o       eighth,  after taking into accounts,  if applicable,  amounts received under any yield maintenance  agreement  on  that  distribution  date,  if  and  to  the  extent described  in any final term sheet for a class of  certificates,  to pay to the
               holders  of  the  Class  X  Certificates,   pro  rata,  then  to  the  Class  A
               Certificates,  pro  rata,  and then to the  Class M  Certificates  and  Class B
               Certificates,   if  any,  in  order  of  priority,  the  Basis  Risk  Shortfall
               Carry-Forward Amount for the related class;

o       ninth,  to pay to the holders of the Class SB  Certificates  and Class R  Certificates
               any  balance  remaining,  in  accordance  with  the  terms of the  pooling  and servicing agreement.

        On any distribution  date, any amounts payable  pursuant to clauses first,  second and third  above  as part of the  Principal  Distribution  Amount  shall be paid as  described  in
"--Principal  Distributions"  above.  Any amounts payable pursuant to clause eighth above shall not accrue  interest or reduce the Certificate  Principal  Balance of the Class A, Class M and
Class B Certificates, if any.

        In  addition,  notwithstanding  the  foregoing,  on any  distribution  date  after the distribution  date  on  which  the  Certificate  Principal  Balance  of  a  class  of  offered certificates  has been  reduced to zero,  that class of offered  certificates  will be retired and will no longer be  entitled  to  distributions,  including  distributions  in  respect  of
Prepayment Interest Shortfalls and Basis Risk Shortfalls.

        Except as  provided in any final term sheet for a class of  certificates,  the pooling and servicing  agreement  will require that the Excess Cash Flow,  to the extent  available as described  above and to the extent  necessary,  will be applied as an  accelerated  payment of principal on the offered certificates,  to the extent that the Required  Overcollateralization
Amount  exceeds  the   Overcollateralization   Amount  as  of  that  distribution   date.  The
application  of  Excess  Cash  Flow  to  the  payment  of  principal  on a  class  of  offered certificates  has the  effect  of  accelerating  the  amortization  of that  class of  offered certificates relative to the amortization of the mortgage loans.

ALLOCATION OF LOSSES

        Except as  otherwise  provided  in any final term  sheet for a class of  certificates,
Realized Losses with respect to the mortgage loans will be allocated or covered as follows:

o       first, to the Excess Cash Flow for the related distribution date;

o       second, by the reduction of the Overcollateralization Amount until reduced to zero;

o       third, to each class of the Class B  Certificates,  if any,  sequentially,  in inverse order of their numerical  designation,  until the Certificate Principal Balance thereof has been reduced to zero;

o       fourth, to each class of the Class M Certificates,  sequentially,  in inverse order of their numerical  designation,  until the Certificate  Principal Balance thereof has been reduced to zero;

o       fifth,  for losses with respect to any loan group, to the related Class A Certificates in the  order  as  set  forth  in any  final  term  sheet  for  such  class  of certificates,  until the Certificate Principal Balance thereof has been reduced to zero;

        With  respect  to any  defaulted  mortgage  loan that is finally  liquidated,  through foreclosure sale,  disposition of the related mortgaged  property if acquired on behalf of the certificateholders  by  deed  in  lieu  of  foreclosure,  or  otherwise,  the  amount  of loss realized,  if any, will equal the portion of the Stated Principal Balance  remaining,  if any, plus  interest  thereon  through the date of  liquidation,  after  application  of all amounts recovered,  net of  amounts  reimbursable  to the  master  servicer  or  the  subservicer  for
Advances and expenses,  including  attorneys'  fees,  towards  interest and principal owing on the mortgage  loan.  These losses are  referred to in this term sheet  supplement  as Realized
Losses.

        The  principal  portion of any Realized  Loss,  other than a Debt  Service  Reduction, allocated  to any  class  of  offered  certificates  will be  allocated  in  reduction  of its
Certificate  Principal  Balance,  until reduced to zero. The interest  portion of any Realized
Loss,  other than a Debt Service  Reduction,  allocated  to any class of offered  certificates will  be  allocated  in  reduction  of  its  Accrued  Certificate  Interest  for  the  related distribution  date.  In addition,  any  allocation of a Realized Loss may be made by operation of the payment priority for the certificates set forth in this term sheet supplement.

        In order to maximize the  likelihood  of  distribution  in full of amounts of interest and principal to be distributed to holders of the Class A Certificates,  on each  distribution date,  holders  of each class of the Class A  Certificates  have a right to  distributions  of each of the Interest  Distribution  Amount and Principal  Distribution Amount that is prior to the rights of the holders of the Class M  Certificates  and Class B  Certificates,  if any. In
addition,  overcollateralization  and the  application  of Excess Cash Flow will also increase the  likelihood  of  distribution  in full of amounts of interest and principal to the Class A
Certificates and Class M Certificates.

        The  priority of payments  among the Class M  Certificates,  as described in this term sheet  supplement,  also has the effect during certain periods,  in the absence of losses,  of decreasing  the  percentage  interest  in  the  trust  evidenced  by  any  class  of  Class  M
Certificates with a higher payment priority,  thereby increasing,  relative to its Certificate
Principal  Balance,  the  subordination  afforded to such class of the Class M Certificates by overcollateralization  and any class of  related  Class M  Certificates  with a lower  payment priority and the Class B Certificates, if any.

        In  addition,  in  instances  in which a mortgage  loan is in default or if default is reasonably  foreseeable,  and if determined by the master  servicer to be in the best interest
of  the   certificateholders,   the  master  servicer  or  subservicer  may  permit  servicing modifications  of the mortgage  loan rather than  proceeding  with  foreclosure,  as described under "Description of the  Certificates--Servicing  and Administration of Mortgage  Collateral"
in the related base prospectus.  However, the master servicer's and the subservicer's  ability to perform  servicing  modifications  will be subject to some  limitations,  including but not limited  to the  following.  Advances  and  other  amounts  may be  added  to the  outstanding principal  balance  of a mortgage  loan only once  during  the life of a  mortgage  loan.  Any amounts added to the principal  balance of the mortgage loan, or capitalized  amounts added to the  mortgage  loan,  will be required  to be fully  amortized  over the term of the  mortgage loan.  All  capitalizations  are to be implemented in accordance  with  Residential  Funding's program  guide and may be  implemented  only by  subservicers  that have been  approved by the master  servicer for that  purpose.  The final  maturity of any mortgage  loan included in the trust  established for any series shall not be extended beyond the assumed final  distribution date for that series.  No  servicing  modification  with respect to a mortgage  loan will have the effect of reducing  the  mortgage  rate below the lesser of (i)  one-half of the  mortgage rate as in effect on the  applicable  cut-off  date and (ii) the  Expense  Fee Rate.  Further, the  aggregate  current  principal  balance  of all  mortgage  loans  included  in  the  trust established for any series subject to  modifications  can be no more than five percent (5%) of the  aggregate  principal  balance of those  mortgage  loans as of the  cut-off  date for that series,  but this  limit  may  increase  from  time to time  with the  consent  of the  rating agencies rating that series of certificates.

ADVANCES

        Prior to each  distribution  date, the master servicer is required to make Advances of payments  which were due on the  mortgage  loans on the Due Date in the related Due Period and not received on the business day next preceding the related determination date.

        These  Advances  are  required  to be made on  mortgage  loans  included  in the trust established  for any series  only to the extent  they are deemed by the master  servicer to be recoverable  from  related  late  collections,  Insurance  Proceeds or  Liquidation  Proceeds.
Recoverability is determined in the context of existing  outstanding  arrearages,  the current loan-to-value  ratio and an  assessment  of the fair  market  value of the  related  mortgaged property.  The purpose of making  these  Advances  is to  maintain a regular  cash flow to the certificateholders,  rather than to guarantee or insure against  losses.  The master  servicer will not be required to make any  Advances  with  respect to  reductions  in the amount of the monthly  payments on the mortgage loans due to Debt Service  Reductions or the  application of the Relief Act or similar  legislation or  regulations.  Any failure by the master servicer to make an Advance as  required  under the pooling and  servicing  agreement  for any series will constitute  an event of default  thereunder,  in which case the trustee,  as successor  master servicer,  will be obligated to make any Advance,  in accordance with the terms of the pooling and servicing agreement for that series.

        All Advances on mortgage loans included in the trust  established  for any series will be  reimbursable  to the master  servicer  on a first  priority  basis from late  collections,
Insurance  Proceeds  and  Liquidation  Proceeds  from  the  mortgage  loan  as  to  which  the unreimbursed  Advance was made. In addition,  any Advances previously made which are deemed by the master servicer to be  nonrecoverable  from related late collections,  Insurance  Proceeds and  Liquidation  Proceeds may be  reimbursed  to the master  servicer out of any funds in the
Custodial  Account  with  respect to the  related  loan group  prior to  distributions  on the offered certificates.

        The pooling  and  servicing  agreement  for any series  will  provide  that the master servicer may enter into a facility  with any person which  provides  that such person,  or the advancing  person,  may directly or indirectly fund Advances and/or Servicing  Advances on the mortgage loans included in the trust  established  for that series,  although no such facility will  reduce or  otherwise  affect the master  servicer's  obligation  to fund these  Advances and/or  Servicing  Advances.  No facility  will require the consent of any  certificateholders or the trustee.  Any Advances and/or  Servicing  Advances made by an advancing person would be reimbursed to the advancing person under the same provisions  pursuant to which  reimbursement would be made to the master  servicer if those  advances  were funded by the master  servicer, but on a priority  basis in favor of the  advancing  person as opposed to the master  servicer or any successor  master  servicer,  and without being subject to any right of offset that the trustee or the trust might have against the master servicer or any successor master servicer.

                         CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

        The yield to  maturity  on each class of offered  certificates  of any series  will be primarily affected by the following factors:

o       the rate and timing of principal  payments on the  mortgage  loans in the related loan group or groups included in the trust established for that series,  including prepayments, defaults  and  liquidations,  and  repurchases  due  to  breaches  of  representations  or warranties;

o       the  allocation  of  principal   payments   among  the  various   classes  of  offered
    certificates of that series;

o       realized  losses and interest  shortfalls  on the  mortgage  loans in the related loan group or groups included in the trust established for that series;

o       the pass-through rate on the offered  certificates,  and fluctuations in any index for the mortgage loans or the offered certificates of that series;

o       to the  extent  provided  in any final term  sheet for a class of  certificates,  with respect  to  any  class  of  certificates  intended  to  be  the  beneficiary  of a  yield maintenance agreement, payment, if any, made pursuant to such yield maintenance agreement;

o       if applicable,  the allocations of Net Deferred  Interest among the various classes of related offered certificates; and

o       the purchase price paid for the offered certificates of that series.

        For additional considerations relating to the yields on the offered certificates,  see
"Yield  Considerations"  and  "Maturity  and  Prepayment  Considerations"  in the related base prospectus.

PREPAYMENT CONSIDERATIONS

        The yields to maturity and the aggregate  amount of distributions on each class of the offered  certificates  of any series  will be  affected  by the rate and  timing of  principal payments  on the  mortgage  loans in the  related  loan group or groups  included in the trust established  for that series.  The yields may be adversely  affected by a higher or lower than anticipated  rate of  principal  payments on the  mortgage  loans in the related loan group or groups in the  trust  established  for that  series.  The rate of  principal  payments  on the mortgage loans will in turn be affected by the  amortization  schedules of the mortgage loans, including any initial interest only periods,  the rate and timing of mortgagor  prepayments on the mortgage loans,  liquidations of defaulted  mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

        The timing of changes in the rate of  prepayments,  liquidations  and purchases of the related  mortgage  loans may  significantly  affect the yield to an investor in that series of certificates,  even if the  average  rate  of  principal  payments  experienced  over  time is consistent  with an  investor's  expectation.  In  addition,  the rate of  prepayments  of the related  mortgage  loans and the  yields  to  investors  on the  related  certificates  may be affected by refinancing  programs,  which may include  general or targeted  solicitations,  as described  under  "Maturity and  Prepayment  Considerations"  in the related base  prospectus.
Since the rate and timing of principal  payments on the  mortgage  loans will depend on future events and on a variety of factors,  as  described  in this term sheet  supplement  and in the
related  base   prospectus   under  "Yield   Considerations"   and  "Maturity  and  Prepayment
Considerations",  no  assurance  can be  given  as to the  rate  or the  timing  of  principal payments  on the  offered  certificates.  The  yields  to  maturity  and  rate  of  timing  of principal  payments on the offered  certificates  will only be affected by the rate and timing of  payments  on the  mortgage  loans in the  related  loan  group,  except  under the limited circumstances described in this term sheet supplement.

        The mortgage  loans may be prepaid by the mortgagors at any time;  provided,  however, that the  mortgage  loans may impose a  prepayment  charge for  partial  prepayments  and full prepayments,  which may have a substantial  effect on the rate of prepayment of those mortgage loans.  See  "Description  of the  Mortgage  Pool--General"  in  this  term  sheet  supplement.
Unless  otherwise  specified  in the final term  sheet,  the  prepayment  charges  will not be available for distribution on the offered certificates.

        To the  extent  set forth in any final  term  sheet for a class of  certificates,  all prepayment  charges  collected  with respect to the mortgage loans will be paid to the holders of  a  class  of  certificates,  if  any,  entitled  to  prepayment  charges.  In  any  event, prepayment  charges will not be available for distribution on any other offered  certificates.
The amount available for  distribution to the holders of the a class of certificates  entitled to  prepayment  charges  on  any  distribution  date  in  respect  of  prepayment  charges  is determined by the amount of prepayment  charges  collected  from the  mortgagors in connection with principal  prepayments on the mortgage loans during the prepayment  period  applicable to such  distribution  date.  Generally,  each  prepayment  charge is only  applicable to certain prepayments  on a mortgage  loan and only remains  applicable  with  respect to such  mortgage loan  for the  limited  time  periods  specified  in the  terms  of  such  mortgage  loan.  In addition,  under  certain  instances,  the  master  servicer  may  waive  the  payment  of the prepayment  charges.  The yield to maturity on a class of certificates  entitled to prepayment charges  will depend on the rate and timing of receipt of  prepayment  charges on the mortgage loans,  which are  difficult  to  predict  and which may  fluctuate  significantly  over time.
Investors  should  conduct their own analysis of the effect,  if any, that the rate and timing of  payment of  prepayment  charges  may have on the  performance  of a class of  certificates entitled to those  charges.  Further,  some state laws  restrict the  imposition of prepayment charges even when the mortgage  loans  expressly  provide for the collection of those charges.
It is possible  that  prepayment  charges and late fees may not be collected  even on mortgage loans that provide for the payment of these  charges.  In that event,  these  amounts will not be available for  distribution  on the class of certificates  entitled to prepayment  charges.
See "Certain Legal Aspects of Mortgage Loans and  Contracts--Default  Interest and  Limitations
on Prepayments"  in the related base prospectus.

        Prepayments,  liquidations  and  purchases  of  the  mortgage  loans  will  result  in distributions  to holders of the related  offered  certificates  of  principal  amounts  which would  otherwise be distributed  over the remaining terms of the mortgage loans in the related
mortgage  pool.  Factors  affecting  prepayment,   including  defaults  and  liquidations,  of
mortgage loans include  changes in mortgagors'  housing  needs,  job transfers,  unemployment, mortgagors'  net equity in the  mortgaged  properties,  changes in the value of the  mortgaged properties,  mortgage  market  interest  rates,  solicitations  and  servicing  decisions.  In addition,  if prevailing  mortgage  rates fell  significantly  below the mortgage rates on the related mortgage loans,  the rate of prepayments,  including  refinancings,  would be expected to increase.  Conversely,  if prevailing  mortgage rates rose significantly above the mortgage rates on the related  mortgage  loans,  the rate of prepayments on the related  mortgage loans would be expected to decrease.

        The rate of  defaults  on the  mortgage  loans will also affect the rate and timing of principal  payments  on the  mortgage  loans.  In  general,  defaults  on  mortgage  loans are expected to occur with  greater  frequency  in their early  years.  As a result of the program criteria and underwriting  standards  applicable to the mortgage loans, the mortgage loans may experience rates of delinquency,  foreclosure,  bankruptcy and loss that are higher than those experienced  by mortgage  loans that satisfy the  standards  applied by Fannie Mae and Freddie
Mac first  mortgage  loan  purchase  programs,  or by  Residential  Funding for the purpose of acquiring  mortgage loans to collateralize  securities issued by Residential  Funding Mortgage
Securities  I, Inc.  For  example,  the rate of default on mortgage  loans that are secured by non-owner occupied  properties,  mortgage loans made to borrowers whose income is not required to be  provided  or  verified,  mortgage  loans  made to  borrowers  with high  debt-to-income ratios,  and  mortgage  loans  with high LTV  ratios,  may be higher  than for other  types of mortgage  loans.  See  "Description  of the  Mortgage  Pool--The  Program"  in this term  sheet supplement.  Furthermore,  the rate and timing of  prepayments,  defaults and  liquidations on the  mortgage  loans will be affected by the general  economic  condition of the region of the country in which the related  mortgaged  properties  are  located.  The risk of  delinquencies and loss is greater and prepayments  are less likely in regions where a weak or  deteriorating economy  exists,  as may be evidenced  by, among other  factors,  increasing  unemployment  or falling  property  values.  See "Maturity and Prepayment  Considerations"  in the related base prospectus.

        The negative  amortization  feature of the mortgage  loans may affect the yield on the
certificates.   As  a  result  of  the  negative  amortization  of  the  mortgage  loans,  the outstanding  principal  balance of a mortgage  loan will  increase  by the amount of  Deferred
Interest.  During  periods in which the  outstanding  principal  balance of a mortgage loan is increasing due to the addition of Deferred Interest,  the increasing  principal balance of the mortgage  loan may  approach  or exceed  the value of the  related  mortgaged  property,  thus increasing  both the  likelihood of defaults and the risk of loss on any mortgage loan that is required to be  liquidated.  Furthermore,  each  mortgage loan provides for the payment of any remaining  unamortized  principal  balance  of such  mortgage  loan  (due to the  addition  of
Deferred  Interest,  if any,  to the  principal  balance  of the  mortgage  loan)  in a single payment at the maturity of the mortgage  loan.  Because the  mortgagors  may be so required to make a larger single  payment upon maturity,  it is possible that the default risk  associated with the  mortgage  loans is  greater  than that  associated  with fully  amortizing  mortgage loans.  The rate of  Deferred  Interest  on the  mortgage  loans will also  affect the rate of principal  distributions on the certificates because unscheduled  principal collections on the mortgage loans will be applied to cover Deferred Interest on the mortgage loans.

        The rate and timing of  principal  prepayments  relative to the rate and timing of the creation of Deferred  Interest on the  mortgage  loans will also affect the yields to maturity on the classes of  certificates.  To the extent that there is Net Deferred  Interest,  it will be  allocated  as  described  in the  final  term  sheet  for a  class  of  certificates.  Any allocation of Net Deferred Interest to a class of certificates or  interest-bearing  component of a class of certificates  will reduce the amount of interest  distributable on that class or component.  To the  extent  described  in the final  term  sheet for a class of  certificates, interest will thereafter  accrue on the Net Deferred  Interest so allocated,  and, if provided in any final term sheet for a class of  certificates,  may  increase  the related  Certificate
Principal  Balance of a class of  certificates,  increasing  the weighted  average life of the applicable  class  of  certificates.  Any  increase  in  the  weighted  average  life  of  the applicable  class  of  certificates  may  increase  the  risk  that  Realized  Losses  will be allocated to those classes of  certificates.  If and to the extent described in any final term sheet for a class of certificates,  the amount of the Deferred  Interest on the mortgage loans may be offset by using full and partial  principal  prepayments  on the mortgage loans to make distributions  of current  interest on the  certificates.  On any  distribution  date,  to the extent that the aggregate  Deferred  Interest on the mortgage loans as of the related due date exceeds the unscheduled principal  collections,  such excess amounts will be deducted from the interest  payable on the  certificates  and  thereby  cause a delay in the  payment of Accrued
Certificate  Interest on the classes of  certificates  to which the Net  Deferred  Interest is allocated.

        The mortgage loans  typically are assumable under some  circumstances  if, in the sole judgment of the master servicer or the applicable  subservicer,  the prospective  purchaser of a mortgaged  property is  creditworthy  and the security for the mortgage loan is not impaired by the assumption.

        Most of the mortgage loans contain due-on-sale  clauses.  The terms of the pooling and servicing  agreement for any series generally  require the master servicer or any subservicer, as the case may be, to enforce any  due-on-sale  clause to the extent it has  knowledge of the conveyance or the proposed  conveyance of the underlying  mortgaged property and to the extent permitted  by  applicable  law,  except  that any  enforcement  action  that  would  impair or threaten to impair any  recovery  under any related  insurance  policy will not be required or permitted.

ALLOCATION OF PRINCIPAL PAYMENTS

        The yields to maturity of the offered  certificates  may be affected to the extent any
Excess Cash Flow is used to accelerate payments of principal on the offered  certificates.  In addition,  the  amount  of any  Overcollateralization  Increase  Amount  paid  to the  offered certificates  on any  payment  date will be affected  by,  among  other  things,  the level of delinquencies  and  losses on the  mortgage  loans,  the  level of the  index  that is used to determine the  pass-through  rate on certificates and the level of the indices on the mortgage loans.

        Certificates  with  Subordination  Features:  The  yield to  maturity  on the class of
Class M Certificates  or Class B  Certificates,  if any, then  outstanding  with a Certificate
Principal  Balance  greater  than zero with the  lowest  payment  priority  will be  extremely sensitive to losses on the mortgage  loans included in the trust  established  for that series and the  timing of those  losses  because  certain  amounts  of  losses  that are  covered  by
subordination   will  be  allocated  to  that  class  of  Class  M  Certificates  or  Class  B
Certificates.  After the Credit  Support  Depletion  Date,  the yield to maturity of any class of Senior Support  Certificates  will be extremely  sensitive to losses on the mortgage loans, and the timing  thereof,  because  certain losses that would be allocable to the related class or classes of Super  Senior  Certificates  will be  allocated  to related  class or classes of
Senior Support Certificates.

REALIZED LOSSES AND INTEREST SHORTFALLS

        The yield to  maturity  and the  aggregate  amount of  distributions  on each class of offered  certificates  will be  affected  by the  timing of  borrower  defaults  resulting  in
Realized  Losses on the related  mortgage  loans, to the extent such losses are not covered by credit  support in the form of the Excess Cash Flow,  overcollateralization  or  subordination provided  to any class of Super  Senior  Certificates  by a class of  related  Senior  Support
Certificates,  the  Class  A  Certificates  by the  Class  M  Certificates  and  the  Class  B
Certificates,  if  any,  and,  with  respect  to any  Class  M  Certificates,  by any  Class M
Certificates   with  a  lower  payment  priority  and  the  Class  B  Certificates,   if  any.
Furthermore,  as described in this term sheet  supplement,  the timing of receipt of principal
and  interest  by  the  offered   certificates   may  be  adversely   affected  by  losses  or
delinquencies  on the related  mortgage  loans if those  losses or  delinquencies  result in a change in the Required Overcollateralization Amount.

        The amount of interest  otherwise  payable to holders of the offered  certificates  of any series will be reduced by any interest  shortfalls  on the mortgage  loans with respect to the  related  loan group or groups  included in the trust  established  for that series to the extent not covered by the Eligible  Master  Servicing  Compensation  and Excess Cash Flow,  in
each case as described in this term sheet  supplement.  These shortfalls will not be offset by a reduction in the  servicing  fees  payable to the master  servicer or  otherwise,  except as described  in this term sheet  supplement  with  respect to  Prepayment  Interest  Shortfalls.
Prepayment   Interest   Shortfalls  will  only  be  covered  by  Eligible   Master   Servicing
Compensation  and Excess  Cash Flow to the  extent  described  in this term sheet  supplement.
Relief Act Shortfalls  allocated to the offered  certificates on a distribution date will only be covered to the extent of Excess Cash Flow available  therefor on that  distribution date in
the  manner  described  under   "Description  of  the  Certificates--  Excess  Cash  Flow  and
Overcollateralization  Provisions."  Relief Act  Shortfalls  will not carry forward or be paid on other distribution dates. See "Description of the  Certificates--Interest  Distributions" in
this term sheet  supplement  for a discussion  of possible  shortfalls  in the  collection  of interest.

        The  recording of  mortgages  in the name of MERS is a relatively  new practice in the
mortgage  lending  industry.   While  the  depositor  expects  that  the  master  servicer  or applicable  subservicer  will be able to commence  foreclosure  proceedings  on the  mortgaged properties,  when  necessary  and  appropriate,  public  recording  officers and others in the mortgage  industry,  however,  may have limited,  if any,  experience  with lenders seeking to foreclose mortgages,  assignments of which are registered with MERS.  Accordingly,  delays and
additional  costs  in  commencing,   prosecuting  and  completing   foreclosure   proceedings,
defending  litigation  commenced  by third  parties and  conducting  foreclosure  sales of the mortgaged  properties  could  result.  Those delays and  additional  costs with respect to the mortgage  loans  included  in the trust  established  for any  series  could in turn delay the distribution  of liquidation  proceeds to the  certificateholders  of that series and increase the amount of Realized Losses on those mortgage  loans.  In addition,  if, as a result of MERS discontinuing  or becoming unable to continue  operations in connection with the MERS(R)System, it becomes  necessary to remove any mortgage  loan included in the trust  established  for any series  from  registration  on the MERS(R)System  and to  arrange  for the  assignment  of the related  mortgages to the trustee,  then any related  expenses  shall be  reimbursable  by the trust for that series to the master  servicer,  which will reduce the amount  available to pay principal of and interest on the  outstanding  class or classes of certificates of that series with a Certificate  Principal  Balance  greater than zero with the lowest payment  priorities.
For  additional  information  regarding  the  recording  of  mortgages in the name of MERS see
"Description of the Mortgage  Pool--General"  in this term sheet supplement and "Description of the Certificates--Assignment of Mortgage Loans" in the related base prospectus.

PASS-THROUGH RATES

        The  yields  to  maturity  on the  offered  certificates  will be  affected  by  their pass-through  rates.  Any  class  of  Adjustable  Rate  Certificates  may not  always  receive interest at a rate equal to the applicable  index plus the related margin.  In addition,  if a class of offered  certificates  is subject to a cap based on the related Net WAC Cap Rate, and if the related  Net WAC Cap Rate is less than the  applicable  index plus the related  margin, the  pass-through  rate on that class of Adjustable Rate  Certificates  will be limited to the related  Net WAC Cap  Rate.  Thus,  the  yield  to  investors  in a class of  Adjustable  Rate
Certificates  will be sensitive to fluctuations in the level of the applicable  index and will be adversely affected by the application of the related Net WAC Cap Rate cap.  Therefore,  the prepayment  of  the  mortgage  loans  with  higher  mortgage  rates  may  result  in  a  lower pass-through rate on the related Adjustable Rate Certificates.

        Investors in the Adjustable Rate Certificates  should be aware that the mortgage loans have adjustable  interest  rates, in most cases after an initial fixed rate period,  but their monthly  payments  and  amortization  schedules  adjust  annually  and are  subject to maximum interest rates and payment caps.  Consequently,  the interest that becomes due on the mortgage loans  during  the  related  Due  Period may be less than  interest  that would  accrue on the related  Adjustable  Rate  Certificates  at the rate of the applicable  index plus the related margin.  In a rising interest rate  environment,  the Adjustable Rate Certificates may receive interest at the related Net WAC Cap Rate for a  protracted  period of time.  In  addition,  in this  situation,  there would be little or no Excess  Cash Flow to cover  losses and to create additional  overcollateralization.  Moreover,  because  the  initial  mortgage  rates  on  the mortgage loans may be lower than the related  minimum  mortgage  rates,  and will remain fixed for the initial  fixed rate  period,  the related Net WAC Cap Rate may  initially be less than it will be once the mortgage loans have all adjusted to their fully-indexed  rate.  Therefore, prior to the month in which all of the  mortgage  loans have  adjusted to their  fully-indexed rate, there may be a greater risk that the  Pass-Through  Rate on any class of Adjustable Rate
Certificates  may be limited by the related Net WAC Cap Rate.  In addition,  the  pass-through rates on any class of  Adjustable  Rate  Certificates  may be subject to a cap as set forth in the final term sheet for such class of certificates.

        To the extent the related  Net WAC Cap Rate is paid on any class of the  certificates, the  difference  between  the  related  Net WAC Cap  Rate  and the  pass-through  rate on such certificates  (but not more than any cap as set forth in the final  term  sheet for such class of  certificates),  will create a basis risk  shortfall  that will carry forward with interest thereon.  These  basis risk  shortfalls  will only be  payable  from  Excess  Cash Flow or, if applicable,  a yield maintenance agreement or other derivative instrument,  and, in any event, may remain  unpaid on the  Optional  Termination  Date or the  applicable  final  distribution date.

CLASS X CERTIFICATE YIELD CONSIDERATIONS

        The pre-tax yield on the Class X  Certificates,  if any, will be sensitive to both the timing of receipt of prepayments  and the overall rate of principal  prepayments  and defaults on the  mortgage  loans  included  in  the  related  loan  group,  which  rate  may  fluctuate significantly  over time.  Investors in the Class X  Certificates  should  fully  consider the risk that a rapid rate of  prepayments  on the  mortgage  loans  included in the related  loan group could result in the failure of those investors to fully recover their investments.

        Investors  in the  Class X  Certificates  should  note  that  increases  in any  index applicable  to any cap on the  rate  payable  to the  Class X  Certificates,  or to any  index applicable to any other class of  certificates to which the  pass-through  rate on the Class X
Certificates  is  related,  may have a  material  negative  effect on the yield on the Class X
Certificates  and may reduce the yield to zero even if the  prepayments  on the mortgage loans are consistent with the investors expectations as to prepayment rates.

PURCHASE PRICE

        In  addition,  the yield to maturity on each class of the  offered  certificates  will depend on, among other things,  the price paid by the holders of the offered  certificates and the  related  pass-through  rate.  The  extent to which the yield to  maturity  of an  offered certificate is sensitive to prepayments  will depend,  in part, upon the degree to which it is purchased  at a  discount  or  premium.  In  general,  if a class of offered  certificates  is purchased  at a premium  and  principal  distributions  thereon  occur at a rate  faster  than assumed at the time of purchase,  the  investor's  actual yield to maturity will be lower than anticipated  at the time of  purchase.  Conversely,  if a class  of  offered  certificates  is purchased  at a discount  and  principal  distributions  thereon  occur at a rate  slower than assumed at the time of purchase,  the  investor's  actual yield to maturity will be lower than anticipated at the time of purchase.

ASSUMED FINAL DISTRIBUTION DATE

        The  assumed  final  distribution  date  with  respect  to each  class of the  offered certificates  will be specified in the final term sheet for a class of  certificates or in the pooling  and  servicing  agreement  for  that  series.  No  event of  default,  change  in the priorities for  distribution  among the various classes or other  provisions under the pooling and servicing  agreement  will arise or become  applicable  solely by reason of the failure to retire the entire  Certificate  Principal  Balance of any class of  certificates  on or before its assumed final distribution date.

WEIGHTED AVERAGE LIFE

        Weighted  average life refers to the average  amount of time that will elapse from the date of  issuance  of a security to the date of  distribution  to the  investor of each dollar distributed  in  reduction  of principal  of the  security.  The weighted  average life of the offered  certificates  will be influenced by, among other things,  the rate at which principal of the  mortgage  loans  is  paid,  which  may  be in  the  form  of  scheduled  amortization, prepayments or liquidations.

        Prepayments on mortgage loans are commonly measured relative to a prepayment  standard or model.  For example,  CPR,  represents a constant rate of prepayment each month relative to the then  outstanding  principal  balance of a pool of mortgage loans. CPR does not purport to be a historical  description of prepayment  experience or a prediction of the anticipated rate of prepayment  of any pool of mortgage  loans,  including the mortgage  loans in this mortgage pool.  In addition,  it is very  unlikely  that the  mortgage  loans will prepay at a constant level of CPR until  maturity or that all of the  mortgage  loans will prepay at the same level of CPR.  Moreover,  the  diverse  remaining  terms  to  maturity  and  mortgage  rates  of the mortgage  loans in the  related  mortgage  pool  could  produce  slower  or  faster  principal distributions  than  indicated  at the  various  constant  percentages  of  CPR,  even  if the weighted  average  remaining  term to  maturity  and  weighted  average  mortgage  rate of the mortgage loans are as assumed.  Investors are urged to make their  investment  decisions based on their  determination  as to  anticipated  rates of prepayment on the mortgage  loans in the related loan group under a variety of scenarios.  Any difference  between the  assumptions and the actual  characteristics  and performance of the mortgage  loans,  or actual  prepayment or loss  experience,  will  affect the  percentages  of initial  Certificate  Principal  Balances outstanding over time and the weighted average lives of the classes of offered certificates.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

        The after-tax rate of return on the Residual  Certificates  of any series will reflect their  pre-tax  rate of return,  reduced by the taxes  required to be paid with respect to the
Residual  Certificates  of that  series.  Holders of Residual  Certificates  of any series may have tax  liabilities  with respect to their Residual  Certificates  during the early years of the trust for that series that substantially  exceed any distributions  payable thereon during any such period.  In  addition,  holders of Residual  Certificates  of any series may have tax
liabilities  with  respect  to  their  Residual   Certificates  the  present  value  of  which
substantially  exceeds  the  present  value of  distributions  payable  thereon and of any tax benefits that may arise with respect  thereto.  Accordingly,  the after-tax  rate of return on the Residual  Certificates  of any series may be negative or may  otherwise  be  significantly adversely  affected.  The timing and amount of taxable  income  attributable  to the  Residual
Certificates  of any series will  depend on,  among  other  things,  the timing and amounts of prepayments and losses experienced on the mortgage loans in the related loan group.

        The Residual  Certificateholders  of any series are  encouraged  to consult  their tax advisors as to the effect of taxes and the receipt of any  payments  made to those  holders in connection  with the purchase of the  Residual  Certificates  on after-tax  rates of return on the  Residual  Certificates.  See  "Material  Federal  Income Tax  Consequences"  in this term sheet  supplement  and  "Material  Federal  Income  Tax  Consequences"  in  the  related  base prospectus.

                               POOLING AND SERVICING AGREEMENT

GENERAL

        The  certificates  for each series will be issued under a series  supplement  for that series,  dated as of the cut-off  date for that series,  to the standard  terms of pooling and servicing  agreement,  dated as of March 1, 2006,  together  referred  to as the  pooling  and servicing  agreement,  among the  depositor,  the master  servicer,  and  Deutsche  Bank Trust
Company  Americas,  as  trustee.  Reference  is  made  to  the  related  base  prospectus  for
important   information  in  addition  to  that  described  herein  regarding  the  terms  and conditions  of the pooling and  servicing  agreement  and the  offered  certificates  for each series.  The offered  certificates of any series will be transferable  and  exchangeable at an office of the  trustee,  which will serve as  certificate  registrar  and  paying  agent.  The depositor  will  provide a  prospective  or actual  certificateholder  of any  series  without charge, on written request, a copy, without exhibits,  of the pooling and servicing  agreement for that series.  Requests should be addressed to the President,  Residential  Accredit Loans,
Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

        Under the  pooling  and  servicing  agreement  of any  series,  transfers  of Residual
Certificates  of that series are  prohibited to any  non-United  States  person.  Transfers of the  Residual  Certificates  are  additionally  restricted  as  described  in the  pooling and servicing  agreement for that series.  See "Material  Federal Income Tax Consequences" in this term sheet  supplement  and "Material  Federal  Income Tax  Consequences --REMICs--Taxation  of
Owners of REMIC  Residual  Certificates--Tax  and  Restrictions  on Transfers of REMIC Residual
Certificates to Certain  Organizations" and "--Noneconomic REMIC Residual  Certificates" in the
related  base  prospectus.  In addition to the  circumstances  described  in the related  base prospectus,  the depositor may terminate the trustee for any series for cause under  specified circumstances.  See "The  Pooling and  Servicing  Agreement--The  Trustee" in the related  base prospectus.

CUSTODIAL ARRANGEMENTS

        The trustee  will  appoint  Wells  Fargo  Bank,  N.A.,  to serve as  custodian  of the mortgage  loans.  The custodian is not an affiliate of the depositor,  the master  servicer or the sponsor.  No servicer  will have  custodial  responsibility  for the mortgage  loans.  The custodian will maintain  mortgage loan files that contain  originals of the notes,  mortgages, assignments  and allonges in vaults located at the sponsor's  premises in Minnesota.  Only the custodian  has access to these  vaults.  A shelving  and filing  system  segregates  the files relating to the mortgage loans from other assets serviced by the master servicer.

        The Master Servicer and Subservicers

        Master  Servicer.  The  master  servicer,  an  affiliate  of the  depositor,  will  be responsible  for master  servicing  the  mortgage  loans.  Master  servicing  responsibilities include:

        o      receiving funds from subservicers,
        o      reconciling servicing activity with respect to the mortgage loans,
        o      calculating remittance amounts to certificateholders,
        o      sending remittances to the trustee for distributions to certificateholders,
        o      investor and tax reporting,
        o      coordinating loan repurchases,
        o      oversight of all servicing activity, including subservicers,
        o      following  up with  subservicers  with  respect  to  mortgage  loans  that  are delinquent or for which servicing decisions may need to be made,
        o      approval of loss mitigation strategies,
        o      management and liquidation of mortgaged  properties  acquired by foreclosure or deed in lieu of foreclosure, and
        o      providing  certain  notices  and  other  responsibilities  as  detailed  in the pooling and servicing agreement.

        The  master  servicer  may,  from time to time,  outsource  certain  of its  servicing functions,  such as foreclosure  management,  although any such  outsourcing  will not relieve the master  servicer  of any of its  responsibilities  or  liabilities  under the  pooling and servicing agreement.

        For a general description of the master servicer and its activities,  see "Sponsor and
Master Servicer" in this term sheet  supplement.  For a general  description of material terms relating to the master  servicer's  removal or  replacement,  see "The  Pooling and  Servicing
Agreement     Rights Upon Event of Default" in the related base prospectus.

        Subservicer   Responsibilities.   Subservicers  are  generally   responsible  for  the
following duties:

        o      communicating with borrowers;
        o      sending monthly remittance statements to borrowers;
        o      collecting payments from borrowers;
        o      recommending  a loss  mitigation  strategy for borrowers who have  defaulted on their loans  (i.e. repayment plan, modification, foreclosure, etc.);
        o      accurate and timely  accounting,  reporting and remittance of the principal and interest  portions  of monthly  installment  payments  to the master  servicer, together  with  any  other  sums  paid by  borrowers  that are  required  to be remitted;
        o      accurate  and  timely  accounting  and  administration  of escrow  and  impound accounts, if applicable;
        o      accurate and timely reporting of negative amortization amounts, if any;
        o      paying escrows for borrowers, if applicable;
        o      calculating and reporting payoffs and liquidations;
        o      maintaining an individual file for each loan; and
        o      maintaining   primary  mortgage   insurance   commitments  or  certificates  if
               required, and filing any primary mortgage insurance claims.

        Homecomings  Financial  Network,  Inc. The subservicing  agreement  between the Master
Servicer  and  Homecomings  provides  that  Homecomings  will  provide  all  of  the  services described in the  preceding  paragraph.  Homecomings  is a Delaware  corporation  and has been servicing mortgage loans secured by first liens on one-to four-family  residential  properties since  1996.  Homecomings  was  incorporated  as  a  wholly-owned  subsidiary  of  Residential
Funding  Corporation in 1995 to service and originate  mortgage  loans.  In 1996,  Homecomings acquired  American  Custody  Corporation to begin servicing  subprime  mortgage loans,  and in
1999  Homecomings  acquired  Capstead  Inc.  to focus on  servicing  prime  loans  such as the mortgage  loans  described  herein.  After  Capstead  Inc. was  acquired,  Homecomings'  total servicing  portfolio  was 164,000  loans with an  aggregate  principal  balance of $25 billion with 20% being  subprime.  The three  servicing  locations were  integrated onto one servicing system/platform  by the end of 2001 becoming one of the first servicing  operations to service all loan products on one servicing  system.  The operations of each of the acquired  companies have  been  integrated  into  Homecomings'  servicing  operations.  Approximately  85%  of the mortgage loans currently  master serviced by Residential  Funding  Corporation are subserviced
by  Homecomings.   As  of  December  31,  2005,  Homecomings  serviced  approximately  782,000 mortgage  loans  with an  aggregate  principal  balance  of  approximately  $104  billion.  In
addition  to  servicing   mortgage  loans  secured  by  first  liens  on  one-to-four   family
residential  properties,  Homecomings  services  mortgage  loans secured by more junior second liens on residential  properties,  and mortgage loans made to borrowers with imperfect  credit
histories,   and  subprime  mortgage  loans.   Homecomings  also  performs  special  servicing
functions  where the  servicing  responsibilities  with respect to delinquent  mortgage  loans that  have  been  serviced  by third  parties  is  transferred  to  Homecomings.  Homecomings'
servicing  activities  have  included  the  activities  specified  above  under  "--Subservicer responsibilities".

        Homecomings may, from time to time,  outsource certain of its subservicing  functions, such as contacting  delinquent  borrowers,  property tax  administration  and hazard insurance administration,  although  any such  outsourcing  will not relieve  Homecomings  of any of its responsibilities  or liabilities as a subservicer.  If Homecomings  engages any subservicer to subservice  10% or more of the  mortgage  loans,  or any  subservicer  performs  the  types of services requiring additional  disclosures,  the issuing entity will file a Report on Form 8 K providing any required additional disclosure regarding such subservicer.

        The  following  table sets forth the  aggregate  principal  amount of  mortgage  loans serviced  by  Homecomings  for the past five years and for the three  months  ended  March 31,
2006. The percentages shown under  "Percentage  Change from Prior Year" for years 2001 through
2005  represent  the ratio of (a) the  difference  between  the  current and prior year volume over (b) the prior year volume.

                                                   Homecomings Servicing Portfolio

First Lien Mortgage Loans

       Volume by                                                                                                          Three Months
   Principal Balance           2001               2002               2003               2004               2005           Ended 3/31/06
Prime Mortgages(1)         $25,532,458,680    $27,343,774,000    $29,954,139,212    $31,943,811,060    $44,570,851,126    $49,891,968,825
Non-Prime Mortgages(2)     $17,039,860,699    $27,384,763,000    $39,586,900,679    $44,918,413,591    $52,102,835,214    $53,398,985,646
Total                      $42,572,319,379    $54,728,537,000    $69,541,039,891    $76,862,224,651    $96,673,686,340   $103,290,954,471
Prime Mortgages(1)                  59.97%             49.96%             43.07%             41.56%             46.10%             48.30%
Non-Prime Mortgages(2)              40.03%             50.04%             56.93%             58.44%             53.90%             51.70%
Total                              100.00%            100.00%            100.00%            100.00%            100.00%            100.00%
Percentage Change
from Prior Year(3)
Prime Mortgages(1)                 (6.30)%              7.09%              9.55%              6.64%             39.53%                  -
Non-Prime Mortgages(2)              56.49%             60.71%             44.56%             13.47%             15.99%                  -
Total                               11.62%             28.55%             27.07%             10.53%             25.78%                  -

======================================================================================================================================

Junior Lien Mortgage Loans

        Volume by                                                                                                         Three Months
    Principal Balance            2001              2002                2003               2004              2005         Ended 3/31/06
Prime Mortgages(1)           $8,024,136,313     $7,627,424,000      $7,402,626,296     $7,569,300,685   $7,442,264,087    $8,808,218,189
Non-Prime Mortgages(2)                    -                  -                   -                  -                -                 -
Total                        $8,024,136,313     $7,627,424,000      $7,402,626,296     $7,569,300,685   $7,442,264,087    $8,808,218,189
Prime Mortgages(1)                  100.00%            100.00%             100.00%            100.00%          100.00%           100.00%
Non-Prime Mortgages(2)                0.00%              0.00%               0.00%              0.00%            0.00%             0.00%
Percentage Change
from Prior Year(3)
Prime Mortgages(1)                      N/A            (4.94)%             (2.95)%              2.25%          (1.68)%                 -
Non-Prime Mortgages(2)                  N/A                  -                   -                  -                -                 -
Total                                   N/A            (4.94)%             (2.95)%              2.25%          (1.68)%                 -

======================================================================================================================================

First Lien Mortgage Loans

        Volume by                                                                                                         Three Months
     Number of Loans             2001              2002                2003               2004              2005         Ended 3/31/06
Prime Mortgages(1)                  133,632            125,209             143,645            150,297          187,773           204,389
Non-Prime Mortgages(2)              168,185            257,077             341,190            373,473          394,776           397,515
Total                               301,817            382,286             484,835            523,770          582,549           601,904
Prime Mortgages(1)                   44.28%             32.75%              29.63%             28.70%           32.23%            33.96%
Non-Prime Mortgages(2)               55.72%             67.25%              70.37%             71.30%           67.77%            66.04%
Total                               100.00%            100.00%             100.00%            100.00%          100.00%           100.00%

Percentage Change
from Prior Year(3)
Prime Mortgages(1)                  (9.85)%            (6.30)%              14.72%              4.63%           24.93%                 -
Non-Prime Mortgages(2)               38.47%             52.85%              32.72%              9.46%            5.70%                 -
Total                                11.91%             26.66%              26.83%              8.03%           11.22%                 -

======================================================================================================================================

Junior Lien Mortgage Loans

        Volume by                                                                                                         Three Months
     Number of Loans             2001              2002                2003               2004              2005         Ended 3/31/06
Prime Mortgages(1)                  228,946            217,031             211,585            210,778          199,600           225,163
Non-Prime Mortgages(2)                    -                  -                   -                  -                -                 -
Total                               228,946            217,031             211,585            210,778          199,600           225,163
Prime Mortgages(1)                  100.00%            100.00%             100.00%            100.00%          100.00%           100.00%
Non-Prime Mortgages(2)                0.00%              0.00%               0.00%              0.00%            0.00%             0.00%

Percentage Change
from Prior Year(3)
Prime Mortgages(1)                      N/A            (5.20)%             (2.51)%            (0.38)%          (5.30)%                 -
Non-Prime Mortgages(2)                  N/A                  -                   -                  -                -                 -
Total                                   N/A            (5.20)%             (2.51)%            (0.38)%          (5.30)%                 -

(1)        Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home
           Equity Revolving Credit Line Loan Junior Lien programs.
(2)        Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)        Represents year to year growth or decline as a percentage of the prior year's volume.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

        The servicing fees for each mortgage loan are payable out of the interest  payments on that  mortgage  loan.  The  servicing  fees relating to each mortgage loan will be a per annum percentage  of the  outstanding  principal  balance of that  mortgage loan as set forth in the final term sheet for a class of  certificates.  The  servicing  fees consist of (a)  servicing fees  payable to the master  servicer in respect of its master  servicing  activities  and (b)
subservicing  and  other  related   compensation   payable  to  the   subservicer,   and  such
compensation  paid to the master  servicer as the direct servicer of a mortgage loan for which there is no subservicer.

        The primary  compensation to be paid to the master  servicer for its master  servicing activities  will be its  servicing  fee equal to a per  annum  percentage  of the  outstanding principal  balance of each  mortgage  loan.  As described in the related  base  prospectus,  a subservicer  is entitled to servicing  compensation  in a minimum  amount equal to a per annum percentage  of the  outstanding  principal  balance of each  mortgage loan serviced by it. The master  servicer is obligated to pay some ongoing  expenses  associated with the trust for any series and incurred by the master servicer in connection with its  responsibilities  under the related  pooling  and  servicing  agreement.  The  master  servicing  fee may be  reduced if a master  servicer is appointed in certain  circumstances,  but may not be  increased.  See "The
Pooling  and  Servicing  Agreement--Servicing  Compensation  and  Payment of  Expenses"  in the
related base  prospectus for information  regarding other possible  compensation to the master servicer  and  subservicers  and for  information  regarding  expenses  payable  by the master servicer.

    The  following  table sets forth the fees and expenses that are payable out of payments on the mortgage  loans,  prior to payments of interest and  principal to the  certificateholders, except as may otherwise be set forth in any final term sheet for any series:

         --------------------------- ----------------------------------- -----------------------
                DESCRIPTION                        AMOUNT                   RECEIVING PARTY
         --------------------------- ----------------------------------- -----------------------
         --------------------------- ----------------------------------- -----------------------
                                     0.05% per  annum of the  principal
         Master Servicer Fee         balance of each mortgage loan       Master Servicer
         --------------------------- ----------------------------------- -----------------------
         --------------------------- ----------------------------------- -----------------------
                                     0.375% per annum of the  principal
                                     balance  of  each   mortgage  loan
         Subservicer Fee             serviced by a subservicer           Subservicers
         --------------------------- ----------------------------------- -----------------------

In addition,  the master  servicer or any applicable  subservicer may recover from payments on the  mortgage  loans or withdraw  from the  Custodial  Account the amount of any  Advances and
Servicing  Advances  previously made,  interest and investment  income,  foreclosure  profits, indemnification  payments  payable  under the pooling  and  servicing  agreement,  and certain other servicing expenses, including foreclosure expenses.

REPORTS TO CERTIFICATEHOLDERS

        On each  distribution  date for any series, a distribution date statement will be made available to each  certificateholder  of that series  setting forth certain  information  with respect to the  composition of the payment being made, the  Certificate  Principal  Balance or
Notional  Amount  of an  individual  certificate  following  the  payment  and  certain  other information  relating to the certificates  and the mortgage loans of that series.  The trustee will  make  the  distribution  date  statement,  and,  at its  option,  any  additional  files
containing  the  same  information  in  an  alternative   format,   available  each  month  to
certificateholders  of that series and other  parties to the pooling and  servicing  agreement via the trustee's  internet  website.  See also "Pooling and  Servicing  Agreement  Reports to
Certificateholders"  in the  related  base  prospectus  for a  more  detailed  description  of certificateholder reports.

VOTING RIGHTS

        There are  actions  specified  in the  related  base  prospectus  that may be taken by holders of  certificates  of any series  evidencing a specified  percentage  of all  undivided interests  in the related  trust and may be taken by holders of  certificates  entitled in the aggregate to that  percentage of the voting  rights.  All voting rights for any series will be allocated  among all holders of the  certificates  of that series as  described in the pooling and servicing  agreement for that series.  The pooling and servicing  agreement for any series may be amended  without  the  consent  of the  holders of the  Residual  Certificates  of that series in specified circumstances.

TERMINATION

        The  circumstances  under which the  obligations  created by the pooling and servicing agreement for any series will terminate  relating to the offered  certificates  of that series are  described  under  "The  Pooling  and  Servicing  Agreement --Termination;  Retirement  of
Certificates"  in the related base  prospectus.  The master servicer will have the option,  on any distribution  date on which the aggregate  Stated Principal  Balance of the mortgage loans included in the trust  established for any series is less than 10% of the aggregate  principal balance of the  mortgage  loans  included in the trust  established  for that series as of the cut-off date for that series  after  deducting  payments of principal  due during the month of the cut-off  date,  either to purchase all  remaining  mortgage  loans and other assets in the trust for that series,  thereby  effecting early retirement of the offered  certificates or to purchase,  in whole but not in part,  the  certificates.  Any such purchase of mortgage  loans and other  assets of the trust for that  series  shall be made at a price  equal to the sum of
(a) 100% of the unpaid  principal  balance of each  mortgage  loan or the fair market value of the related  underlying  mortgaged  properties with respect to defaulted  mortgage loans as to which title to such  mortgaged  properties has been acquired if such fair market value is less than  such  unpaid  principal  balance,  net  of  any  unreimbursed  Advance  attributable  to principal,  as of the  date  of  repurchase  plus  (b)  accrued  interest  thereon  at the Net
Mortgage  Rate to,  but not  including,  the first  day of the  month in which the  repurchase price is  distributed.  The optional  termination  price paid by the master servicer will also include certain  amounts owed by Residential  Funding as seller of the mortgage loans included in the trust established for that series,  under the terms of the agreement  pursuant to which
Residential  Funding sold the mortgage loans to the depositor,  that remain unpaid on the date of the optional termination.

        Distributions on the  certificates of any series relating to any optional  termination will be paid,  first,  to the Class A  Certificates,  second,  to the Class M Certificates  in the order of their payment  priority third,  to the Class B Certificates,  if any, and fourth, except as set forth in the pooling and servicing  agreement,  to the Class SB Certificates and the Class R  Certificates.  The proceeds of any such  distribution  may not be  sufficient  to distribute  the full  amount to each  class of  certificates  of that  series if the  purchase price is based in part on the fair market value of the underlying  mortgaged  property and the fair market value is less than 100% of the unpaid  principal  balance of the related  mortgage loan.  Any such  purchase of the offered  certificates  as  discussed  above will be made at a
price  equal  to  100%  of  the  aggregate   Certificate  Principal  Balance  of  the  offered
certificates  plus the Accrued  Certificate  Interest thereon,  for the immediately  preceding
Interest Accrual Period at the  then-applicable  pass-through  rate and any previously  unpaid
Accrued  Certificate  Interest.  Promptly  after  the  purchase  of such  certificates  of any series,  the master  servicer shall terminate the trust for that series in accordance with the terms of the related pooling and servicing agreement.

        Upon  presentation  and surrender of the offered  certificates  in connection with the
termination  of  the  trust  or  a  purchase  of   certificates   for  any  series  under  the
circumstances  described  in  the  two  preceding  paragraphs,  the  holders  of  the  offered certificates  of that series will be  entitled to receive an amount  equal to the  Certificate
Principal  Balance  of  that  class  plus  Accrued   Certificate   Interest  thereon  for  the
immediately  preceding Interest Accrual Period at the then-applicable  pass-through rate, plus any previously unpaid Accrued  Certificate  Interest and any Prepayment  Interest  Shortfalls.
The offered  certificates  will not,  however,  receive the amount of any Basis Risk Shortfall or Basis Risk  Shortfall  Carry  Forward  Amount in  connection  with any such purchase of the offered  certificates by the master  servicer.  In addition,  distributions  to the holders of the most  subordinate  class of  certificates  of that series  outstanding  with a Certificate
Principal  Balance  greater  than  zero  will  be  reduced,  as  described  in  the  preceding paragraph,  in the case of the  termination  of the trust  for that  series  resulting  from a purchase of all the assets of that trust.

THE TRUSTEE

        The trustee under the pooling and  servicing  agreement  (as  described  below),  is a national  banking  association.  It has  served as a trustee  for  securities  backed by first liens on one- to four-family residential properties.

        Unless an event of default  has  occurred  and is  continuing  under the  pooling  and servicing  agreement,  the trustee will perform only such duties as are specifically set forth in the  pooling  and  servicing  agreement.  If an event of default  occurs and is  continuing under the pooling and  servicing  agreement,  the trustee is required to exercise  such of the rights and powers vested in it by the pooling and servicing  agreement,  such as either acting as the master servicer or appointing a successor master  servicer,  and use the same degree of care and  skill in their  exercise  as a  prudent  investor  would  exercise  or use under the
circumstances   in  the  conduct  of  such   investor's   own  affairs.   Subject  to  certain
qualifications  specified in the pooling and servicing  agreement,  the trustee will be liable for  its own  negligent  action,  its  own  negligent  failure  to act  and  its  own  willful misconduct for actions.

        The trustee's duties and  responsibilities  under the pooling and servicing  agreement include collecting funds from the master servicer to distribute to  certificateholders  at the
direction  of  the  master  servicer,   providing  certificateholders  and  applicable  rating
agencies  with monthly  distribution  statements  and notices of the  occurrence  of a default under the pooling and  servicing  agreement,  removing the master  servicer as a result of any such default,  appointing a successor master servicer,  and effecting any optional termination of the trust.

        The master servicer will pay to the trustee  reasonable  compensation for its services and  reimburse  the trustee  for all  reasonable  expenses  incurred or made by the trustee in accordance  with any of the  provisions  of the pooling and  servicing  agreement,  except any such expense as may arise from the  trustee's  negligence  or bad faith.  The master  servicer has also  agreed to  indemnify  the  trustee  for any losses  and  expenses  incurred  without negligence  or willful  misconduct  on the trustee's  part arising out of the  acceptance  and administration of the trust.

        The trustee may resign at any time, in which event the depositor  will be obligated to appoint a successor  trustee.  The depositor may also remove the trustee if the trustee ceases to be  eligible to continue as trustee  under the pooling and  servicing  agreement  or if the trustee  becomes  insolvent.  Upon becoming aware of those  circumstances,  the depositor will be  obligated to appoint a successor  trustee.  The trustee may also be removed at any time by the holders of  certificates  evidencing  not less than 51% of the aggregate  voting rights in the related trust.  Any  resignation or removal of the trustee and  appointment of a successor trustee  will not become  effective  until  acceptance  of the  appointment  by the  successor trustee.

        Any costs  associated with removing and replacing a trustee will be paid by the master servicer.

                                      LEGAL PROCEEDINGS

        There are no material pending legal or other proceedings  involving the mortgage loans or Residential  Funding  Corporation,  as sponsor and master  servicer,  Residential  Accredit
Loans,  Inc. as depositor,  the trust as the issuing entity,  or Homecomings,  as subservicer, that,  individually or in the aggregate,  would have a material adverse impact on investors in these certificates.

        Residential   Funding  and  Homecomings   are  currently   parties  to  various  legal
proceedings  arising from time to time in the  ordinary  course of their  businesses,  some of which  purport  to be class  actions.  Based on  information  currently  available,  it is the opinion of  Residential  Funding and  Homecomings  that the eventual  outcome of any currently pending legal proceeding,  individually or in the aggregate,  will not have a material adverse effect on their ability to perform their  obligations  in relation to the mortgage  loans.  No assurance,  however,  can be given  that the final  outcome  of these  legal  proceedings,  if unfavorable,  either  individually  or in the  aggregate,  would not have a  material  adverse impact on Residential  Funding or Homecomings.  Any such  unfavorable  outcome could adversely affect  the  ability  of  Residential  Funding  Corporation  or  Homecomings  to  perform  its servicing  duties with respect to the mortgage loans and  potentially  lead to the replacement of Residential Funding or Homecomings with a successor servicer.

                           MATERIAL FEDERAL INCOME TAX CONSEQUENCES

        Upon the issuance of the certificates,  Orrick, Herrington & Sutcliffe LLP, counsel to the  depositor,  will  render an opinion  to the effect  that,  assuming  compliance  with all provisions  of the pooling and  servicing  agreement,  for federal  income tax  purposes,  the trust,  exclusive  of a yield  maintenance  agreement,  if any,  will  qualify  as one or more
REMICs under the Internal Revenue Code.

        For federal income tax purposes:

o       the Class R Certificates  collectively  will represent  ownership of the sole class of
               "residual interests" in each of the REMICs; and

o       each  class of  offered  certificates  and the Class SB  Certificates  will  represent ownership of "regular  interests" in a REMIC, will generally be treated as debt instruments  of that  REMIC  and will  also  represent  the  right  to  receive payments  from a reserve fund,  which  consists of certain  distributions  from
               Excess  Cash Flow and,  if  applicable,  payments  under the yield  maintenance agreement.

        See "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

        For federal  income tax purposes,  the offered  certificates  may be treated as having been issued with original  issue  discount.  The  prepayment  assumption  that will be used in determining  the rate of accrual of original issue discount,  market discount and premium,  if any, for federal  income tax purposes will be based on the assumption  that  subsequent to the date of any  determination  the  mortgage  loans  will  prepay at a rate  equal to 100% of the prepayment  assumption  used to price the  offered  certificates.  No  representation  is made that the  mortgage  loans  will  prepay  at that  rate or at any  other  rate.  See  "Material
Federal  Income Tax  Consequences--General"  and  "--REMICs--Taxation  of Owners of REMIC Regular
Certificates--Original Issue Discount" in the related base prospectus.

        The  holders  of the  offered  certificates  will be  required  to  include  in income interest on their certificates in accordance with the accrual method of accounting.

        If the method for  computing  original  issue  discount  described in the related base prospectus  results in a negative  amount for any period with respect to a  certificateholder, the  amount  of  original  issue  discount  allocable  to that  period  would  be zero and the certificateholder  will be  permitted  to offset  that  negative  amount only  against  future original issue discount, if any, attributable to those certificates.

        In some  circumstances  the OID regulations  permit the holder of a debt instrument to recognize  original  issue  discount under a method that differs from that used by the issuing entity.  Accordingly,  it is possible that the holder of a  certificate  may be able to select a method for  recognizing  original  issue  discount that differs from that used by the master servicer in preparing reports to the  certificateholders  and the Internal Revenue Service, or
IRS.

        Certain  classes  of  offered  certificates  may be  treated  for  federal  income tax purposes  as having been  issued at a premium.  Whether any holder of one of those  classes of certificates  will be treated as holding a  certificate  with  amortizable  bond  premium will depend on the  certificateholder's  purchase price and the distributions  remaining to be made on the  certificate  at the time of its  acquisition  by the  certificateholder.  The use of a zero  prepayment  assumption  may be  required in  calculating  the  amortization  of premium.
Holders  of those  classes of  certificates  are  encouraged  to  consult  their tax  advisors regarding  the  possibility  of making an election to amortize  such  premium.  See  "Material
Federal Income Tax  Consequences--REMICs--Taxation  of Owners of REMIC Regular Certificates" and
"--Premium" in the related base prospectus.

        The IRS has issued the OID  Regulations  under  sections  1271 to 1275 of the Internal
Revenue Code  generally  addressing  the  treatment of debt  instruments  issued with original issue  discount.  Purchasers  of  the  offered  certificates  should  be  aware  that  Section
1272(a)(6) of the Internal  Revenue Code and the OID  Regulations  do not  adequately  address some issues relevant to, or applicable to,  prepayable  securities  bearing an adjustable rate of interest such as the offered  certificates.  In the absence of other authority,  the master servicer  intends to be guided by certain  principles  of the OID  Regulations  applicable  to adjustable rate debt instruments in determining  whether such  certificates  should be treated as issued with original issue  discount and in adapting the  provisions of Section  1272(a)(6)
of the  Internal  Revenue  Code to such  certificates  for the  purpose of  preparing  reports furnished to  certificateholders  and the IRS.  Because of the  uncertainties  concerning  the application  of Section  1272(a)(6)  of the  Internal  Revenue Code to such  certificates  and because the rules  relating to debt  instruments  having an  adjustable  rate of interest  are limited  in  their  application  in  ways  that  could  preclude  their  application  to  such certificates  even in the absence of Section  1272(a)(6) of the Internal Revenue Code, the IRS
could  assert that the offered  certificates  should be governed by some other  method not yet set forth in  regulations  or should be treated as having  been  issued  with  original  issue discount.  Prospective  purchasers  of the offered  certificates  are advised to consult their tax advisors concerning the tax treatment of such certificates.

        Each  holder  of an  offered  certificate  is deemed  to own an  undivided  beneficial ownership  interest  in a REMIC  regular  interest  and a right  to  receive  payments  from a reserve fund with respect to Basis Risk  Shortfall  Carry  Forward  Amounts.  The reserve fund will consist of a portion of excess cash flow and amounts  received  under the  interest  rate cap  agreements.  The  treatment  of amounts  received by an offered  certificateholder  under such  certificateholder's  right to receive payments under the reserve fund will depend on the portion, if any, of such offered  certificateholder's  purchase price allocable thereto. Under the REMIC  regulations,  each holder of an offered  certificate  must  allocate  its  purchase price for that  certificate  between its undivided  interest in the REMIC regular interest and its  undivided  interest in the right to receive  certain  payments with respect to Basis Risk
Shortfall  Carry Forward  Amounts in  accordance  with the relative fair market values of each property  right.  Such  allocations  will  be  used  for,  among  other  things,  purposes  of
computing  any  original  issue  discount,   market  discount  or  premium,  as  well  as  for
determining  gain or loss upon  disposition.  It is intended that certain payments made to the holders  of the  offered  certificates  with  respect to Basis Risk  Shortfall  Carry  Forward
Amounts be treated as includible in income based on, and the purchase  price  allocated to the reserve fund may be amortized in accordance  with,  the tax  regulations  relating to notional principal contracts.  In the case of non-corporate  holders of the offered  certificates,  the amortization  of the purchase price may be subject to  limitations  as an itemized  deduction, and may not be useable at all if the  taxpayer  is subject  to the  alternative  minimum  tax.
However,  regulations  have  recently  been  proposed  that  modify the  taxation  of notional principal contracts that contain contingent  nonperiodic  payments. As the application of such regulations  (i.e.,  whether  they  apply,  and if so,  how they  apply)  are,  at this  time, unclear,  holders of the offered  certificates should consult with their own tax advisors with respect to the proper  treatment of their  interest in the reserve fund.  The OID  regulations provide that the trust's  determination  of the issue price of the REMIC  regular  interest is binding on all  holders  unless the holder  explicitly  discloses  on its tax return  that its allocation is different from the trust's allocation.

        Under the REMIC regulations,  the master servicer is required to account for the REMIC regular  interest  and the right to receive  payments  with  respect  to Basis Risk  Shortfall
Carry Forward Amounts as discrete  property  rights.  It is possible that the right to receive payments  with  respect  to the  reserve  fund could be  treated  as a  partnership  among the holders of the offered  certificates and Class SB  Certificates,  in which case holders of the offered  certificates  would be subject to potentially  different timing of income and foreign holders  of the  offered  certificates  could be  subject  to  withholding  in  respect of any payments with respect to the reserve  fund.  Holders of the offered  certificates  are advised to consult their own tax advisors regarding the allocation of issue price,  timing,  character and  source of income and  deductions  resulting  from the  ownership  of their  certificates.
Treasury  regulations  have been  promulgated  under Section 1275 of the Internal Revenue Code generally  providing for the  integration of a "qualifying  debt  instrument"  with a hedge if the combined cash flows of the  components are  substantially  equivalent to the cash flows on a variable rate debt instrument.  However, such regulations  specifically disallow integration of debt instruments  subject to Section  1272(a)(6) of the Internal  Revenue Code.  Therefore,
holders of the offered  certificates  will be unable to use the  integration  method  provided for under such regulations with respect to such certificates.

        To the extent that the right to receive  payments with respect to the reserve fund are characterized  as a "notional  principal  contract" for federal income tax purposes,  upon the
sale  of  an  offered   certificate,   the  amount  of  the  sale  allocated  to  the  selling
certificateholder's  right to  receive  such  payments  would  be  considered  a  "termination
payment"  under  the  notional  principal  contract  regulations   allocable  to  the  related
certificate.  An offered  certificateholder would have gain or loss from such a termination of the right to receive  payments equal to (i) any  termination  payment it received or is deemed to have  received  minus (ii) the  unamortized  portion of any amount paid, or deemed paid, by the  certificateholder  upon  entering  into or acquiring its interest in the right to receive payments  under the reserve fund.  In addition,  this  calculation  may have to be adjusted if the recently  proposed  regulations  referred to above apply to the right to receive  payments from the reserve fund.

        Gain or loss realized upon the  termination of the right to receive  certain  payments with  respect  to the  reserve  fund  will  generally  be  treated  as  capital  gain or loss.
Moreover,  in the case of a bank or thrift  institution,  Internal Revenue Code Section 582(c)
would likely not apply to treat such gain or loss as ordinary.

        This  paragraph  applies to the portion of each offered  certificate  exclusive of any rights in respect to payments  with respect to Basis Risk  Shortfall  Carry  Forward  Amounts.
That  portion of the  offered  certificates  will be treated  as assets  described  in Section
7701(a)(19)(C)   of  the  Internal  Revenue  Code  and  "real  estate  assets"  under  Section
856(c)(4)(A)  of the Internal  Revenue Code generally in the same  proportion  that the assets of the  trust  would  be so  treated.  In  addition,  interest  on the  offered  certificates, exclusive  of any  interest  received  with  respect to Basis  Risk  Shortfall  Carry  Forward
Amounts,  will be treated as "interest on  obligations  secured by mortgages on real property"
under  Section  856(c)(3)(B)  of the Internal  Revenue Code  generally to the extent that such offered  certificates  are treated as "real estate assets" under Section  856(c)(4)(A)  of the
Internal Revenue Code.  Moreover,  the specified  portion of the offered  certificates will be
"qualified  mortgages" within the meaning of Section  860G(a)(3) of the Internal Revenue Code.
However,  prospective  investors in offered  certificates  that will be  generally  treated as assets  described  in Section  860G(a)(3)  of the  Internal  Revenue  Code  should  note that, notwithstanding  such  treatment,  any repurchase of such a certificate  pursuant to the right of the  master  servicer  or  the  depositor  to  repurchase  such  offered  certificates  may adversely  affect any REMIC that holds such offered  certificates  if such  repurchase is made under  circumstances  giving rise to a prohibited  transaction tax. See "Pooling and Servicing
Agreement--Termination"  in this  term  sheet  supplement  and  "Material  Federal  Income  Tax
Consequences--REMICs--Characterization  of  Investments  in REMIC  Certificates"  in the related base prospectus.

        The  holders  of the  offered  certificates  will be  required  to  include  in income interest on their  certificates in accordance with the accrual method of accounting.  As noted
above,  each  holder of an offered  certificate  will be required to allocate a portion of the purchase  price  paid for its  certificates  to the right to  receive  certain  payments  with respect to the reserve  fund.  The value of the right to receive any such  payments  under the reserve  fund is a question  of fact which  could be  subject  to  differing  interpretations.
Because the right to receive  such  payments  under the reserve  fund is treated as a separate right of the offered  certificates  not  payable by any REMIC,  such right will not be treated as a qualifying asset for any such  certificateholder  that is a mutual savings bank, domestic building  and  loan  association,  real  estate  investment  trust,  or real  estate  mortgage investment  conduit and any amounts  received in respect  thereof will not be qualifying  real estate income for real estate investment trusts.

        Any money  deposited into the reserve fund on a distribution  date will be distributed to the  certificateholders  on the same  distribution  date in  accordance  with  the  payment priorities described in this term sheet supplement.

        For further information  regarding federal income tax consequences of investing in the offered  certificates,  see "Material Federal Income Tax  Consequences--REMICs"  in the related base prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

        The IRS has issued REMIC  regulations  under the  provisions  of the Internal  Revenue
Code that  significantly  affect  holders  of  Residual  Certificates.  The REMIC  regulations impose restrictions on the transfer or acquisition of some residual  interests,  including the
Residual  Certificates.   The  pooling  and  servicing  agreement  includes  other  provisions regarding the transfer of Residual Certificates, including:

       o the requirement  that any transferee of a Residual  Certificate  provide an affidavit representing that the transferee:

               o is not a disqualified organization;

               o is not acquiring the Residual Certificate on behalf of a disqualified organization; and

               o will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Residual
                 Certificate;

       o  a  provision  that  any  transfer  of  a  Residual  Certificate  to  a  disqualified organization shall be null and void; and

       o a grant to the  master  servicer  of the right,  without  notice to the holder or any prior  holder,  to sell to a purchaser  of its choice any  Residual  Certificate  that shall become owned by a  disqualified  organization  despite the first two  provisions above.

In addition,  under the pooling and servicing agreement,  the Residual Certificates may not be transferred to non-United States persons.

        The REMIC  regulations  also  provide  that a transfer  to a United  States  person of
"noneconomic"  residual interests will be disregarded for all federal income tax purposes, and that the purported  transferor of  "noneconomic"  residual  interests  will continue to remain liable  for any taxes due with  respect to the income on the  residual  interests,  unless "no significant  purpose of the  transfer  was to impede the  assessment  or  collection  of tax."
Based  on  the  REMIC  regulations,  the  Residual  Certificates  may  constitute  noneconomic residual  interests  during some or all of their terms for  purposes of the REMIC  regulations and,  accordingly,  unless no significant purpose of a transfer is to impede the assessment or collection of tax,  transfers of the Residual  Certificates  may be disregarded  and purported transferors  may  remain  liable  for any taxes due  relating  to the  income on the  Residual
Certificates.  All  transfers of the Residual  Certificates  will be  restricted in accordance with the terms of the  pooling  and  servicing  agreement  that are  intended  to  reduce  the possibility  of any transfer of a Residual  Certificate  being  disregarded to the extent that the Residual  Certificates  constitute  noneconomic residual interests.  See "Material Federal
Income    Tax    Consequences    --REMICs--Taxation     of    Owners    of    REMIC    Residual
Certificates--Noneconomic REMIC Residual Certificates" in the related base prospectus.

        The IRS has issued final REMIC  regulations  that add to the  conditions  necessary to assure  that  a  transfer  of  a  non-economic  residual  interest  would  be  respected.  The additional  conditions  require  that in order  to  qualify  as a safe  harbor  transfer  of a residual,  the transferee  represent that it will not cause the income "to be  attributable to a foreign  permanent  establishment or fixed base (within the meaning of an applicable  income tax treaty) of the  transferee or another U.S.  taxpayer"  and either (i) the amount  received by the  transferee  be no less on a present  value basis than the present value of the net tax detriment  attributable to holding the residual  interest  reduced by the present value of the projected  payments  to be  received on the  residual  interest  or (ii) the  transfer is to a domestic  taxable  corporation  with specified  large amounts of gross and net assets and that meets certain other  requirements  where  agreement is made that all future  transfers will be to taxable  domestic  corporations  in  transactions  that qualify for the same "safe  harbor"
provision.  Eligibility for the safe harbor requires,  among other things,  that the facts and circumstances  known to the  transferor  at the time of transfer  not indicate to a reasonable person  that the  taxes  with  respect  to the  residual  interest  will not be paid,  with an unreasonably low cost for the transfer  specifically  mentioned as negating  eligibility.  The regulations  generally  apply  to  transfers  of  residual  interests  occurring  on or  after
February 4, 2000,  although  certain of their  provisions  apply only to transfers of residual
interests   occurring  on  or  after  August  19,  2002.  See  "Material  Federal  Income  Tax
Consequences --REMICs--Taxation  of Owners  of REMIC  Residual  Certificates--Noneconomic  REMIC
Residual Certificates" in the related base prospectus.

        The Residual  Certificateholders may be required to report an amount of taxable income with  respect to the earlier  accrual  periods of the terms of the  REMICs that  significantly exceeds the amount of cash  distributions  received by the  Residual  Certificateholders  from the REMICs  with  respect to those  periods.  Furthermore,  the tax on that  income may exceed
the   cash   distributions   with   respect   to   those   periods.   Consequently,   Residual
Certificateholders  should have other sources of funds  sufficient  to pay any federal  income taxes due in the earlier  years of each  REMIC's  term as a result of their  ownership  of the
Residual  Certificates.  In addition,  the required inclusion of this amount of taxable income during the REMICs'  earlier accrual  periods and the deferral of  corresponding  tax losses or deductions  until  later  accrual  periods  or until the  ultimate  sale or  disposition  of a
Residual  Certificate,  or possibly  later under the "wash sale" rules of Section  1091 of the
Internal  Revenue Code,  may cause the Residual  Certificateholders'  after-tax rate of return to be zero or negative  even if the  Residual  Certificateholders'  pre-tax  rate of return is positive.  That is, on a present value basis, the Residual  Certificateholders'  resulting tax liabilities  could  substantially  exceed  the sum of any tax  benefits  and the amount of any cash distributions on the Residual Certificates over their life.

        The rules for  accrual  of OID with  respect to certain  classes of  certificates  are subject to significant  complexity and uncertainty.  Because OID on the  certificates  will be deducted by the related REMIC in determining its taxable income,  any changes  required by the
IRS in the  application  of those  rules to the  certificates  may  significantly  affect  the timing  of OID  deductions  to the  related  REMIC and  therefore  the  amount of the  related
REMIC's taxable income allocable to holders of the Residual Certificates.

        An  individual,  trust or estate that holds,  whether  directly or indirectly  through certain pass-through  entities, a Residual Certificate,  may have significant additional gross income with respect to, but may be limited on the  deductibility  of,  servicing and trustee's fees and other  administrative  expenses  properly  allocable to each REMIC in  computing  the certificateholder's  regular  tax  liability  and will  not be able to  deduct  those  fees or
expenses  to  any  extent  in  computing  the  certificateholder's   alternative  minimum  tax
liability.  See  "Material  Federal  Income  Tax  Consequences-- REMICs--Taxation  of Owners of
REMIC Residual  Certificates--Possible  Pass-Through of Miscellaneous  Itemized  Deductions" in
the related base prospectus.

        On May 11, 2004, the IRS issued final  regulations  relating to the federal income tax treatment  of  "inducement  fees"  received by  transferees  of  non-economic  REMIC  residual interests,  adopting without change the proposed  regulations as described in the related base prospectus.  See  "Material  Federal  Income  Tax  Consequences--REMICS--Taxation  of  Owners of
REMIC Residual  Certificates--General"  in the related base prospectus.  These  regulations are
effective  for  taxable  years  ending  on  or  after  May  11,  2004.   Holders  of  Residual
Certificates  are  encouraged  to consult  their tax  advisors  regarding  the effect of these regulations.

        The IRS has issued proposed  regulations that, if adopted as final regulations,  would cause the question of whether a transfer of residual  interests  will be respected for federal income tax purposes to be determined in the audits of the  transferee  and  transferor  rather than an item to be determined as a partnership item in the audit of the REMIC's return.

        Residential  Funding will be  designated  as the "tax matters  person" with respect to each REMIC as defined in the REMIC  Provisions,  as defined in the  related  base  prospectus, and in  connection  therewith  will be  required  to hold not less than 0.01% of each class of
Residual Certificates.

        Purchasers of the Residual  Certificates  are encouraged to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

        For further information  regarding the federal income tax consequences of investing in the Residual Certificates, see "Certain Yield and Prepayment  Considerations--Additional  Yield
Considerations  Applicable Solely to the Residual  Certificates" in this term sheet supplement and "Material  Federal  Income Tax  Consequences--REMICs--Taxation  of Owners of REMIC  Residual
Certificates" in the related base prospectus.

PENALTY PROTECTION

        If penalties were asserted against  purchasers of the offered  certificates in respect of  their  treatment  of the  offered  certificates  for  tax  purposes,  the  summary  of tax considerations  contained,  and the opinions stated, herein and in the related base prospectus may not meet the  conditions  necessary  for  purchasers'  reliance on that  summary and those opinions to exculpate them from the asserted penalties.

                                       USE OF PROCEEDS

        The net  proceeds  from the sale of the  offered  certificates  of any  series  to the underwriter or the  underwriters  for any series will be paid to the depositor.  The depositor will use the proceeds to purchase the mortgage  loans  included in the trust  established  for that series or for general  corporate  purposes.  See  "Method of  Distribution"  in this term sheet supplement.

                                    METHOD OF DISTRIBUTION

        In accordance with the terms and conditions of the related underwriting  agreement for any series,  each underwriter set forth in any final term sheet and the prospectus  supplement for that series with  respect to any class of offered  certificates  of that series will serve as an  underwriter  for each  applicable  class and will agree to purchase  and the  depositor will agree to sell each  applicable  class of the Senior  Certificates  of that series and the
Class M  Certificates  of that  series,  except  that a de  minimis  portion  of the  Residual
Certificates of that series will be retained by Residential  Funding.  Each  applicable  class of  certificates  of  any  series  being  sold  to an  underwriter  are  referred  to  as  the underwritten  certificates  for any series.  It is expected that delivery of the  underwritten certificates,  other than the  Residual  Certificates,  will be made only in  book-entry  form through the Same Day Funds  Settlement  System of DTC,  and that the  delivery of the Residual
Certificates  for any  series,  other  than the de minimis  portion  retained  by  Residential
Funding,  will be made at the offices of the  applicable  underwriter  on the closing date for that series against payment therefor in immediately available funds.

        In connection with the underwritten certificates,  of any series, each underwriter has agreed,  in accordance  with the terms and  conditions of the related  underwriting  agreement for that series,  to purchase all of each applicable  class of the  underwritten  certificates of that  series if any of that  class of the  underwritten  certificates  of that  series  are purchased thereby.

        Any related underwriting  agreement for any series provides that the obligation of the underwriter  to pay for and  accept  delivery  of each  applicable  class of the  underwritten certificates  is subject to,  among other  things,  the receipt of legal  opinions  and to the conditions,  among others,  that no stop order suspending the effectiveness of the depositor's registration  statement shall be in effect,  and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

        The  distribution  of the  underwritten  certificates  of any series by any applicable underwriter  may be  effected  from time to time in one or more  negotiated  transactions,  or otherwise,  at varying prices to be determined at the time of sale.  Proceeds to the depositor from the sale of the  underwritten  certificates  for any series,  before  deducting  expenses payable by the  depositor,  shall be set forth in the  prospectus  supplement for that series.
The  underwriter  for any class of any series may effect  these  transactions  by selling  the applicable  underwritten  certificates of any series to or through dealers,  and those dealers may receive  compensation  in the form of underwriting  discounts,  concessions or commissions from  the  underwriter  for  whom  they  act as  agent.  In  connection  with  the sale of the applicable  underwritten  certificates  of any series,  the  underwriter for any class of that series  may be  deemed  to have  received  compensation  from  the  depositor  in the  form of underwriting  compensation.  The  underwriter  and  any  dealers  that  participate  with  the underwriter  in the  distribution  of the  underwritten  certificates  of any  series are also underwriters  of that series  under the  Securities  Act of 1933.  Any profit on the resale of
the  underwritten   certificates  of  that  series  positioned  by  an  underwriter  would  be underwriter  compensation  in the form of  underwriting  discounts and  commissions  under the
Securities Act.

        Each  underwriting  agreement  for any series will  provide  that the  depositor  will indemnify  the  underwriter,  and  that  under  limited  circumstances  the  underwriter  will indemnify the depositor,  against some liabilities  under the Securities Act, or contribute to payments required to be made in respect thereof.

        There is currently no secondary market for the offered  certificates.  The underwriter for any class of any series may make a secondary  market in the  underwritten  certificates of that series but is not obligated to do so. There can be no assurance  that a secondary  market for the offered  certificates of any series will develop or, if it does develop,  that it will continue. The offered certificates will not be listed on any securities exchange.

        If more than one  underwriter  has  agreed to  purchase  offered  certificates,  those underwriters  will be  identified  in the final  term  sheet  with  respect  to such  class of certificates.

        The primary  source of  information  available  to  investors  concerning  the offered certificates  of any series  will be the monthly  statements  discussed  in the  related  base prospectus under "Description of the  Certificates--Reports  to Certificateholders" and in this term sheet supplement under "Pooling and Servicing  Agreement--Reports to  Certificateholders,"
which will include  information as to the outstanding  principal balance or notional amount of the  offered  certificates  of that  series.  There can be no  assurance  that any  additional information  regarding the offered  certificates  of any series will be available  through any other  source.  In  addition,  the  depositor is not aware of any source  through  which price information  about the  offered  certificates  will be  available  on an  ongoing  basis.  The limited nature of this  information  regarding the offered  certificates  may adversely affect the  liquidity  of the  offered  certificates,  even if a  secondary  market  for the  offered certificates for any series becomes available.

                                        LEGAL OPINIONS

        Certain legal matters  relating to the  certificates of any series will be passed upon for the depositor,  and Residential Funding Securities  Corporation if it is an underwriter of that  series,  by  Orrick,  Herrington  &  Sutcliffe  LLP,  New  York,  New  York and for each underwriter,  other than Residential  Funding  Securities  Corporation,  by Thacher Proffitt &
Wood LLP, New York, New York.

                                           RATINGS

        It is a  condition  of the  issuance of the  offered  certificates  that each class of offered  certificates be assigned at least the ratings  designated in the final term sheet for a class of  certificates  by one or more rating  agencies  including  by Standard & Poor's,  a division of The  McGraw-Hill  Companies,  Inc.,  Standard & Poor's or S&P,  Moody's  Investors
Service, Inc. or Moody's, or Fitch Ratings, or Fitch.

        Standard  &  Poor's  ratings  on  mortgage   pass-through   certificates  address  the
likelihood  of the  receipt by  certificateholders  of  payments  required  under the  related pooling  and  servicing  agreement.  Standard & Poor's  ratings  take into  consideration  the credit quality of the related  mortgage pool,  structural  and legal aspects  associated  with the related  certificates,  and the extent to which the payment stream in the related mortgage pool is adequate to make payments required under the related  certificates.  Standard & Poor's rating on the certificates of any series will not, however,  constitute a statement  regarding frequency of  prepayments  on the related  mortgage  loans.  See "Certain Yield and Prepayment
Considerations"  in this term sheet supplement.  The rating on the Residual  Certificates only addresses  the return of its  Certificate  Principal  Balance  and  interest  on the  Residual
Certificates at the related pass-through rate.

        The rating assigned by Moody's to the offered  certificates  address the likelihood of the  receipt  by the  offered  certificateholders  of all  distributions  to  which  they  are entitled under the pooling and servicing  agreement.  Moody's  ratings reflect its analysis of the riskiness of the mortgage  loans and the structure of the  transaction as described in the
pooling  and  servicing  agreement.   Moody's  ratings  do  not  address  the  effect  on  the
certificates' yield attributable to prepayments or recoveries on the mortgage loans.

        The  ratings  assigned  by Fitch to  mortgage  pass-through  certificates  address the likelihood  of the  receipt  by  certificateholders  of all  distributions  to which  they are entitled  under the  transaction  structure.  Fitch's  ratings  reflect  its  analysis  of the riskiness of the underlying  mortgage loans and the structure of the  transaction as described in the operative  documents.  Fitch's  ratings do not address the effect on the  certificates'
yield  attributable  to  prepayments  or  recoveries on the  underlying  mortgage  loans.  The rating on any class of Residual  Certificates  only  addresses  the return of its  Certificate
Principal  Balance  and  interest  on that  class  of  Residual  Certificates  at the  related pass-through rate.

        The ratings do not address the  likelihood of the receipt of any amounts in respect of
Carryover Shortfall Amounts.

        The ratings do not address the  likelihood  that  prepayment  charges  will be paid to holders of any class entitled to prepayment charges.

        There can be no  assurance  as to  whether  any  rating  agency  other than the rating agencies  designated in the final term sheet for a class of certificates  will rate the Senior
Certificates or the Class M Certificates  of any series,  or, if it does, what rating would be assigned by any other rating  agency.  A rating on the  certificates  of any series by another rating  agency,  if  assigned  at  all,  may  be  lower  than  the  ratings  assigned  to  the certificates  of that  series  by the  rating  agency  or  rating  agencies  requested  by the depositor to rate those certificates.

        A security rating is not a  recommendation  to buy, sell or hold securities and may be subject to revision or  withdrawal  at any time by the  assigning  rating  organization.  Each security  rating  should be  evaluated  independently  of any other  security  rating.  In the event that the  ratings  initially  assigned  to the  offered  certificates  of any series are subsequently  lowered  for any  reason,  no  person  or entity is  obligated  to  provide  any additional support or credit enhancement with respect to the offered certificates.

        The fees paid by the  depositor  to the rating  agencies at closing  include a fee for
ongoing   surveillance  by  the  rating  agencies  for  so  long  as  any   certificates   are
outstanding.  However,  the  rating  agencies  are under no  obligation  to the  depositor  to continue to monitor or provide a rating on the certificates.

                                       LEGAL INVESTMENT

        The  offered  certificates  identified  in the final term  sheet with  respect to such class of certificates will constitute  "mortgage related  securities" for purposes of SMMEA so long as they are rated in at least the second  highest  rating  category  by one of the rating agencies,  and, as such,  are legal  investments  for some entities to the extent  provided in
SMMEA.  SMMEA  provides,   however,  that  states  could  override  its  provisions  on  legal investment  and restrict or condition  investment  in mortgage  related  securities  by taking statutory  action on or prior to October 3, 1991. Some states have enacted  legislation  which overrides the  preemption  provisions of SMMEA.  The remaining  classes of  certificates  will not constitute "mortgage related securities" for purposes of SMMEA.

        One or more  classes  of the  offered  certificates  of any  series  may be  viewed as
"complex securities" under TB 73a and TB 13a, which apply to thrift institutions  regulated by the OTS.

        The depositor makes no representations as to the proper  characterization of any class of the offered  certificates of any series for legal  investment or other  purposes,  or as to the ability of particular  investors to purchase any class of the offered  certificates of any series under applicable  legal  investment  restrictions.  These  uncertainties  may adversely affect the  liquidity of any class of offered  certificates  of any series.  Accordingly,  all
institutions   whose   investment   activities  are  subject  to  legal  investment  laws  and
regulations,   regulatory  capital  requirements  or  review  by  regulatory  authorities  are encouraged  to consult  with their legal  advisors in  determining  whether and to what extent any class of the offered  certificates  of any series  constitutes  a legal  investment  or is subject to investment, capital or other restrictions.

        See "Legal Investment Matters" in the related base prospectus.

                                     ERISA CONSIDERATIONS

        A fiduciary of any ERISA plan, any insurance  company,  whether through its general or separate  accounts,  or any other  person  investing  ERISA plan assets of any ERISA plan,  as defined  under  "ERISA  Considerations--ERISA  Plan  Asset  Regulations"  in the  related  base prospectus,  should  carefully  review with its legal advisors whether the purchase or holding of  offered  certificates  could  give  rise  to a  transaction  prohibited  or not  otherwise permissible  under  ERISA or Section  4975 of the  Internal  Revenue  Code.  The  purchase  or holding of the [Senior (Non  Subordinate)]  Certificates,  as well as the [Senior Support] and
[Subordinate]  Certificates  by or on behalf of, or with  ERISA plan  assets of, an ERISA plan may  qualify  for  exemptive  relief  under  the RFC  exemption,  as  described  under  "ERISA
Considerations--Prohibited  Transaction  Exemption"  in the related base  prospectus,  provided that those  certificates  are rated at least "BBB-" (or its  equivalent) by Standard & Poor's,
Moody's or Fitch  Ratings,  or Fitch,  at the time of purchase.  The RFC exemption  contains a number of other  conditions  which must be met for the RFC  exemption to apply,  including the requirements  that (1) any ERISA  plan must be an  "accredited  investor"  as  defined in Rule
501(a)(1)  of  Regulation  D under  the  Securities  Act,  and (2) in the case of the  [Senior
Support] and  [Subordinate]  Certificates,  none of the mortgage  loans may be less than fully secured and, in the case of the Class  [Senior (Non  Subordinate)]  Certificates,  none of the mortgage  loans may have an LTV ratio that  exceeds  125%,  based on the fair market  value of the collateral on the closing date of the mortgage loans  represented by the  certificates and all  other  mortgage  loans  secured  by a lien  of  equal  or  higher  priority  on the  same collateral.  All of the mortgage  loans  represented by the offered  certificates  provide for negative  amortization.  Although each mortgage loan  represented by the offered  certificates will be fully  secured as of the  closing  date,  it is  conceivable  that,  after the closing date,  a  small  percentage  of  the  loans  could,  due to  negative  amortization,  have  an
outstanding   balance  that  exceeds  100%,  but  not  125%,  of  the  value  of  the  related collateral.  The mortgage  pool has been so  structured  as to reduce to an  immaterial  level the probability that such a result would occur.

        The Department of Labor issued Prohibited Transaction  Exemption,  or PTE, 2002-41, 67
Fed. Reg.  54487  (August 22, 2002) which  amended the RFC  exemption  and similar  exemptions
issued  to  other   underwriters.   This  allows  the  trustee  to  be  affiliated   with  the
underwriters despite the restriction in PTE 2000-58 to the contrary.

        Each beneficial  owner of Class M Certificates or any interest therein shall be deemed to have  represented,  by virtue of its acquisition or holding of that certificate or interest therein,  that  either  (i) it is not an ERISA  plan  investor;  (ii) it has  acquired  and is holding such Class M Certificates  in reliance on the RFC exemption,  and it understands  that there are certain  conditions to the  availability  of the RFC  exemption,  including that the
Class M  Certificates  must be rated,  at the time of purchase,  not lower than "BBB-" (or its equivalent) by Standard & Poor's,  Fitch or Moody's;  or (iii) (1) it is an insurance company,
(2) the  source of funds used to acquire or hold the  certificate  or  interest  therein is an
"insurance  company  general  account," as such term is defined in Section V(e) of  Prohibited
Transaction  Class Exemption,  or PTCE, 95-60, and (3) the conditions in Sections I and III of
PTCE 95-60 have been satisfied.

        If any Class M  Certificate  or any interest  therein is acquired or held in violation of  the  conditions  described  in the  preceding  paragraph,  the  next  preceding  permitted beneficial  owner  will be  treated  as the  beneficial  owner  of that  Class M  Certificate, retroactive  to the  date  of  transfer  to the  purported  beneficial  owner.  Any  purported beneficial  owner whose  acquisition or holding of any such  certificate  or interest  therein was  effected in violation  of the  conditions  described  in the  preceding  paragraph  shall
indemnify  and  hold  harmless  the  depositor,   the  trustee,   the  master  servicer,   any
subservicer,  the  underwriters  and the  trust  from  and  against  any and all  liabilities, claims,  costs or  expenses  incurred  by those  parties  as a result of that  acquisition  or holding.

        Because the exemptive  relief  afforded by the RFC exemption or any similar  exemption that  might be  available  will not  likely  apply to the  purchase,  sale or  holding  of the
Residual  Certificates,  transfers of those  certificates  to any ERISA plan investor will not be registered by the trustee  unless the transferee  provides the  depositor,  the trustee and the master servicer with an opinion of counsel  satisfactory to those entities,  which opinion will not be at the expense of those  entities,  that the purchase of those  certificates by or on behalf of the ERISA plan investor:

o       is permissible under applicable law;

o       will not constitute or result in a non-exempt  prohibited  transaction  under ERISA or
    Section 4975 of the Internal Revenue Code; and

o       will not subject the depositor,  the trustee or the master  servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

        Any fiduciary or other  investor of ERISA plan assets that proposes to acquire or hold the  offered  certificates  on behalf of or with  ERISA plan  assets of any ERISA plan  should consult with its counsel  with  respect to: (i) whether the  specific  and general  conditions and the other  requirements  in the RFC  exemption  would be  satisfied,  or whether any other prohibited  transaction  exemption would apply,  and (ii) the potential  applicability  of the
general  fiduciary   responsibility   provisions  of  ERISA  and  the  prohibited  transaction
provisions  of  ERISA  and  Section  4975  of  the  Internal  Revenue  Code  to  the  proposed investment.  See "ERISA Considerations" in the related base prospectus.

        The sale of any of the  offered  certificates  to an  ERISA  plan is in no  respect  a representation  by the  depositor  or the  underwriters  that  such an  investment  meets  all relevant  legal  requirements  relating  to  investments  by  ERISA  plans  generally  or  any particular  ERISA plan, or that such an investment is  appropriate  for ERISA plans  generally or any particular ERISA plan.